UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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Soliciting Material Pursuant to §.240.14a-12

CHEVRON CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of the 2014 Annual Meeting and 2014 Proxy Statement

Wednesday, May 28, 2014, at 8:00 a.m. CDT

Permian Basin Petroleum Museum, 1500 Interstate 20 West, Midland, Texas 79701

Notice of the 2014

Annual Meeting of Stockholders

Wednesday, May 28, 2014

8:00 a.m. CDT

Permian Basin Petroleum Museum, 1500 Interstate 20 West, Midland, Texas 79701

Record Date

Wednesday, April 2, 2014

Agenda

•	Elect 12 Directors named in this Proxy Statement;

•	Vote on a Board proposal to ratify the appointment of the independent registered public accounting firm;

•	Vote on a Board proposal to approve, on an advisory basis, named executive officer compensation;

•	Vote on seven stockholder proposals, if properly presented; and

•	Transact any other business that may be properly brought before the Annual Meeting.

Admission

Stockholders or their legal proxy holders may attend the Annual Meeting. Seating is available on a first-come basis. Due to space constraints and other security considerations, we are not able to admit the guests of either stockholders or their legal proxy holders. To be admitted, you must present a form of government–issued photo identification and an admission ticket, valid proof of ownership of Chevron common stock, or a valid legal proxy. Please refer to page 76 of this Proxy Statement for information about attending the Annual Meeting and the rules for admission that we will observe.

Voting

Stockholders owning Chevron common stock at the close of business on Wednesday, April 2, 2014, or their legal proxy holders, are entitled to vote at the Annual Meeting. Please refer to pages 1 through 2 of this Proxy Statement for information about voting at the Annual Meeting.

On or about Thursday, April 10, 2014, we will mail to our stockholders either (1) a copy of this Proxy Statement, a proxy card, and our Annual Report or (2) a Notice Regarding the Availability of Proxy Materials, which will indicate how to access our proxy materials and vote on the Internet.

By Order of the Board of Directors,

Lydia I. Beebe

Corporate Secretary and Chief Governance Officer

Audit Committee Preapproval Policies and Procedures	20

Vote Required	20
Your Board’s Recommendation	20

Voting Information

Chevron Corporation

6001 Bollinger Canyon Road

San Ramon, California 94583-2324

Your Board of Directors is providing you with these proxy materials in connection with its solicitation of proxies to be voted at Chevron Corporation’s 2014 Annual Meeting of Stockholders to be held on Wednesday, May 28, 2014, at 8:00 a.m. CDT at the Permian Basin Petroleum Museum, 1500 Interstate 20 West, Midland, Texas, and at any postponement or adjournment of the Annual Meeting. In this Proxy Statement, Chevron and its subsidiaries may also be referred to as “we,” “our,” “Company” or “the Corporation.”

Items of Business

Your Board is asking you to take the following actions at the Annual Meeting:

Item(s)	Your Board’s Recommendation	Vote Required
• Item 1: Elect 12 Directors named in this Proxy Statement	Vote FOR	Each Director nominee who receives a majority of the votes cast (i.e., the number of shares voted FOR a Director nominee must exceed the number of shares voted AGAINST that Director nominee, excluding abstentions) will be elected a Director, in an uncontested election.
• Item 2: Vote to ratify the appointment of the independent registered public accounting firm	Vote FOR	These items are approved if the number of shares voted FOR exceeds the number of shares voted AGAINST.
• Item 3: Vote to approve, on an advisory basis, named executive officer compensation	Vote FOR
• Items 4 – 10: Vote on seven stockholder proposals, if properly presented	Vote AGAINST

If you are a street name stockholder (i.e., you own your shares through a bank, broker, or other holder of record) and do not vote your shares, your bank, broker, or other holder of record can vote your shares at its discretion ONLY on Item 2. If you do not give your bank, broker, or other holder of record instructions on how to vote your shares on Item 1 or Items 3 through 10, your shares will not be voted on those matters. If you have shares in an employee stock or retirement benefit plan and do not vote those shares, the plan trustee or fiduciary may or may not vote your shares, in accordance with the terms of the plan. Any shares not voted on Item 1 or Items 3 through 10 (whether by abstention, broker nonvote, or otherwise) will have no impact on that particular item.

Vote Results

At the Annual Meeting we will announce preliminary voting results for those items of business properly presented. Within four business days of the Annual Meeting, we will disclose the preliminary results (or final results, if available) in a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission.

Appointment of Proxy Holders

Your Board asks you to appoint John S. Watson, R. Hewitt Pate, and Lydia I. Beebe as your proxy holders, each with full power of substitution, to represent and to vote your shares at the Annual Meeting. You make this appointment by voting the proxy card provided to you using one of the voting methods described in “How to Vote” in this section.

If you sign and return a proxy card with voting instructions, the proxy holders will vote your shares as you direct on the matters described in this Proxy Statement. If you sign and return a proxy card without voting instructions, they will vote your shares as recommended by your Board.

Unless you indicate otherwise on the proxy card, you also authorize the proxy holders to vote your shares on any matters that are not known by your Board as of the date of this Proxy Statement and that may be properly presented for action at the Annual Meeting.

Chevron Corporation—2014 Proxy Statement	1

VOTING INFORMATION

Record Date; Who Can Vote

Stockholders owning Chevron common stock at the close of business on Wednesday, April 2, 2014, the Record Date, or their legal proxy holders, are entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 1,903,663,421 shares of Chevron common stock outstanding. Each outstanding share of Chevron common stock is entitled to one vote.

Quorum

A quorum, which is a majority of the outstanding shares of Chevron common stock as of the Record Date, must be present to hold the Annual Meeting. A quorum is calculated based on the number of shares represented at the meeting, either by the stockholders attending in person or by the proxy holders. If you indicate an abstention as your voting preference in any matter, your shares will be counted toward a quorum but will not be voted on any such matter.

How to Vote

Stockholders can vote by mail, telephone, Internet, or in person at the Annual Meeting.

Stockholders of Record	Street Name Stockholders	Employee Plan Participants

If you hold your shares in your own name through Chevron’s transfer agent, Computershare Shareowner Services LLC, you can most conveniently vote by telephone, Internet, or mail. Please review the voting instructions on your proxy card.

If you vote by telephone or on the Internet, you do not need to return your proxy card. Telephone and Internet voting are available 24 hours a day and will close at 11:59 p.m. EDT on Tuesday, May 27, 2014.

You can vote in person at the Annual Meeting by completing, signing, dating, and returning your proxy card.

If you own your shares through a bank, broker, or other holder of record, you can most conveniently vote by telephone, Internet, or mail. Please review the voting instructions on your voting instruction form.

If you vote by telephone or on the Internet, you do not need to return your voting instruction form. Telephone and Internet voting are available 24 hours a day and will close at 11:59 p.m. EDT on Tuesday, May 27, 2014.

You can vote in person at the Annual Meeting ONLY if you obtain a proxy, executed in your favor, from the bank, broker, or other holder of record of your shares.

If you own your shares through participation in a Chevron employee stock or retirement benefit plan, you can most conveniently vote by telephone, Internet, or mail. Please review the voting instructions contained in the email sent to your work address or in the materials you receive through the U.S. Postal Service.

All votes must be received by the plan trustee or fiduciary by 11:59 p.m. EDT on Thursday, May 22, 2014, or other cutoff date as determined by the plan trustee or fiduciary.

You can vote in person at the Annual Meeting ONLY if you obtain a proxy, executed in your favor, from the trustee or fiduciary of the plan through which you hold your shares.

We encourage you to vote by telephone or on the Internet. Both are convenient and designed to record your vote immediately and allow you to confirm that your vote has been properly recorded.

Revoking Your Voting Instructions

Stockholders can revoke their proxy or voting instructions as follows.

Stockholders of Record	Street Name Stockholders	Employee Plan Participants
• Send a written statement revoking your proxy to: Chevron Corporation, Attn: Corporate Secretary and Chief Governance Officer, 6001 Bollinger Canyon Road, San Ramon, California 94583-2324;	Notify your bank, broker, or other holder of record in accordance with that entity’s procedures for revoking your voting instructions.	Notify the trustee of the plan through which you hold your shares in accordance with its procedures for revoking your voting instructions.
• Submit a proxy card with a later date and signed as your name appears on your account;
• Vote at a later time by telephone or the Internet; or
• Vote in person at the Annual Meeting.

Confidential Voting

Chevron has a confidential voting policy to protect the privacy of your votes. Under this policy, ballots, proxy cards, and voting instructions returned to banks, brokers, and other holders of record are kept confidential. Only the proxy solicitor, the proxy tabulator, and the Inspector of Election have access to the ballots, proxy cards, and voting instructions. Anyone who processes or inspects the ballots, proxy cards, and voting instructions signs a pledge to treat them as confidential. None of these persons is a Chevron Director, officer, or employee. The proxy solicitor and the proxy tabulator will disclose information taken from the ballots, proxy cards, and voting instructions only in the event of a proxy contest or as otherwise required by law.

2	Chevron Corporation—2014 Proxy Statement

Election of Directors (Item 1 on the Proxy Card)

Your Board is nominating the 12 individuals identified below for election as Directors. Directors are elected annually and serve for a one-year term or until their successors are elected. If any nominee is unable to serve as a Director, a circumstance we do not anticipate, the Board by resolution may reduce the number of Directors or choose a substitute.

Director Election Requirements

Each Director nominee who receives a majority of the votes cast (i.e., the number of shares voted FOR a Director nominee must exceed the number of shares voted AGAINST that Director nominee, excluding abstentions) will be elected a Director, in an uncontested election.

Under Chevron’s By-Laws, in an uncontested election any Director nominee who receives more AGAINST votes than FOR votes must submit an offer of resignation to the Board. The Board

Nominating and Governance Committee must then consider all relevant facts and circumstances, including the Director’s qualifications and past and expected future contributions, the overall composition of the Board, and whether Chevron would meet regulatory or similar requirements without the Director, and make a recommendation to the Board on the action to take with respect to the offer of resignation.

Director Nomination Process

The Board Nominating and Governance Committee is responsible for recommending to the Board the qualifications for Board membership and for identifying, assessing and recommending qualified Director candidates for the Board’s consideration. The Board membership qualifications and nomination procedures are set forth in Chevron’s Corporate Governance Guidelines, which are available on Chevron’s website at www.chevron.com. Generally, the Board is seeking individuals with the following qualifications:

•	the highest professional and personal ethics and values, consistent with The Chevron Way and our Business Conduct and Ethics Code, both of which are available on Chevron’s website at www.chevron.com;

•	broad experience or expertise at the policy-making level in business, governmental, educational, technological, environmental, or public interest issues;

•	the ability to provide insights and practical wisdom based on the individual’s experience and expertise;

•	a commitment to enhancing stockholder value;

•	sufficient time to effectively carry out duties as a Director (service on boards of public companies should be limited to no more than five); and

•	independence (at least a majority of the Board must consist of independent Directors, as defined by the New York Stock Exchange (NYSE) Corporate Governance Standards).

The Committee uses a skills and qualifications matrix to ensure that the overall Board maintains a balance of knowledge and experience. The Committee carefully reviews all Director candidates, including current Directors, in light of these qualifications based on the context of the current and anticipated composition of the Board, the current and anticipated operating requirements of the Company, and the long-term interests of stockholders. In conducting this assessment, the Committee considers diversity, education, experience, length of service and such other factors as it deems appropriate given the current and anticipated needs of the Board and the Company. The Committee and Board define diversity broadly to include diversity of professional experience (policy, business, government, education, technology, environment or public interest), geographical location, and viewpoint, as well as diversity of race, gender, nationality, and ethnicity.

The Committee considers all candidates recommended by our stockholders. Stockholders may recommend candidates by writing to the Corporate Secretary and Chief Governance Officer at 6001 Bollinger Canyon Road, San Ramon, California 94583-2324, stating the candidate’s name and qualifications for Board membership. When considering candidates recommended by stockholders, the Committee follows the same Board membership qualifications evaluation and nomination procedures discussed in this section.

In addition to stockholder recommendations, the Committee considers Director candidates identified for consideration for nomination to the Board from other sources. Board members periodically suggest possible candidates, and from time to time, the Committee may engage a third-party consultant to assist in identifying potential candidates. The Committee has retained Russell Reynolds Associates to assist it with identifying potential candidates. Russell Reynolds has interviewed current Directors, evaluated the Board’s current and future makeup and needs, and worked with the Committee to develop a list of potential candidates.

After the 2013 Annual Meeting, at which 11 of the current nominees for Director were elected, the Committee recommended and the Board concurred in electing Jon M. Huntsman, Jr. to the Board, effective January 15, 2014. Mr. Huntsman was identified by our current nonemployee Directors as part of the Committee’s regular process for identifying potential Directors. For the 2014 Annual Meeting, the Committee recommended and the Board concurred in maintaining a Board size of 12 Directors. Each of the Director nominees is a current Director.

Chevron Corporation—2014 Proxy Statement	3

ELECTION OF DIRECTORS

Nominees for Director

Your Board unanimously recommends that you vote FOR each of these Director nominees.

Linnet F. Deily

Director since 2006

Ms. Deily, age 68, is a former Deputy U.S. Trade Representative and U.S. Ambassador to the World Trade Organization and retired financial services industry executive.

Prior Positions Held: Ms. Deily served as Deputy U.S. Trade Representative and U.S. Ambassador to the World Trade Organization (WTO) from 2001 until 2005. She was Vice Chairman of Charles Schwab Corporation from 2000 until 2001, President of the Schwab Retail Group from 1998 until 2000 and President of Schwab Institutional Services for Investment Managers from 1996 until 1998. Prior to joining Schwab, she was Chairman, Chief Executive Officer and President from 1990 until 1996 and President and Chief Operating Officer from 1988 until 1990 of the First Interstate Bank of Texas.

Current Public Company Directorships: Honeywell International Inc.

Prior Public Company Directorships (within the last five years): None.

Other Directorships, Trusteeships, and Memberships: Chair, Episcopal Health Foundation; Chair, Houston Endowment, Inc.; Vice Chair, Houston Zoo; Houston Museum of Fine Arts; Jung Center of Houston.

Qualifications, Experience, Attributes, and Skills: Ms. Deily brings to the Board significant policy-making and international affairs experience, including experience with environmental issues, based in part on her work as a Deputy U.S. Trade Representative and U.S. Ambassador to the WTO. In the latter role, she oversaw the negotiation of various environmental issues before the WTO. In addition, Ms. Deily has extensive board and senior executive-level experience having served as Chairman, Chief Executive Officer and President of the First Interstate Bank of Texas, as Vice Chairman of Charles Schwab Corporation, and as a director of several large public companies in various industries. In these and predecessor roles, she also gained significant financial expertise.

Robert E. Denham Lead Director; Director since 2004 Mr. Denham, age 68, has been a Partner of Munger, Tolles & Olson LLP, a law firm, since 1998 and from 1973 until 1991.

Prior Positions Held: Mr. Denham was Chairman and Chief Executive Officer of Salomon Inc. from 1992 until 1998. He joined Salomon in 1991, as General Counsel of Salomon and its subsidiary, Salomon Brothers.

Current Public Company Directorships: Fomento Económico Mexicano, S.A. de C.V.; The New York Times Company; Oaktree Capital Group, LLC.

Prior Public Company Directorships (within the last five years): UGL Limited; Wesco Financial Corporation.

Other Directorships, Trusteeships, and Memberships: Vice Chairman, Good Samaritan Hospital of Los Angeles; James Irvine Foundation; New Village Charter School; Chairman, Russell Sage Foundation.

Qualifications, Experience, Attributes, and Skills: Mr. Denham brings to the Board extensive board and senior executive–level expertise in accounting, law, business, and finance as a result of his nearly 44-year career as a lawyer, senior executive, and director of several large public companies in various industries. From 2004 until 2009, he served as Chairman and President of The Financial Accounting Foundation. In addition, Mr. Denham has extensive experience with environmental issues: representing buyers and sellers in complex mergers and acquisitions; as CEO of Salomon Inc., then owner of refiner Basis Petroleum; as a former Trustee of the Natural Resources Defense Council; and as the former Chairman of the Board of the John D. and Catherine T. MacArthur Foundation, which funds environmental and sustainable development programs.

4	Chevron Corporation—2014 Proxy Statement

ELECTION OF DIRECTORS

Alice P. Gast

Director since 2012

Dr. Gast, age 55, has been the President of Lehigh University since 2006. She is the President-elect of Imperial College London, a position she will assume in August 2014.

Prior Positions Held: Dr. Gast served as Vice President for Research, Associate Provost, and Robert T. Haslam Chair in Chemical Engineering at Massachusetts Institute of Technology from 2001 until 2006 and, prior to that, was professor of Chemical Engineering at Stanford University and the Stanford Synchrotron Radiation Laboratory from 1985 until 2001.

Current Public Company Directorships: None.

Prior Public Company Directorships (within the last five years): None.

Other Directorships, Trusteeships, and Memberships: 2010 science envoy to the Caucasus and Central Asia appointed by the U.S. Department of State; King Abdullah University of Science and Technology; Lehigh Valley Association of Independent Colleges: The New York Academy of Sciences; Patriot League Council of Presidents.

Qualifications, Experience, Attributes, and Skills: Dr. Gast brings to the Board an extensive engineering and science background gained during the course of her own education and 24-year career in leading educational institutions. In addition, she has policy-making and international affairs experience, having served as a 2010 science envoy to the Caucasus and Central Asia and on the Academic Research Council for the Singapore Ministry of Education and the Committee of U.S. Manufacturing Competitiveness. Dr. Gast also has valuable experience in environmental matters. At Lehigh, she presided over the establishment of STEPS, an initiative on science, technology, environment, policy and society, and she oversees the university’s Environmental Advisory Group and emergency and crisis management planning, which includes preparedness for environmental emergencies.

Enrique Hernandez, Jr.

Director since 2008

Mr. Hernandez, age 58, has been Chairman, Chief Executive Officer and President of Inter-Con Security Systems, Inc., a global provider of physical and facility security services to local, state, federal and foreign governments, utilities and major corporations, since 1986.

Prior Positions Held: Mr. Hernandez was Executive Vice President and Assistant General Counsel of Inter-Con Security Systems from 1984 until 1986 and an associate in the law firm of Brobeck, Phleger & Harrison from 1980 until 1984.

Current Public Company Directorships: McDonald’s Corporation; Nordstrom, Inc.; Wells Fargo & Company.

Prior Public Company Directorships (within the last five years): None.

Other Directorships, Trusteeships, and Memberships: City of Hope National Medical Center; Harvard College Visiting Committee; Harvard University Resources Committee; John Randolph Haynes and Dora Haynes Foundation; University of Notre Dame.

Qualifications, Experience, Attributes, and Skills: Mr. Hernandez brings to the Board extensive board and senior executive–level experience in international business as a result of his nearly 29-year career with Inter-Con Security Systems, Inc. and as a director of several large public companies in various industries. In addition, he also has significant financial expertise gained as a former member of the boards and audit committees of Great Western Financial Corporation from 1993 until 1997 and Washington Mutual, Inc. from 1997 until 2002. Mr. Hernandez also provides expertise in international security from his role leading Inter-Con Security Systems, as well as expertise in communications and community affairs from his role as co-founder of Interspan Communications, a television broadcasting company serving Spanish-language audiences.

Chevron Corporation—2014 Proxy Statement	5

ELECTION OF DIRECTORS

Jon M. Huntsman, Jr.

Director since 2014

Mr. Huntsman, age 54, has been Chairman of the Board of Directors of Huntsman Cancer Foundation, a nonprofit organization that financially supports research, education and patient care initiatives at Huntsman Cancer Institute at the University of Utah, since 2012.

Prior Positions Held: Mr. Huntsman was a candidate for the Republican nomination for President of the United States in 2011. He served as U.S. Ambassador to China from 2009 until 2011 and two consecutive terms as Governor of Utah from 2005 until 2009. Prior to his service as Governor, Mr. Huntsman served as U.S. Ambassador to Singapore, Deputy U.S. Trade Representative and Deputy Assistant Secretary of Commerce for Asia. Between these appointments, Mr. Huntsman was employed by Huntsman Corporation in various capacities, including Vice Chairman and Chairman and Chief Executive Officer of Huntsman Holdings Corporation, until his resignation in 2005.

Current Public Company Directorships: Caterpillar, Inc.; Ford Motor Company; Huntsman Corporation.

Prior Public Company Directorships (within the last five years): None.

Other Directorships, Trusteeships, and Memberships: Chairman, Atlantic Council of the United States; Distinguished Fellow, Brookings Institution; Carnegie Endowment for International Peace; National Committee on U.S.-China Relations; Pacific Council on International Policy; Ronald Reagan Presidential Foundation and Library; University of Pennsylvania; U.S. Naval Academy Foundation.

Qualifications, Experience, Attributes and Skills: Mr. Huntsman brings to the Board extensive experience in public policy and international affairs as a result of his service as U.S. Ambassador to China, U.S. Ambassador to Singapore, Governor of Utah and Deputy U.S. Trade Representative. As Deputy U.S. Trade Representative, he oversaw all trade policy and negotiations with Asia, South Asia, and Africa, including several free trade agreements and regional initiatives. As Governor of Utah, Mr. Huntsman oversaw environmental policy decisions and other matters. He also brings extensive board and senior executive-level experience, in particular, significant experience overseeing environmental practices and related matters as Vice Chairman of Huntsman Corporation and Chairman and Chief Executive Officer of Huntsman Holdings Corporation.

George L. Kirkland

Director since 2010

Mr. Kirkland, age 63, has been Vice Chairman of the Board since 2010 and Executive Vice President of Upstream since 2005.

Prior Positions Held: Mr. Kirkland was previously President of Chevron Overseas Petroleum from

2002 through 2004. From 2000 until 2001, he was President of Chevron U.S.A. Production Company. Mr. Kirkland joined Chevron in 1974.

Current Public Company Directorships: None.

Prior Public Company Directorships (within the last five years): None.

Other Directorships, Trusteeships, and Memberships: Africa- America Institute; Corporate Council on Africa; US-ASEAN Business Council; U.S.-Kazakhstan Business Association.

Qualifications, Experience, Attributes, and Skills: Mr. Kirkland brings to the Board extensive senior executive–level experience at Chevron and in the energy industry with a strong knowledge of Chevron’s Upstream business and operations, as well as strategy, markets, competitors, financial matters, energy policy and regulation, and environmental matters. His 40-year career at Chevron has at various times included principal responsibility for Upstream research and technology, production and operations in Nigeria, the United States, and Canada, international exploration and production, and, since 2005, global exploration, production, and gas activities. Mr. Kirkland is also active in a number of associations and organizations focusing on business, energy industry policy, and international relations.

Charles W. Moorman IV

Director since 2012

Mr. Moorman, age 62, has been since 2006 Chairman of the Board and since 2005 Chief Executive Officer of Norfolk Southern Corporation, a freight transportation company.

Prior Positions Held: Mr. Moorman served as President at Norfolk Southern from 2004 until 2013, Senior Vice President of Corporate Planning and Services from 2003 until 2004, and Senior Vice President of Corporate Services in 2003. From 1999 until 2004, he was President of Thoroughbred Technology and Telecommunications, Inc., a subsidiary of Norfolk Southern.

Current Public Company Directorships: Norfolk Southern Corporation.

Prior Public Company Directorships (within the last five years): None.

Other Directorships, Trusteeships, and Memberships: American Society of Corporate Executives; Chesapeake Bay Foundation; Hampton Roads Community Foundation; Nature Conservancy of Virginia; University of Virginia Medical Center Operating Board; Chairman, Virginia Business Council.

Qualifications, Experience, Attributes, and Skills: Mr. Moorman brings to the Board extensive board and senior executive–level experience in logistics services, technology, strategy, safety, and environmental issues as a result of his 32-year career in the freight railroad and transportation industries. In addition, he serves as Chairman and Chief Executive Officer of a Fortune 500 public company, providing him insight into and experience with the operations, challenges and complex issues facing large corporations. Mr. Moorman is also active in a number of associations and organizations focusing on business, public policy, and governance.

6	Chevron Corporation—2014 Proxy Statement

ELECTION OF DIRECTORS

Kevin W. Sharer

Director since 2007

Mr. Sharer, age 66, has been a Senior Lecturer of Business Administration at the Harvard Business School since 2012.

Prior Positions Held: Mr. Sharer was Chairman of the Board from 2001 and Chief Executive Officer from 2000 of Amgen Inc., a global biotechnology medicines company, until his retirement in 2012. From 1992 until 2000, he served as President and Chief Operating Officer of Amgen. From 1989 until 1992, Mr. Sharer was President of the Business Markets Division of MCI Communications Corporation. From 1984 until 1989, he served in numerous executive capacities at General Electric Company.

Current Public Company Directorships: Northrop Grumman Corporation.

Prior Public Company Directorships (within the last five years): Amgen Inc.

Other Directorships, Trusteeships, and Memberships: National Parks Conservancy; U.S. Naval Academy Foundation.

Qualifications, Experience, Attributes, and Skills: Mr. Sharer brings to the Board extensive board and senior executive–level expertise in business and finance. In particular, he served as Chairman and Chief Executive Officer of a Fortune 500 public company, providing him insight into and experience with the operations, challenges, and complex issues facing large corporations. Mr. Sharer has significant expertise in technology, research and development, long investment cycles, human resources and compensation, as well as extensive experience dealing with regulatory agencies. Having served as a director of Unocal Corporation, he also brings to the Board a strong knowledge of energy industry strategy, markets, competitors, and financial matters. Mr. Sharer is also a former officer of the U.S. Navy.

John G. Stumpf

Director since 2010

Mr. Stumpf, age 60, has been since 2010 Chairman of the Board, since 2007 Chief Executive Officer, and since 2005 President of Wells Fargo & Company, a nationwide, diversified, community-based financial services company.

Prior Positions Held: From 2002 until 2005, Mr. Stumpf served as Group Executive Vice President of Community Banking at Wells Fargo. In 2000, he led

the integration of Wells Fargo’s $23 billion acquisition of First Security Corporation. Beginning in 1982, Mr. Stumpf served in numerous executive capacities at Norwest Corporation until its merger with Wells Fargo in 1998, at which time he became head of Wells Fargo’s Southwestern Banking Group.

Current Public Company Directorships: Target Corporation; Wells Fargo & Company.

Prior Public Company Directorships (within the last five years): None.

Other Directorships, Trusteeships, and Memberships: The Clearing House; Financial Services Roundtable; San Francisco Museum of Modern Art.

Qualifications, Experience, Attributes, and Skills: Mr. Stumpf brings to the Board extensive board and senior executive–level expertise in business and finance. In particular, he serves as Chairman, Chief Executive Officer, and President of a Fortune 500 public company, providing him insight into and experience with the operations, challenges and complex issues facing large corporations. In addition, Mr. Stumpf has significant expertise in finance, strategy, and marketing as a result of his 32-year career in the banking and financial services industries and his service on the boards of Visa USA, Visa International, and Inovant LLC. He is also active in a number of associations and organizations focusing on business and public policy.

Ronald D. Sugar

Director since 2005

Dr. Sugar, age 65, is the retired Chairman of the Board and Chief Executive Officer of Northrop Grumman Corporation, a global defense and technology company. He currently serves as a senior-level advisor to various businesses and organizations, including Ares Management LLC, an asset manager and registered investment advisor; Bain & Company, a global management consulting firm; and the G100 Network and the World 50, peer-to-peer exchanges for current and former senior executives from some of the world’s largest companies.

Prior Positions Held: Dr. Sugar was Chairman of the Board and Chief Executive Officer of Northrop Grumman Corporation from 2003 until 2010 and President and Chief Operating Officer from 2001 until 2003. He was President and Chief Operating Officer of Litton Industries, Inc., from 2000 until 2001.

Current Public Company Directorships: Air Lease Corporation; Amgen Inc.; Apple Inc.

Prior Public Company Directorships (within the last five years): Northrop Grumman Corporation.

Other Directorships, Trusteeships, and Memberships: Alliance College-Ready Public Schools; Boys & Girls Clubs of America; Los Angeles Philharmonic Association; National Academy of Engineering; UCLA Anderson School of Management Board of Visitors; University of Southern California.

Qualifications, Experience, Attributes, and Skills: Dr. Sugar brings to the Board extensive board and senior executive–level expertise in business and finance. In particular, he served as Chairman and Chief Executive Officer of a Fortune 500 public company, providing him insight into and experience with the operations, challenges and complex issues facing large corporations. In addition, Dr. Sugar has significant expertise in manufacturing, technology, finance, government affairs, international marketing, long investment cycles, and environmental issues. While Chairman and Chief Executive Officer of Northrop Grumman, he oversaw environmental assessments and remediations at shipyards and aircraft and electronics factories. Dr. Sugar’s career has included service as Chief Financial Officer of TRW, Inc., providing additional financial expertise.

Chevron Corporation—2014 Proxy Statement	7

ELECTION OF DIRECTORS

Carl Ware

Director since 2001

Mr. Ware, age 70, is a retired Executive Vice President of The Coca-Cola Company, a manufacturer of beverages.

Prior Positions Held: Mr. Ware was a Senior Advisor to the Chief Executive Officer of The Coca-Cola Company from 2003 until 2005 and was Executive Vice President, Global Public Affairs and Administration, from 2000 until 2003. He was President of The Coca-Cola Company’s Africa Group, with operational responsibility for 50 countries in sub-Saharan Africa, from 1991 until 2000.

Current Public Company Directorships: None.

Prior Public Company Directorships (within the last five years): Coca-Cola Bottling Co. Consolidated; Cummins, Inc.

Other Directorships, Trusteeships, and Memberships: Clark Atlanta University; PGA TOUR Golf Course Properties, Inc.

Qualifications, Experience, Attributes, and Skills: Mr. Ware brings to the Board extensive senior executive–level expertise in operations, manufacturing, marketing, and public and international affairs as a result of his nearly 28-year career with The Coca-Cola Company. In addition, his tenure as President and Chief Operating Officer of Coca-Cola Africa provided in-depth knowledge of one of Chevron’s key areas of operations, and his tenure as Executive Vice President for Public Affairs and Administration provided additional public policy and environmental experience. In that position, Mr. Ware supervised companywide environmental policies, programs, and practices.

John S. Watson

Director since 2009

Mr. Watson, age 57, has been Chairman of the Board and Chief Executive Officer of Chevron since 2010.

Prior Positions Held: Mr. Watson was previously Vice Chairman of the Board from 2009 until 2010. He was Executive Vice President of Strategy and Development from 2008 until 2009.

From 2005 until 2008, he was President of Chevron International Exploration and Production Company, and from 2001 until 2005, he was Chief Financial Officer. In 1998, he was named Vice President with responsibility for strategic planning. Mr. Watson joined Chevron Corporation in 1980.

Current Public Company Directorships: None.

Prior Public Company Directorships (within the last five years): None.

Other Directorships, Trusteeships, and Memberships: American Petroleum Institute; American Society of Corporate Executives; The Business Council; Business Roundtable; JPMorgan International Council; National Petroleum Council; University of California Davis Chancellor’s Board of Advisors.

Qualifications, Experience, Attributes, and Skills: Mr. Watson brings to the Board extensive senior executive–level expertise at Chevron and in the energy industry with a strong knowledge of business, operations, strategy, markets, competitors, financial matters, energy policy, and environmental matters. In addition, his 33-year career at Chevron has at various times included principal responsibility for corporatewide finance, strategic planning, mergers and acquisitions, and international exploration and production. In 2000, Mr. Watson led Chevron’s integration effort following its successful acquisition of Texaco Inc., after which he became Chief Financial Officer. He is also active in a number of associations and organizations focusing on business, energy industry policy, and international relations.

Vote Required

Each Director nominee who receives a majority of the votes cast (i.e., the number of shares voted FOR a Director nominee must exceed the number of shares voted AGAINST that Director nominee, excluding abstentions) will be elected a Director, in an uncontested election. Any shares not voted (whether by abstention or otherwise) will have no impact on the elections. If you are a street name stockholder and do not vote your shares, your bank, broker, or other holder of record cannot vote your shares at its discretion in these elections.

If the number of Director nominees exceeds the number of Directors to be elected—a circumstance we do not anticipate—the Directors shall be elected by a plurality of the shares present in person or by proxy at the Annual Meeting or any adjournment or postponement thereof and entitled to vote on the election of Directors.

Your Board’s Recommendation

Your Board unanimously recommends that you vote FOR the 12 Director nominees named in this Proxy Statement.

8	Chevron Corporation—2014 Proxy Statement

Director Compensation

Overview

Our compensation for nonemployee Directors is designed to be competitive with our largest global energy competitors and other large, capital-intensive international companies across industries, to link rewards to business results and stockholder returns, and to facilitate increased ownership of Chevron common stock. We do not have a retirement plan for nonemployee Directors. Our executive officers are not paid additional compensation for their service as Directors.

The Board Nominating and Governance Committee evaluates and recommends to the nonemployee Directors of the Board the compensation for nonemployee Directors, and the nonemployee Directors of the Board set the compensation. Our executive officers have no role in determining the amount or form of nonemployee Director compensation. The Committee may retain the services of an independent compensation consultant to assist the Committee with its work. The Committee did not do so in 2013.

The nonemployee Directors of the Board approved an increase in nonemployee Director compensation, effective as of the 2013 Annual Meeting, as described in last year’s proxy statement. As a result, nonemployee Directors receive total annual compensation of $375,000 per Director, with 40 percent paid in cash (or stock options at the Director’s election) and 60 percent paid in restricted stock units. Committee chairmen receive an additional $15,000 in cash for their services. Below, we describe the nonemployee Directors’ 2013 annual compensation in more detail.

Cash or Stock Options (at the Director’s Election)

•	$150,000 annual cash retainer, paid in monthly installments beginning with the date the Director is elected to the Board.

•	$15,000 additional annual cash retainer for each Board committee chairman, paid in monthly installments beginning with the date the Director becomes a committee chairman.
•

Directors can elect to receive nonstatutory/nonqualified stock options instead of any portion of their cash compensation. Options are granted under the Chevron Corporation Nonemployee Directors’ Equity Compensation and Deferral Plan (NED Plan).

•	Directors can also elect to defer receipt of any portion of their cash compensation under the NED Plan.

Restricted Stock Units

•	$225,000 of the annual compensation is paid in the form of restricted stock units (RSUs) that are granted on the date of the annual meeting of stockholders at which the Director is elected.

•	If a Director is elected to the Board between annual meetings, a prorated grant can be made.
•

RSUs are subject to forfeiture (except when the Director dies, reaches mandatory retirement age of 72, becomes disabled, changes primary occupation, or enters government service) until the earlier of 12 months or the day preceding the first annual meeting of stockholders following the date of the grant.

•	RSUs are paid out in shares of Chevron common stock unless the Director has elected to defer the payout until retirement under the NED Plan.

Expenses and Charitable Matching Gift Program

Nonemployee Directors are reimbursed for out-of-pocket expenses incurred in connection with the business and affairs of Chevron. Nonemployee Directors are eligible to participate in

Humankind, our charitable matching gift program, which is available to all our employees. We will match any contributions to eligible entities up to a maximum of $10,000 per year.

Chevron Corporation—2014 Proxy Statement	9

DIRECTOR COMPENSATION

Compensation During the Fiscal Year Ended December 31, 2013

The above-described choices available to Directors result in slight differences in reportable compensation, even though each Director was awarded the same amount (except for committee chairmen, who receive an additional $15,000). Specifically, one Director—Mr. Hernandez—elected to receive stock options for all of his annual cash retainer.

The following table sets forth the compensation of our nonemployee Directors for the fiscal year ended December 31, 2013. On February 26, 2013, Mr. Hagel resigned from the Board of Directors due to his appointment as U.S. Secretary of Defense. Mr. Huntsman joined the Board on January 15, 2014.

Name	Fees Earned or Paid in Cash		Stock Awards(1)	Option Awards(2)	All Other Compensation(3)	Total
Linnet F. Deily	$148,647	(4)	$225,000	–	$10,980	$384,627
Robert E. Denham	$148,647	(4)(5)	$225,000	–	$980	$374,627
Alice P. Gast	$133,605		$225,000	–	$10,980	$369,585
Charles T. Hagel	$28,309	(6)	$–	–	$140	$28,449
Enrique Hernandez, Jr.	$–		$225,000	$149,995	$10,980	$385,975
Jon M. Huntsman, Jr.	$–	(7)	$–	–	$–	$–
Charles W. Moorman IV	$133,605	(5)	$225,000	–	$5,980	$364,585
Kevin W. Sharer	$133,605	(5)	$225,000	–	$10,980	$369,585
John G. Stumpf	$133,605		$225,000	–	$980	$359,585
Ronald D. Sugar	$148,647	(4)(5)	$225,000	–	$5,980	$379,627
Carl Ware	$148,647	(4)	$225,000	–	$980	$374,627
(1)

Amounts reflect the grant date fair value for restricted stock units (RSUs) granted in 2013 under the NED Plan. The grant date fair value of these RSUs was $126.43 per unit, the closing price of Chevron common stock on May 28, 2013. RSUs accrue dividend equivalents, the value of which is factored into the grant date fair value. For purposes of this table only, estimates of forfeitures related to service-based vesting conditions have been disregarded. RSUs are payable in Chevron common stock.

At December 31, 2013, the following nonemployee Directors had the following number of shares subject to outstanding stock awards or deferrals:

Name	Restricted Stock	Stock Units	Restricted Stock Units	Stock Units From Director’s Deferral of Cash Retainer(a)	Total
Linnet F. Deily	–	3,103	1,808	–	4,911
Robert E. Denham	3,181	9,869	16,690	15,088	44,828
Alice P. Gast	–	–	1,808	–	1,808
Charles T. Hagel	–	–	–	–	–
Enrique Hernandez, Jr.	–	–	12,986	1,017	14,003
Jon M. Huntsman, Jr.	–	–	–	–	–
Charles W. Moorman IV	–	–	3,734	1,561	5,295
Kevin W. Sharer	–	–	16,690	9,505	26,195
John G. Stumpf	–	–	1,808	–	1,808
Ronald D. Sugar	2,088	6,392	16,690	13,156	38,326
Carl Ware	6,697	17,544	16,690	415	41,346

(a)

Deferral elections must be made by December 31 in the year preceding the year in which the cash to be deferred is earned. Deferrals are credited, at the Director’s election, into accounts tracked with reference to the same investment fund options available to participants in the Chevron Deferred Compensation Plan for Management Employees II, including a Chevron Common Stock Fund. Distribution of deferred amounts is in cash except for amounts valued with reference to the Chevron Common Stock Fund, which are distributed in shares of Chevron common stock. Distribution will be made in either one or 10 annual installments for compensation deferred after December 31, 2004, and distributions will be made in one to 10 annual installments for compensation deferred prior to January 1, 2005. Any deferred amounts unpaid at the time of a Director’s death are distributed to the Director’s beneficiary.

(2)

For Directors electing stock options in lieu of all or a portion of the annual cash compensation, the options are granted on the date of the annual meeting of stockholders that the Director is elected. The options are exercisable for that number of shares of Chevron common stock determined by dividing the amount of the cash retainer subject to the election by the Black-Scholes value of an option on the date of grant. Elections to receive options in lieu of any portion of cash compensation must be made by December 31 in the year preceding the year in which the options are granted. The options have an exercise price based on the closing price of Chevron common stock on the date of grant.

Amounts reported here reflect the grant date fair value for stock options granted on May 29, 2013. The grant date fair value was determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (ASC 718) for financial reporting purposes. The grant date fair value of each option is calculated using the Black-Scholes model. Stock options granted on May 29, 2013, have an exercise price of $125.49 and a grant date fair value of $25.79. The assumptions used in the Black-Scholes model to calculate this grant date fair value were: an expected life of 6.0 years, a volatility rate of 31.2 percent, a risk-free interest rate of 1.35 percent and a dividend yield of 3.56 percent. For purposes of this table only, estimates of forfeitures related to service-based vesting conditions have been disregarded.

Mr. Hernandez elected to receive all of his 2013 annual cash compensation in the form of stock options. The number of stock options granted in 2013 to Mr. Hernandez was 5,816. One-half of the options vest six months following the date of grant, and the remaining half vests on the earlier of 12 months or the day preceding the first annual meeting of stockholders following the date of grant. Options expire after 10 years.

At December 31, 2013, Ms. Deily had 1,456 outstanding and vested stock options, and Mr. Hernandez had 32,291 outstanding, vested and unvested stock options. Under the rules governing awards of stock options under the NED Plan, Directors who retire in accordance with Chevron’s Director Retirement Policy have until 10 years from the date of grant to exercise any outstanding option.

10	Chevron Corporation—2014 Proxy Statement

DIRECTOR COMPENSATION

(3)	All Other Compensation for 2013 includes the following items.

	Insurance(a)	Charitable Gift(b)
Linnet F. Deily	$980	$10,000
Robert E. Denham	$980	$–
Alice P. Gast	$980	$10,000
Charles T. Hagel	$140	$–
Enrique Hernandez, Jr.	$980	$10,000
Jon M. Huntsman, Jr.	$–	$–
Charles W. Moorman IV	$980	$5,000
Kevin W. Sharer	$980	$10,000
John G. Stumpf	$980	$–
Ronald D. Sugar	$980	$5,000
Carl Ware	$980	$–
(a)	Amounts reflect the annualized premium for accidental death and dismemberment insurance coverage paid by Chevron, which has been prorated for Mr. Hagel.

(b)	Amounts paid in 2013 in the Director’s name under Humankind, our charitable matching gift program.

(4)	Amount includes the additional retainer for serving as a Board committee chairman during 2013.

(5)	The Director has elected to defer some or all of the annual cash retainer under the NED Plan in 2013. None of the earnings under the NED Plan are above market or preferential.

(6)	Mr. Hagel resigned from the Board on February 26, 2013, due to his appointment as U.S. Secretary of Defense.

(7)	Mr. Huntsman joined the Board on January 15, 2014.

Chevron Corporation—2014 Proxy Statement	11

Corporate Governance

Overview

Chevron is governed by a Board of Directors and committees of the Board that meet throughout the year. Directors discharge their responsibilities at Board and committee meetings and also through other communications with management. Your Board is committed to corporate governance structures and practices that help Chevron compete more effectively, sustain its success, and build long-term stockholder value.

Role of the Board of Directors

Your Board oversees and provides policy guidance on Chevron’s business and affairs. It monitors overall corporate performance, the integrity of Chevron’s financial controls, and the effectiveness of its legal compliance and enterprise risk management programs. Your Board oversees management and plans for the succession of key executives. It oversees Chevron’s strategic and business planning process. This is generally a year-round process, culminating in Board reviews of Chevron’s strategic plan, its business plan, the next year’s capital expenditures budget, and key financial and supplemental indicators.

Director Independence

Your Board has determined that each nonemployee Director who served in 2013 and each current nonemployee Director and nonemployee Director nominee is independent in accordance with the NYSE Corporate Governance Standards and that no material relationship exists that would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director.

For a Director to be considered independent, the Board must determine that the Director does not have any direct or indirect material relationship with Chevron, other than as a Director. In making its determinations, the Board adheres to the specific tests for independence included in the NYSE Corporate Governance Standards. In addition, the Board has determined that the following relationships of Chevron Directors occurring within the last fiscal year are categorically immaterial to a determination of independence if the relevant transaction was conducted in the ordinary course of business:

•

a director of another entity if business transactions between Chevron and that entity do not exceed $5 million or five percent of the receiving entity’s consolidated gross revenues, whichever is greater;

•

a director of another entity if Chevron’s discretionary charitable contributions to that entity do not exceed $1 million or two percent of that entity’s gross revenues, whichever is greater, and if the charitable contributions are consistent with Chevron’s philanthropic practices; and

•

a relationship arising solely from a Director’s ownership of an equity or limited partnership interest in a party that engages in a transaction with Chevron as long as the Director’s ownership interest does not exceed two percent of the total equity or partnership interest in that other party.

These categorical standards are contained in our Corporate Governance Guidelines, which are available on our website at www.chevron.com and are available in print upon request.

Ms. Deily and Messrs. Denham, Hagel (resigned 2013), Hernandez, Huntsman, Moorman, Sharer, Stumpf, Sugar, and Ware are directors of for-profit entities with which Chevron conducts business in the ordinary course. They and Dr. Gast are also directors or trustees of, or similar advisors to, not-for-profit entities to which Chevron contributes funds. The Board determined that all of these transactions and contributions were below the thresholds set forth in the first and second categorical standards described above (except as noted below) and are, therefore, categorically immaterial to the particular Director’s independence.

The Board reviewed the following relationships and transactions that existed or occurred in 2013 that are not covered by the categorical standards described above:

•

For Dr. Gast, the Board considered that in 2013, Chevron contributed and matched various employee contributions to Lehigh University amounting to less than 0.007 percent of the University’s most recently reported annual gross revenues. Dr. Gast is the president of the University. The Board concluded that these transactions would not impair Dr. Gast’s independence.

•

For Mr. Hernandez, the Board considered that in 2013, Chevron purchased services from Inter-Con Security Systems of Liberia Limited, a subsidiary of Inter-Con Security Systems, Inc., in the ordinary course of business, amounting to less than one percent of Inter-Con’s most recent annual consolidated gross revenues. Mr. Hernandez is Chairman, Chief Executive Officer, President and a significant shareholder of Inter-Con, a privately held business. The Board concluded that these transactions would not impair Mr. Hernandez’s independence.

•

For Mr. Moorman, the Board considered that in 2013, Chevron purchased products and services from Norfolk Southern Corporation, in the ordinary course of business, amounting to less than 0.025 percent of Norfolk Southern’s most recently reported annual consolidated gross revenues and Norfolk Southern purchased products and services from Chevron, in the ordinary course of business, amounting to less than 0.022 percent of Chevron’s most recently reported annual consolidated gross revenues. Mr. Moorman is the Chairman and Chief Executive Officer of Norfolk Southern. The Board concluded that these transactions would not impair Mr. Moorman’s independence.

•

For Mr. Stumpf, the Board considered that in 2013, Chevron utilized Wells Fargo & Company for commercial banking, brokerage, and other services, in the ordinary course of business, amounting to less than 0.011 percent of Wells Fargo’s most recently reported annual consolidated gross revenues and Wells Fargo paid to Chevron interest in connection with time deposits and similar transactions in the ordinary course of business, amounting to less than 0.002 percent of Chevron’s most recently reported annual consolidated gross revenues. Mr. Stumpf is the Chairman, Chief Executive Officer and President of Wells Fargo. The Board concluded that these transactions would not impair Mr. Stumpf’s independence.

12	Chevron Corporation—2014 Proxy Statement

CORPORATE GOVERNANCE

Board Leadership and Independent Lead Director

Under Chevron’s By-Laws, the positions of Chairman of the Board and Chief Executive Officer are separate positions that may be occupied by the same person. Chevron’s Directors select the Chairman of the Board annually. Thus, the Board has great flexibility to choose the optimal leadership structure depending upon Chevron’s particular needs and circumstances and to organize its functions and conduct its business in the most efficient and effective manner.

The Board Nominating and Governance Committee conducts an annual assessment of Chevron’s corporate governance structures and processes, which includes a review of Chevron’s Board leadership structure and whether combining or separating the roles of Chairman and CEO is in the best interests of Chevron’s stockholders. At present, Chevron’s Board believes that it is in the stockholders’ best interests for the CEO, Mr. Watson, to also serve as Chairman of the Board. The Board believes that having the CEO also serve as Chairman at this time fosters an important unity of leadership between the Board and the Company that is nevertheless subject to effective oversight by the independent Lead Director and the other independent Directors. The Board does not believe that having the CEO also serve as Chairman at this time inhibits the flow of information and interactions between the Board, management, and other Company personnel.

Your Board does recognize the importance of independent Board oversight of the CEO and management and for this reason follows policies and procedures designed to ensure independent oversight. For example, the independent Directors conduct an annual review of the CEO’s performance. In addition, at each meeting, the independent Directors meet in executive session. During executive sessions, the independent Directors discuss management performance and routinely formulate guidance and feedback for the CEO and other members of management.

Further, when the Board selects the CEO to also serve as Chairman, the independent Directors select a Lead Director from among themselves, currently Mr. Denham. As described in the

“Board Leadership and Lead Director” section of Chevron’s Corporate Governance Guidelines, the Lead Director’s responsibilities are to:

•	chair all meetings of the Board in the Chairman’s absence, including executive sessions;

•	serve as liaison between the Chairman and the independent Directors;

•	consult with the Chairman on and approve meeting agendas and schedules and information sent to the Board;

•	consult with the Chairman on other matters pertinent to Chevron and the Board;

•	call meetings of the independent Directors; and

•	if requested by major stockholders, be available as appropriate for consultation and direct communication.

The Board routinely reviews the Lead Director’s responsibilities to ensure that these responsibilities enhance its independent oversight of the CEO and management and the flow of information and interactions between the Board, management, and other Company personnel. In this respect, the Lead Director and Chairman collaborate closely on Board meeting schedules and agendas and information provided to the Board. These consultations and agendas and the information provided to the Board frequently reflect input and suggestions from other members of the Board and management. You can read more about these particular processes in the “Board Agenda and Meetings” section of Chevron’s Corporate Governance Guidelines.

Any stockholder can communicate with the Lead Director or any of the other Directors in the manner described in the “Communicating with the Board” section in this Proxy Statement.

Board Committees

Chevron’s Board of Directors has four standing committees: Audit; Board Nominating and Governance; Management Compensation; and Public Policy. The Audit, Board Nominating and Governance, and Management Compensation Committees are each constituted and operated according to the independence and other requirements of the Securities Exchange Act of 1934, as amended (Exchange Act) and the New York Stock Exchange (NYSE) Corporate Governance Standards. Each Committee is governed by a written charter that can be viewed on Chevron’s website at www.chevron.com and is available in print upon request. In addition, each member of the Compensation Committee is an “outside” Director for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, and each member of the Audit Committee is independent, financially literate and, other than Dr. Gast, an “audit committee financial expert,” as such terms are defined under the Exchange Act and related rules and the NYSE Corporate Governance Standards.

Chevron Corporation—2014 Proxy Statement	13

CORPORATE GOVERNANCE

Committees and Membership	Committee Functions
Audit Ronald D. Sugar, Chairman Alice P. Gast Enrique Hernandez, Jr. * John G. Stumpf	•	Selects the independent registered public accounting firm for endorsement by the Board and ratification by the stockholders
	•	Reviews reports of independent and internal auditors
	•	Reviews and approves the scope and cost of all services (including nonaudit services) provided by the independent registered public accounting firm
	•	Monitors the effectiveness of the audit process and financial reporting
	•	Reviews the adequacy of financial and operating controls
	•	Monitors implementation and effectiveness of Chevron’s compliance policies and procedures
	•	Assists the Board in fulfilling its oversight of enterprise risk management, particularly financial risk exposures
	•	Evaluates the effectiveness of the Committee
Board Nominating and Governance Robert E. Denham, Chairman Jon M. Huntsman, Jr. Kevin W. Sharer * Carl Ware	•	Evaluates the effectiveness of the Board and its committees and recommends changes to improve Board, Board committee, and individual Director effectiveness
	•	Assesses the size and composition of the Board
	•	Recommends prospective Director nominees
	•	Reviews and approves nonemployee Director compensation
	•	Reviews and recommends changes as appropriate in Chevron’s Corporate Governance Guidelines, Restated Certificate of Incorporation, By-Laws, and other Board-adopted governance provisions
	•	Reviews stockholder proposals and recommends Board responses to proposals
	•	Assists the Board in fulfilling its oversight of enterprise risk management, particularly risks in connection with Chevron’s corporate governance structures and processes
Management Compensation Carl Ware, Chairman Linnet F. Deily Robert E. Denham Charles W. Moorman IV Kevin W. Sharer *	•	Conducts an annual review of the CEO’s performance
	•	Reviews and recommends to the independent Directors the salary and other compensation matters for the CEO
	•	Reviews and approves salaries and other compensation matters for executive officers other than the CEO
	•	Administers Chevron’s executive incentive and equity-based compensation plans
	•	Reviews Chevron’s strategies and supporting processes for management succession planning, leadership development, executive retention, and diversity
	•	Assists the Board in fulfilling its oversight of enterprise risk management, particularly risks in connection with Chevron’s compensation programs
	•	Evaluates the effectiveness of the Committee
Public Policy Linnet F. Deily, Chairman Enrique Hernandez, Jr. Jon M. Huntsman, Jr. Charles W. Moorman IV	•	Identifies, monitors, and evaluates domestic and international social, political, human rights, and environmental trends and issues that affect Chevron’s activities and performance
	•	Recommends to the Board policies, programs, and strategies concerning such issues
	•	Recommends to the Board policies, programs, and practices concerning support of charitable, political, and educational organizations
	•	Reviews annually the policies, procedures, and expenditures for Chevron’s political activities, including political contributions and direct and indirect lobbying
	•	Reviews stockholder proposals and recommends Board responses to proposals
	•	Assists the Board in fulfilling its oversight of enterprise risk management, particularly risks in connection with the social, political, environmental, and public policy aspects of Chevron’s business
	•	Evaluates the effectiveness of the Committee
*

Effective May 27, 2014, Mr. Hernandez will rotate off the Audit Committee and join the Board Nominating and Governance Committee, and Mr. Sharer will rotate off the Board Nominating and Governance Committee and Management Compensation Committee and join the Audit Committee.

14	Chevron Corporation—2014 Proxy Statement

CORPORATE GOVERNANCE

Board and Committee Meetings and Attendance

In 2013, your Board held six Board meetings, with each meeting including an executive session of independent Directors presided over by Mr. Denham, our independent Lead Director, and 24 Board committee meetings, which included nine Audit Committee, seven Board Nominating and Governance Committee, five Management Compensation Committee, and three Public Policy Committee meetings.

All current Directors, other than Mr. Huntsman, who joined the Board in January 2014, attended 83 percent or more of the Board meetings and their Board Committee meetings during 2013. Chevron’s policy regarding Directors’ attendance at the Annual Meeting, as described in the “Board Agenda and Meetings” section of Chevron’s Corporate Governance Guidelines (available at www.chevron.com), is that all Directors are expected to attend the Annual Meeting, absent extenuating circumstances. All current Directors, other than Mr. Huntsman, who joined the Board in January 2014, attended the 2013 Annual Meeting.

Board and Committee Oversight of Risk

One of the many duties of your Board is to oversee Chevron’s risk management policies and practices to ensure that the appropriate risk management systems are employed throughout the Company. Chevron faces a broad array of risks, including market, operational, strategic, legal, political, and financial risks. The Board exercises its role of risk oversight in a variety of ways, including the following:

Board of Directors

•    Monitors overall corporate performance, the integrity of Chevron’s financial controls, and the effectiveness of its legal compliance and enterprise risk management programs, risk governance practices, and risk mitigation efforts

•    Oversees management’s implementation and utilization of appropriate risk management systems at all levels of the Company, including operating companies, business units, corporate departments, and service companies

•    Reviews specific facilities and operational risks as part of visits to Company operations

•    Reviews portfolio, capital allocation, and geopolitical risks in the context of the Board’s annual strategy session and the annual business plan and capital budget review

•    Receives reports from management on risk matters in the context of the Company’s strategic, business, and operational planning and decision making

•    Receives reports from various centers of management-level risk expertise, including Corporate Strategic Planning, Legal, Corporate Compliance, Health Environment and Safety, Security, Global Exploration and • Reserves, Corporation Finance, and others

Audit Committee

•    Assists the Board in fulfilling its oversight of financial risk exposures and implementation and effectiveness of Chevron’s compliance programs

•    Discusses Chevron’s policies with respect to financial risk assessment and financial risk management

•    Meets with Chevron’s Chief Compliance Officer and representatives of Chevron’s Compliance Policy Committee to receive information regarding compliance policies and procedures and internal controls

•    Meets with and reviews reports from Chevron’s independent and internal auditors

•    Reports its discussions to the full Board for consideration and action when appropriate

Board Nominating and Governance Committee

•    Assists the Board in fulfilling its oversight of risks that may arise in connection with the Company’s governance structures and processes

•    Conducts an annual evaluation of the Company’s governance practices with the help of the Corporate Governance department

•    Discusses risk management in the context of general governance matters, including, among other topics, Board and management succession planning, delegations of authority and internal approval processes, stockholder proposals and activism, and Director and officer liability insurance

•    Reports its discussions to the full Board for consideration and action when appropriate

Management Compensation Committee

•    Assists the Board in fulfilling its oversight of risks that may arise in connection with Chevron’s compensation programs and practices

•    Reviews the design and goals of Chevron’s compensation programs and practices in the context of possible risks to Chevron’s financial and reputational well-being

•    Reviews Chevron’s strategies and supporting processes for management succession planning, leadership development, executive retention, and diversity

•    Reports its discussions to the full Board for consideration and action when appropriate

Public Policy Committee

•    Assists the Board in fulfilling its oversight of risks that may arise in connection with the social, political, environmental, and public policy aspects of Chevron’s business and the communities in which it operates

•    Discusses risk management in the context of, among other things, legislative and regulatory initiatives, safety and environmental stewardship, community relations, government and nongovernment organization relations, and Chevron’s reputation

•    Reports its discussions to the full Board for consideration and action when appropriate

Chevron Corporation—2014 Proxy Statement	15

CORPORATE GOVERNANCE

Succession Planning and Leadership Development

Succession planning and leadership development are top priorities for your Board and management. Semi-annually, the nonemployee Directors review candidates for all senior management positions to ensure that qualified candidates are available for all positions and that development plans are being utilized to strengthen the skills and qualifications of candidates.

To assist the nonemployee Directors, the CEO periodically provides them with an assessment of senior executives and their potential to succeed to the position of CEO, as well as perspectives on potential candidates for other senior management positions.

Corporate Governance Guidelines

Your Board has adopted Corporate Governance Guidelines to provide a transparent framework for the effective governance of Chevron. The Corporate Governance Guidelines are reviewed regularly and updated as appropriate. The full text of the Corporate Governance Guidelines can be found on our website at www.chevron.com, and address, among other topics:

•	the role of the Board

•	Board membership criteria

•	Director independence

•	the selection of new Directors

•	Board size

•	Director terms of office

•	the election of Directors

•	Director retirement
•	Board leadership and the independent Lead Director

•	executive sessions

•	succession planning

•	Director compensation

•	Board access to senior management

•	Board performance evaluations

•	stock ownership guidelines

•	communicating with the Board

Business Conduct and Ethics Code

We have adopted a code of business conduct and ethics for Directors, officers (including the Company’s Chief Executive Officer, Chief Financial Officer and Comptroller), and employees, known as the Business Conduct and Ethics Code. The code is available on our website at www.chevron.com and is available in print upon request. We will post any amendments to the code on our website.

Engagement

Your Board believes that fostering long-term and institution-wide relationships with stockholders and maintaining their trust and goodwill is a core Chevron objective. Chevron conducts extensive engagements with key stockholders. These engagements routinely cover governance, compensation, social, safety, environmental, and other issues to ensure that management and the Board understand and address the issues that are important to our stockholders. In an effort to continuously improve Chevron’s governance processes and communications, Chevron has developed and follows an Annual Engagement Plan and Process to systematically identify and plan its engagements and to proactively address important issues. The Annual Engagement Plan and Process is supervised by an Engagement Steering Committee, which is composed of senior executive officers. The

Engagement Steering Committee meets periodically to discuss engagement efforts and key issues and trends.

During 2013, an engagement team consisting of senior executives, subject matter experts on governance, compensation, and environmental and social issues, and, when appropriate, our independent Lead Director, conducted over 50 formal in-depth discussions with stockholders representing nearly 35 percent of Chevron’s common stock outstanding. In addition, our engagement team met with many of the stockholders who submitted proposals for inclusion in our Proxy Statement in order to understand their concerns and discuss areas of agreement and disagreement. Chevron gained valuable feedback during these engagements, and this feedback was shared with the Board and its relevant committees.

Communicating with the Board

The Board Nominating and Governance Committee reviews interested-party communications, including stockholder inquiries directed to nonemployee Directors. The Corporate Secretary and Chief Governance Officer compiles the communications, summarizes lengthy or repetitive communications, and regularly summarizes the communications received, the responses sent, and further disposition, if any. All communications are available to the Directors.

Interested parties wishing to communicate their concerns or questions about Chevron to the Chairman of the Board Nominating and Governance Committee or any other nonemployee Directors may do so by U.S. mail addressed to Nonemployee Directors, c/o Office of the Corporate Secretary and Chief Governance Officer, 6001 Bollinger Canyon Road, San Ramon, CA 94583-2324, or by email to corpgov@chevron.com.

16	Chevron Corporation—2014 Proxy Statement

CORPORATE GOVERNANCE

Related Person Transactions

Review and Approval of Related Person Transactions

It is our policy that all employees and Directors must avoid any activity that is in conflict with, or has the appearance of conflicting with, Chevron’s business interests. This policy is included in our Business Conduct and Ethics Code. Directors and executive officers must inform the Chairman and the Corporate Secretary and Chief Governance Officer when confronted with any situation that may be perceived as a conflict of interest. In addition, at least annually, each Director and executive officer completes a detailed questionnaire specifying any business relationship that may give rise to a conflict of interest.

Your Board has charged the Board Nominating and Governance Committee to review related person transactions as defined by U.S. Securities and Exchange Commission (SEC) rules. The Committee has adopted guidelines to assist it with this review. Under these guidelines, all executive officers, Directors and Director nominees must promptly advise the Corporate Secretary and Chief Governance Officer of any proposed or actual business and financial affiliations involving themselves or their immediate family members that, to the best of their knowledge after reasonable inquiry, could reasonably be expected to give rise to a reportable related person transaction. The Corporate Secretary and Chief Governance Officer will prepare a report summarizing any potentially reportable transactions, and the Committee will review these reports and determine whether to approve or ratify the identified transaction. The Committee has identified the following categories of transactions that are deemed to be preapproved by the Committee, even if the aggregate amount involved exceeds the $120,000 reporting threshold identified in the SEC rules:

•

compensation paid to an executive officer if that executive officer’s compensation is otherwise reported in our Proxy Statement or if the executive officer is not an immediate family member of another Chevron executive officer or Director;

•	compensation paid to a Director for service as a Director if that compensation is otherwise reportable in our Proxy Statement;

•	transactions in which the related person’s interest arises solely as a stockholder and all stockholders receive the same benefit on a pro-rata basis;

•

transactions involving competitive bids (unless the bid is awarded to a related person who was not the lowest bidder or unless the bidding process did not involve the use of formal procedures normally associated with our competitive bidding procedures);

•	transactions involving services as a common or contract carrier or public utility in which rates or charges are fixed by law;

•	transactions involving certain banking-related services under terms comparable with similarly situated transactions;

•

transactions conducted in the ordinary course of business in which our Director’s interest arises solely because he or she is a director of another entity and the transaction does not exceed $5 million or five percent (whichever is greater) of the receiving entity’s consolidated gross revenues for that year;

•

charitable contributions by Chevron to an entity in which our Director’s interest arises solely because he or she is a director, trustee, or similar advisor to the entity and the contributions do not exceed, in the aggregate, $1 million or two percent (whichever is greater) of that entity’s gross revenues for that year; and

•

transactions conducted in the ordinary course of business and our Director’s interest arises solely because he or she owns an equity or limited partnership interest in the entity and the transaction does not exceed two percent of the total equity or partnership interests of the entity.

The Committee reviews all relevant information, including the amount of all business transactions involving Chevron and the entity with which the Director or executive officer is associated, and determines whether to approve or ratify the transaction. A Committee member will abstain from decisions regarding transactions involving that Director or his or her family members.

Related Person Transactions

The stepmother of Chairman and Chief Executive Officer John S. Watson and Mr. Watson’s late father’s estate (of which Mr. Watson, his stepmother, and several of his immediate family members are beneficiaries) are receiving payments from a law firm in connection with the firm’s buyout in January 2008 of Mr. Watson’s father’s partnership and real property interests. In late 2008, subsequent to Mr. Watson’s father’s withdrawal from this law firm and death, Chevron retained the firm. In 2013, Chevron paid the firm approximately $615,000 and does not expect the firm to provide legal services in 2014.

Samuel W. Johnson, son of Mr. Jay Johnson, Senior Vice President, Upstream, is employed by Chevron with annual compensation of approximately $154,000 plus employee benefits.

The Board Nominating and Governance Committee has reviewed and ratified these transactions under the standards described above.

Chevron Corporation—2014 Proxy Statement	17

CORPORATE GOVERNANCE

Board Nominating and Governance Committee Report

The Board Nominating and Governance Committee is responsible for recommending to the Board the qualifications for Board membership, identifying, assessing, and recommending qualified Director candidates for the Board’s consideration, assisting the Board in organizing itself to discharge its duties and responsibilities, and providing oversight of Chevron’s corporate governance practices and policies, including an effective process for stockholders to communicate with the Board. The Committee is composed entirely of independent Directors as defined by the NYSE Corporate Governance Standards and operates under a written charter. The Committee’s charter is available on Chevron’s website at www.chevron.com and is available in print upon request.

The Committee’s role in and process for identifying and evaluating prospective Director nominees, including nominees recommended by stockholders, is described under “Director Nomination Process” in this Proxy Statement. In addition, the Committee makes recommendations to the Board concerning Director independence, Board committee assignments, committee chairman positions, Audit Committee “financial experts” and the financial literacy of Audit Committee members.

The Committee regularly reviews trends and recommends best practices, initiates improvements, and plays a leadership role in maintaining Chevron’s strong corporate governance structures and practices. Among the practices the Committee believes demonstrate the Company’s commitment to strong corporate governance are:

•	annual election of all Directors;

•	supermajority of independent Directors;

•	majority vote standard for the election of Directors in uncontested elections, coupled with a Director resignation policy;

•	annual election of the Chairman of the Board by Directors;
•	annual election of an independent Lead Director by independent Directors;

•	annual assessment of Board, committee, and Director performance;

•	Director retirement policy;

•	annual succession planning sessions;

•	confidential stockholder voting policy;

•	minimum stockholding requirements for Directors and officers;

•	review and approval or ratification of “related person transactions” as defined by SEC rules;

•	policy to obtain stockholder approval of any stockholder rights plan;

•	right of stockholders to call for a special meeting; and

•	no supermajority voting provisions in Restated Certificate of Incorporation or By-Laws.

Stockholders can find additional information concerning Chevron’s corporate governance structures and practices in Chevron’s Corporate Governance Guidelines, By-Laws and the Restated Certificate of Incorporation, copies of which are available on Chevron’s website at www.chevron.com and are available in print upon request.

Respectfully submitted on March 25, 2014, by members of the Board Nominating and Governance Committee of your Board:

Robert E. Denham, Chairman

Jon M. Huntsman, Jr.

Kevin W. Sharer

Carl Ware

Management Compensation Committee Report

The Management Compensation Committee of Chevron has reviewed and discussed with management the Compensation Discussion and Analysis beginning on page 21 of this Proxy Statement, and based on such review and discussion, the Committee recommended to the Board of Directors of the Corporation that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Corporation’s Annual Report on Form 10-K.

Respectfully submitted on March 25, 2014, by members of the Management Compensation Committee of your Board:

Carl Ware, Chairman

Linnet F. Deily

Robert E. Denham

Charles W. Moorman IV

Kevin W. Sharer

18	Chevron Corporation—2014 Proxy Statement

CORPORATE GOVERNANCE

Audit Committee Report

The Audit Committee assists your Board in fulfilling its responsibility to oversee management’s implementation of Chevron’s financial reporting process. The Audit Committee charter can be viewed on the Chevron website at www.chevron.com and is available in print upon request.

In discharging its oversight role, the Audit Committee reviewed and discussed the audited financial statements contained in the 2013 Annual Report on Form 10-K with Chevron’s management and its independent registered public accounting firm. Management is responsible for the financial statements and the reporting process, including the system of disclosure controls and procedures and internal control over financial reporting. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of Chevron’s financial statements with accounting principles generally accepted in the United States and on the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee met privately with the independent registered public accounting firm and discussed issues deemed significant by the accounting firm, and the Audit Committee has discussed with the independent auditors the matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board.

In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from Chevron and its management; received the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence; and considered whether the provision of nonaudit services was compatible with maintaining the accounting firm’s independence.

In reliance on the reviews and discussions outlined above, the Audit Committee has recommended to your Board that the audited financial statements be included in Chevron’s Annual Report on Form 10-K for the year ended December 31, 2013, for filing with the U.S. Securities and Exchange Commission.

Respectfully submitted on February 20, 2014, by the members of the Audit Committee of your Board:

Ronald D. Sugar, Chairman

Alice P. Gast

Enrique Hernandez, Jr.

John G. Stumpf

Chevron Corporation—2014 Proxy Statement	19

Board Proposal to Ratify the Appointment of the Independent Registered Public Accounting Firm (Item 2 on the Proxy Card)

Principal Accountant Fees and Services

The Audit Committee, which is composed entirely of independent Directors, has selected PricewaterhouseCoopers LLP (PricewaterhouseCoopers) as our independent registered public accounting firm to audit the consolidated financial statements of Chevron and its subsidiaries for 2014 and the effectiveness of Chevron’s internal control over financial reporting. Your Board has endorsed this appointment. PricewaterhouseCoopers previously audited the consolidated financial statements of Chevron during the years ended December 31, 2013 and 2012, and the effectiveness of Chevron’s internal control over financial reporting as of December 31, 2013. During the years ended December 31, 2013 and 2012, PricewaterhouseCoopers provided both audit and nonaudit services.

Aggregate fees for professional services rendered to us by PricewaterhouseCoopers for the years ended December 31, 2013 and 2012, were as follows (millions of dollars):

Services Provided	2013	2012
Audit	$26.6	$25.2
Audit Related	$1.8	$2.0
Tax	$1.2	$1.1
All Other	$0.5	$0.3
TOTAL	$30.1	$28.6

The Audit fees for the years ended December 31, 2013 and 2012, were for the audits of Chevron’s consolidated financial statements, statutory and subsidiary audits, issuance of consents, assistance with and review of documents filed with the U.S. Securities and Exchange Commission, and the audit of the effectiveness of internal control over financial reporting.

The Audit Related fees for the years ended December 31, 2013 and 2012, were for assurance and related services for employee benefit plan audits, due diligence related to mergers and acquisitions, accounting consultations and attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

Tax fees for the years ended December 31, 2013 and 2012, were for services related to tax compliance, including the preparation of tax returns and claims for refund, and tax advice, including assistance with tax audits and appeals.

All Other fees for the years ended December 31, 2013 and 2012, included services rendered for software licenses, subscriptions, benchmark studies and surveys.

Audit Committee Preapproval Policies and Procedures

All 2013 audit and nonaudit services provided by PricewaterhouseCoopers were preapproved by the Audit Committee. The nonaudit services that were approved by the Audit Committee were also reviewed to ensure compatibility with maintaining the accounting firm’s independence.

The Audit Committee has implemented preapproval policies and procedures related to the provision of audit and nonaudit services. Under these procedures, the Audit Committee preapproves both the type of services to be provided by PricewaterhouseCoopers and the estimated fees related to these services. During the approval process, the Audit Committee considers the impact of the types of services and the related fees on the independence of the accounting firm. The services and fees must be deemed compatible with the maintenance of the accounting firm’s independence, including compliance with SEC rules and regulations.

Throughout the year, the Audit Committee reviews any revisions to the estimates of audit and nonaudit fees initially approved.

Representatives of PricewaterhouseCoopers will be present at the Annual Meeting, will have an opportunity to make statements if they desire, and will be available to respond to questions, as appropriate. If stockholders do not ratify the appointment of PricewaterhouseCoopers, the Audit Committee will select another independent registered public accounting firm for the following year.

Vote Required

This proposal is approved if the number of shares voted FOR exceeds the number of shares voted AGAINST. Any shares not voted on this proposal (whether by abstention or otherwise) will have no impact on this proposal. If you are a street name stockholder and do not vote your shares, your bank, broker, or other holder of record can vote your shares at its discretion on this proposal.

Your Board’s Recommendation

Your Board unanimously recommends that you vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as Chevron’s independent registered public accounting firm.

20	Chevron Corporation—2014 Proxy Statement

Executive Compensation

Compensation Discussion and Analysis

A Message to Our Stockholders

“Chevron’s executive compensation program ensures alignment between stockholders, executives, and the Company.”

Carl Ware

Chairman of the Management Compensation Committee

Dear Chevron Stockholder,

The Management Compensation Committee (MCC) carefully considers your views about how we pay our executives. The MCC is composed solely of independent Directors, and we are accountable for ensuring that the links between pay and our business goals are responsible, appropriate, and strongly aligned with your interests as a Chevron stockholder.

We annually review our compensation programs, including our compensation-related risk profile, to ensure that our compensation-related risks are not likely to have a material adverse effect on the Company. Our programs are designed to be externally competitive and sufficiently flexible in order to attract, motivate, and retain top-tier talent in this highly competitive industry. To assist us, we engage an independent compensation consultant, Exequity LLP, which performs no other consulting or other services for Chevron.

Each year, we take into account the result of the “say-on-pay” vote cast by you. In 2013, approximately 95 percent of those who voted approved the compensation of Chevron’s named executive officers (NEOs). We interpreted this strong level of support as affirmation of the current design, purposes, and direction of our compensation programs. We also solicited input from a number of our largest stockholders to get specific feedback.

Our leadership team continues to achieve challenging performance milestones and to produce strong stockholder returns over medium- and longer-term investment horizons. Our existing compensation plans have supported that success. While we did not make substantive changes to our program in 2013, we continually review our approach and make improvements when appropriate.

Chevron is proud to be part of your portfolio, and we look forward to many successful years ahead.

Sincerely,

Management Compensation

Committee

Chevron Corporation—2014 Proxy Statement	21

EXECUTIVE COMPENSATION

Objectives of Our Executive Compensation Program

The overarching objective of our executive compensation program is to attract and retain seasoned management who will deliver long-term stockholder value. Our success is driven by our people.

The global energy business is the largest industry in the world and is very competitive. As measured by net income, four out of the top 10 global companies operate in this business segment. The lead times and project life spans in our business are generally very long. The development cycle of a large, major capital project, from exploration to first production, can be 10 years or longer. Equally important, the productive life spans of our assets can be very long—several decades in most cases and in excess of 100 years for some assets.

Accordingly, we have designed our compensation programs to reward career employees. This reflects the fact that the productive life of our asset base spans generations of employees and that the development cycle of many current investment projects are longer than an NEO’s tenure in a particular executive position.

Our management and employees have routinely delivered superior long-term stockholder returns. The stock performance graph that follows shows how an investment in Chevron common stock would have performed versus an equal investment in either the S&P 500 Index or a hypothetical portfolio of BP, ExxonMobil, Royal Dutch Shell and Total equity securities over a five-year period ending December 31, 2013.

The comparison includes the reinvestment of all dividends and is adjusted for stock splits, if any. The relative weightings of the constituent equity securities for this hypothetical portfolio match the relative market capitalizations of BP, ExxonMobil, Royal Dutch Shell and Total as of the beginning of each year.

Our Pay Philosophy

Our compensation programs have been designed with several important values in mind. These include:

•	structuring our compensation programs in a manner that ensures strong alignment of the interests of our stockholders, the Company, and our employees and executives;

•	paying for performance;

•	structuring our compensation programs to reward career employees;

•	paying competitively, across all salary grades and across all geographies;
•	applying compensation program rules in a manner that is internally consistent; and

•

being metrics-driven and properly balanced in our emphasis on short-term and long-term objectives and our use of measures based on absolute performance, relative performance against industry peers, historical performance, and progress on key business initiatives.

22	Chevron Corporation—2014 Proxy Statement

EXECUTIVE COMPENSATION

Components of Compensation

The material components of our executive compensation program and their purposes and key characteristics are summarized in the following chart.

Chevron Corporation—2014 Proxy Statement	23

EXECUTIVE COMPENSATION

Pay-for-Performance Framework

Our compensation program is designed to pay NEOs for Company and individual performance. To support this objective, the majority of executive pay is “at-risk” and comes from long-term incentives, which reward performance that drives stockholder value over the long term.

Significant Pay at Risk

Approximately 91 percent of the total direct compensation (base salary, CIP and LTIP) delivered to our CEO and 85 percent delivered to our NEOs is at risk. By “at risk,” we mean there is no guarantee that the compensation values expected at the time individual awards were granted will be realized. The MCC has complete discretion to severely restrict, and even score at zero, the Corporate Performance Rating and Individual Performance Modifier for the annual cash bonus program, the CIP, discussed in more detail below. Stock options can be rendered worthless if the Company has not performed well and if stock price appreciation has not occurred within 10 years of the grant date. Performance share awards can be rendered worthless as well if Chevron ranks last in relative total shareholder return (TSR) for any given three-year period. Lastly, restricted stock units can deteriorate markedly in value from the grant date if Chevron performs poorly. Therefore, for the NEOs to sustain competitive pay relative to industry peers, Chevron must show sustained competitive performance and Chevron’s stockholders must be rewarded with competitive TSR results. This “at risk” feature demonstrates management’s alignment with stockholders’ interests.

In 2013, the portion of Mr. Watson’s total compensation that was at risk, along with the other NEOs, is illustrated as follows:

Emphasis on Long-Term Incentives That Are Tied to Performance

Long-term incentive awards are typically awarded as 60 percent stock options and 40 percent performance shares. This combination provides a balance of awards, which the MCC believes appropriately serves performance incentive and executive retention objectives. Options gain value when absolute stock prices rise, but can be rendered worthless through macroeconomic factors unrelated to the energy industry (e.g., the recent financial recession and the accompanying significant decline in equity values) or through poor company performance.

Performance shares are awarded based on relative company performance against peers and, although they can lose value during general market declines, they are much less likely to be rendered worthless by general, unfavorable equity market declines. Both LTIP awards derive value directly from the Company’s stock price appreciation, and both are in total alignment with stockholder interests.

24	Chevron Corporation—2014 Proxy Statement

EXECUTIVE COMPENSATION

Use of Peer Groups

We are always competing for the best talent with our direct industry peers and with the broader market. Accordingly, the MCC regularly reviews the market data, pay practices, and ranges of specific comparator, or “peer,” companies to ensure that we continue to offer a relevant and competitive executive pay program each year. Throughout this Compensation Discussion and Analysis, we refer to three distinct peer groups, as described below.

Peer Group	Description	Purpose	Source
Oil Industry Peer Group (13 companies)	Represents companies with substantial U.S. or global operations that most nearly approximate the size, scope, and complexity of our business or segments of our business.	To understand how each NEO’s total compensation compares with the total compensation for reasonably similar positions at these companies.	Gathered from the Oil Industry Job Match Survey, an annual survey published by Towers Watson, and from these companies’ proxy statements and other public disclosures.
Non-Oil Industry Peer Group (22 companies)	Represents companies of significant financial and operational size whose products are primarily commodities and that have, among other things, global operations, significant assets and capital requirements, long-term project investment cycles, extensive technology portfolios, an emphasis on engineering and technical skills, and extensive distribution channels.	To periodically compare our overall compensation practices (and those of the oil and energy industry, generally) against a broader mix of companies to ensure that our compensation practices are reasonable when compared with non-energy companies that are similar to Chevron in size, complexity, and scope of operations.	Gathered from the Total Compensation Measurement Database, a proprietary source of compensation and data analysis developed by Aon Hewitt.
LTIP Performance Share Peer Group (4 companies)	A subset of our Oil Industry Peer Group: BP, ExxonMobil, Royal Dutch Shell, and Total.*	To compare our total shareholder return over a three-year period to determine the payout value, if any, of performance share awards under our Long-Term Incentive Plan.	Gathered from the Oil Industry Job Match Survey, an annual survey published by Towers Watson, and from these companies’ proxy statements and other public disclosures.
*	Total replaced ConocoPhillips/Phillips 66 for 2012 and future awards.

Oil Industry Peer Group (in order of decreasing market capitalization)

		Market Cap ($ Millions)	Sales and Other Operating Revenues ($ Millions)(1)	Net Income ($ Millions)
Company Name	Company Ticker	12/31/13	FY 2013	FY 2013
ExxonMobil Corporation	XOM	438,702	407,666	32,580
Chevron Corporation	CVX	239,028	211,665	21,423
Royal Dutch Shell plc	RDSA	224,337	451,235	16,371
BP plc	BP	150,784	379,136	23,681
ConocoPhillips	COP	86,553	54,413	9,156
Occidental Petroleum Corporation	OXY	75,700	24,455	5,903
Phillips 66	PSX	45,521	157,730	3,726
Anadarko Petroleum Corporation	APC	39,977	14,867	801
Hess Corporation	HES	27,747	22,284	5,052
Valero Energy Corporation	VLO	27,298	138,074	2,720
Marathon Petroleum Corporation	MPC	27,216	93,897	2,112
Devon Energy Corporation	DVN	25,119	10,588	(20)
Marathon Oil Corporation	MRO	24,569	14,501	1,753
Tesoro Corporation	TSO	7,751	37,601	412
(1)	Excludes excise, value-added and similar taxes.

The Oil Industry Peer Group companies most similar to Chevron in size, complexity, geographic reach, business lines, and location of operations are BP, ExxonMobil, and Royal Dutch Shell. These companies are key competitors for stockholder investments within the larger global energy sector. We also compete for stockholder interest with smaller companies, including the larger independent exploration and production companies (ConocoPhillips, Occidental, Anadarko, etc.) and the larger independent refining and marketing companies (Valero, Tesoro, etc.). We compete with all of these companies for executive talent.

Chevron Corporation—2014 Proxy Statement	25

EXECUTIVE COMPENSATION

Non–Oil Industry Peer Group (in order of decreasing market capitalization)

		Market Cap ($ Millions)	Sales and Other Operating Revenues ($ Millions)(1)	Net Income ($ Millions)
Company Name	Company Ticker	12/31/13	FY 2013	FY 2013
General Electric Company	GE	282,823	100,542	14,055
Johnson & Johnson	JNJ	258,341	71,312	13,831
Chevron Corporation	CVX	239,028	211,665	21,423
Pfizer Inc.	PFE	197,349	51,584	22,003
International Business Machines Corporation	IBM	196,949	97,250	16,483
AT&T Inc.	T	183,746	128,752	18,249
Merck & Co. Inc.	MRK	146,477	44,033	4,404
Verizon Communications Inc.	VZ	140,639	120,550	11,497
Intel Corporation	INTC	128,918	52,708	9,620
Pepsico Inc.	PEP	126,815	66,415	6,740
The Boeing Company	BA	102,013	86,623	4,585
3M Company	MMM	93,027	30,871	4,659
Honeywell International Inc.	HON	71,616	39,055	3,924
Ford Motor Co.	F	60,853	139,400	7,155
Caterpillar Inc.	CAT	57,921	52,694	3,789
The Dow Chemical Company	DOW	53,513	57,080	4,787
Hewlett-Packard Company[2]	HPQ	53,383	111,851	5,113
Duke Energy Corporation	DUK	48,721	24,598	2,665
Lockheed Martin Corporation	LMT	47,423	45,358	2,981
Northrop Grumman Corporation	NOC	24,939	24,661	1,952
American Electric Power Co. Inc.	AEP	22,762	15,357	1,480
International Paper Company	IP	21,593	29,080	1,395
Alcoa Inc.	AA	11,385	23,032	(2,285)
(1)	Excludes excise, value-added and similar taxes.

(2)

Hewlett-Packard’s fiscal year ends on October 31. Accordingly, market capitalization reflects October 31, 2013, shares outstanding and December 31, 2013, stock price. Sales and Other Operating Revenues and Net Income both reflect the fiscal year ended October 31, 2013.

How Compensation Is Delivered

As described above in “Pay for Performance Framework,” our compensation program is designed to deliver competitive pay in the current year (base salary plus CIP awards) and in future years (LTIP awards) based on the longer-term—largely stock price—performance of the Company. For NEOs, primary emphasis is on long-term, at-risk compensation, i.e., LTIP awards such as stock options, performance shares and, from time to time, restricted stock units, the value of which move in direct relation to our stock price and returns provided to our stockholders.

•	Stock options have value only if Chevron’s stock price advances above the grant-day price.

•	Performance shares capture value in direct relation to Chevron’s relative ranking versus our LTIP Performance Share Peer Group on total shareholder return (stock price appreciation plus dividends).

•	Restricted stock units, which are used infrequently, hold value in direct relation to Chevron’s stock price.

Stock options can be rendered worthless if the Company’s stock price falls below the grant-day price. Performance shares can be rendered worthless if Chevron ranks last in TSR for the designated three-year performance period.

This mix of award elements serves a retention objective in that it diversifies grant-recipient compensation risks. Stock options provide strong incentives for absolute, long-term stock price appreciation, but offer no protection of value against broad-based or energy-industry specific market declines, even if Company performance under those adverse conditions is competitive relative to peers. Performance shares are likely to retain at least some value for recipients, reflecting relative performance versus the LTIP Performance Share Peer Group. This will apply when broad, macroeconomic factors result in a general decline in equity values (e.g., the recent financial recession) or the industry sector (e.g., a broad-based decline in commodity prices).

As described above in “Significant Pay at Risk,” the vast majority of our NEOs’ compensation is delivered through LTIP and only nine percent of our CEO’s pay is in the form of guaranteed compensation.

Below we describe in detail the material components of our compensation program for our NEOs.

26	Chevron Corporation—2014 Proxy Statement

EXECUTIVE COMPENSATION

Chevron’s Named Executive Officers, or “NEOs”
John Watson, Chairman and Chief Executive Officer
George Kirkland, Vice Chairman and Executive Vice President, Upstream
Mike Wirth, Executive Vice President, Downstream & Chemicals
Pat Yarrington, Vice President and Chief Financial Officer
Hew Pate, Vice President and General Counsel

Base Salary

Base salary is a fixed, competitive component of pay based on responsibilities, skills, and experience. Base salaries are reviewed periodically in light of market practices and changes in responsibilities.

How the CEO’s Base Salary Is Determined

The MCC’s independent consultant reviews and reports to the MCC on the relationship of Mr. Watson’s base salary to that of his peers in our Oil Industry and Non–Oil Industry Peer Groups. The MCC does not have a predetermined target or range within the Oil Industry Peer Group or Non–Oil Industry Peer Group as an objective for Mr. Watson’s base salary. Instead, the MCC exercises its discretion, taking into account the data provided by the MCC’s independent consultant, the relative size, scope, and complexity of our business, Mr. Watson’s performance, and the aggregate amount of Mr. Watson’s compensation package. After considering the totality of these elements, the MCC makes a recommendation to the independent Directors, and the independent Directors determine Mr. Watson’s base salary.

How the Other NEOs’ Base Salaries Are Determined

For our other NEOs, base salary is a function of two things: the NEO’s assigned base salary grade and individual qualitative considerations, such as individual performance, experience, skills, competitive positioning, retention objectives, and leadership responsibilities relative to other NEOs.

Mr. Watson makes recommendations to the MCC as to the base salaries for each of our other NEOs. The MCC makes base salary determinations for all NEOs, and the independent Directors of the Board review and ratify the determinations.

Each NEO is assigned to a base salary grade. Each grade has a base salary minimum, midpoint, and maximum that constitute the salary range for that grade, except for the CEO and Vice Chairman positions, which do not have salary grade ranges because they are single incumbent positions. Salary grades and the appropriate salary ranges are determined through market surveys of positions of comparable level, scope, complexity, and responsibility. The MCC annually reviews the base salary grade ranges and may approve increases in the ranges if it determines that adjustments are necessary to maintain competitiveness.

Adjustments in 2013 Base Salaries

The MCC adjusted our NEOs’ base salaries in 2013 as follows:

NEO	Position	2012 Base Salary	2013 Base Salary	Adjustment for 2013
John Watson	Chairman and CEO	$1,700,000	$1,800,000	5.9%
George Kirkland	Vice Chairman and Executive Vice President, Upstream	$1,400,000	$1,450,000	3.6%
Mike Wirth	Executive Vice President, Downstream & Chemicals	$1,000,000	$1,050,000	5.0%
Pat Yarrington	Vice President and Chief Financial Officer	$930,000	$1,000,000	7.5%
Hew Pate	Vice President and General Counsel	$781,000	$825,000	5.6%

The MCC determined that these adjustments were appropriate to maintain compensation competitiveness in base salary structure and in light of each NEO’s 2013 individual performance highlights noted below.

Chevron Corporation—2014 Proxy Statement	27

EXECUTIVE COMPENSATION

Chevron Incentive Plan (CIP)

The CIP is designed to recognize annual performance achievements. Annual operating and financial results figure prominently into this assessment, along with demonstrated progress on key business initiatives. Individual leadership is also recognized through this award. The award is delivered as an annual cash bonus based on a percentage of base salary and makes up approximately 16 percent of the CEO’s annual compensation and 21 percent of all other NEOs’ annual compensation. The CIP award calculation is consistent for all CIP-eligible Chevron employees, with the award target varying by pay grade. The award is calculated as follows:

Base Salary	x	Award Target	x	Corporate Performance Rating	x	Individual Performance Modifier
		À		À		À

Before the beginning of each performance year, the MCC establishes a CIP Award Target for each NEO, which is based on a percentage of the NEO’s base salary.

The MCC sets target awards based on the median award of our Oil Industry Peer Group. All individuals in the same salary grade have the same target, which provides internal equity and consistency.

After the end of the performance year, the MCC sets the Corporate Performance Rating. This rating reflects the MCC’s overall assessment of the Company’s performance for that year, based on a range of measures used to evaluate performance against plan in four broad categories:

•   Financial

•   Health, Environment and Safety

•   Operating Performance

•   Milestones and Commercial

The MCC has discretion on weighting the categories and on weighting the measures within each category. Performance is viewed across multiple parameters (absolute results; results versus plan; results versus Oil Industry Peer Group and/or general industry; performance trends over time) and distinctions are made between the controllable and noncontrollable aspects of the measures. With these measures as the foundation, the MCC exercises its discretion in setting the Corporate Performance Rating. The minimum Corporate Performance Rating is zero and the maximum is 200 percent.

The MCC also takes into account individual performance. This is largely a personal leadership dimension, recognizing the individual effort and initiative expended and demonstrated progress on key business initiatives during the course of the year. The MCC uses its judgment in analyzing the individual performance of each NEO, his or her enterprise and business segment leadership, and how the business units reporting to the NEO performed.

Mr. Watson makes recommendations to the MCC as to the Individual Performance Modifier of each of our other NEOs.

28	Chevron Corporation—2014 Proxy Statement

EXECUTIVE COMPENSATION

2013 CIP Results—Corporate Performance Rating

Our annual performance measures are reviewed in comparison to prior years, current-year plans, and the results of our Oil Industry Peer Group. The MCC also reviews actual annual cash award payments for the prior year for Chevron and our Oil Industry Peer Group, compared with actual business performance for Chevron and for our Oil Industry Peer Group. This comparison assures that our process for determining the Corporate Performance Rating is consistent with our Oil Industry Peer Group and that actual awards are consistent with both Chevron performance and performance relative to our peers. The MCC reviews performance in the following four broad categories, which contain a range of performance measures that reinforce the importance of both short-term and long-term performance.

Category	Key Performance Measures
Financial	• • •	Earnings/ Earnings per Share Return on Capital Employed Total Shareholder Return (TSR) (1, 3, and 5 year)
Health, Environment and Safety	• • •	Process Safety Personal Safety Environmental
Operating Performance	• • • • •	Operating Expenses Segment Earnings per Barrel Production Reserves Asset Utilization Rates
Milestones and Commercial	• •	Major Capital Projects Commercial Transactions

The key performance measures against the business plan are agreed to with the Board and the MCC at the beginning of the performance year. Mid-year and end-of-year reviews by the Board and MCC assess progress against this balanced set of performance measures.

The Corporate Performance Rating influences compensation outcomes, in a consistent manner, for most employees worldwide. Therefore, in setting the overall corporate rating, the MCC also takes into account the need to provide competitive overall compensation not only for the NEOs, but also for the employee base as a whole.

The MCC set a Corporate Performance Rating of 108 percent for 2013. This overall rating is based on the following assessment of Chevron’s 2013 performance.

2013 Performance

2013 was a solid performance year for the Company.

We continued to lead the industry in many financial and safety performance measures. We progressed several key major capital projects (Gorgon, Wheatstone, Jack/St. Malo and Bigfoot in the Upstream and several key projects in Downstream & Chemicals), which underpin the Company’s medium-term growth profile. We also continued to acquire resources that we believe will add to our growth prospects later in the decade.

Below we highlight the Company’s performance both in the four broad categories that form the basis of CIP award decisions and as compared with our LTIP Performance Share Peer Group (BP, ExxonMobil, Royal Dutch Shell, and Total, with Total replacing ConocoPhillips/Phillips 66 for 2012 and future awards). In the graphs that follow, earnings have been adjusted to exclude externally disclosed, significant items or activities that are not representative of underlying business operations, such as gains or losses associated with divestitures, asset impairments, and restructurings. We present a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures in Appendix A to this Proxy Statement.

Chevron Corporation—2014 Proxy Statement	29

EXECUTIVE COMPENSATION

Financial Highlights

•	Achieved earnings of $21.4 billion, fourth highest in the Company’s history

•	Posted a return on capital employed (ROCE) of 13.5 percent, second best in the LTIP Performance Share Peer Group

•	Increased the quarterly dividend 11 percent, the 26th consecutive annual increase
•	Led the LTIP Performance Share Peer Group in total shareholder return for five-year and 10-year periods

•	Led the LTIP Performance Share Peer Group on rolling five-year earnings-per-share growth for the fourth consecutive year

Health, Environment and Safety Highlights

•	Among the industry leaders in Days Away From Work Rate

•	Among the industry leaders in Total Recordable Incident Rate

•	Lowered volume of spills, posting the second-best Company performance ever

•	Reduced Tier 1 Loss of Containment events (i.e., unplanned or uncontrolled release of material from primary containment that results in a serious outcome), posting the best Company performance ever

•	Incurred lower number of process fires than 2012

•	Incurred higher number of fatalities than 2012

Operating Performance Highlights

•	Led the industry in earnings per barrel in our Upstream segment (fourth consecutive year)

•	Led the industry in cash margins per barrel in our Upstream segment (fourth consecutive year)

•	Achieved 85 percent reserves replacement ratio for 2013, 123 percent for the three-year period, and 100 percent for the five-year period
•	2013 production impacted by delayed startup of a liquefied natural gas (LNG) plant in Angola, and higher decline and lower gas well deliverability in Thailand

•	Was ranked No. 2 in earnings per barrel in our Downstream segment

•	Lower refinery utilization rates than 2012

30	Chevron Corporation—2014 Proxy Statement

EXECUTIVE COMPENSATION

Milestones and Commercial Highlights

Significant progress was made throughout the year on important capital projects.

For Upstream, one major capital project started up—Angola LNG. New wells were brought online at Agbami 2 and Usan in Nigeria, and first oil was achieved at Papa Terra in Brazil. Progress on the Kitimat LNG project continued through engineering design, with early works and site preparation under way in western Canada. We also signed a Memorandum of Understanding with the Republic of Kazakhstan enabling us to advance our Future Growth and Wellhead Pressure Management Projects in that country. Progress was also made on four other key projects that underpin our medium-term production growth:

•

Gorgon LNG (Australia) – Plant start-up and first cargo is planned for mid-2015; this project was about 75 percent complete as of December 2013; and nearly all modules for the first of three anticipated liquefaction facilities were installed.

•

Wheatstone LNG (Australia) – Start-up of the first train is expected in 2016; we also continued site preparation and fabrication of key equipment; the project was about 25 percent complete as of December 2013.

•	Jack/St. Malo (Gulf of Mexico) – First production is scheduled for late 2014; the facility was safely moored on location for commissioning.
•	Big Foot (Gulf of Mexico) – First production is scheduled in 2015; the facility is undergoing integration of the completed modules.

In the Downstream segment, the Heavy Oil Upgrade Project, which further strengthens the competiveness of GS Caltex’s Yeosu Refinery in South Korea, started up several months ahead of schedule. Our joint venture with Chevron Phillips Chemical announced a final investment decision on its U.S. Gulf Coast Petrochemicals Project, which is designed to capitalize on advantaged feedstock sourced from emerging shale gas development in North America. At year-end, construction was nearing completion on the Pascagoula Base Oil Plant, with startup planned in 2014. The addition of this plant positions the Company as the worldwide industry leader in premium base-oil production.

In addition to progress on these key capital projects, we made significant resource additions and concluded several commercial transactions that served to strengthen our portfolio and provide future development opportunities. Highlights include establishing a participating interest in Argentina’s Neuquén Basin, finalizing our agreements in the Liard and Horn River Basins in Canada and assuming operatorship of the corresponding Kitimat LNG plant and pipeline, acquiring new acreage with exploration potential in the Kurdistan Region of Iraq and in the Bight Basin and Cooper Basin of Australia. We also acquired deepwater acreage in the Gulf of Mexico and Brazil, as well as new acreage in the Delaware Basin (New Mexico) and in the Duvernay in Canada.

CIP Awards for 2013 Performance Year

The MCC and independent Directors of the Board assessed corporate and individual performance in making CIP awards based on 2013 performance.

As described above, performance is assessed against key performance measures on historical and relative competitive performance of the Company against our Oil Industry Peer

Group. In the MCC’s and the independent Directors’ assessment, the following CIP awards demonstrate the crucial connection between pay and performance, reinforce management’s accountability for the full spectrum of operating results, and support the objective of attracting and retaining seasoned management who will deliver long-term stockholder value.

2013 CIP Results—Individual Performance Highlights

NEO	Performance Highlights
John Watson

•  Fourth-highest earnings and earnings per share in the Company’s history and top-tier return on capital employed (ROCE) and earnings-per-barrel results

•  Led the LTIP Performance Share Peer Group in total shareholder return for the three-year and five-year periods

•  Development and implementation of value-creating strategies, investments, and commercial transactions

•  Led the LTIP Performance Share Peer Group in personal injury rate and reduced process safety events; overall results adversely impacted by certain operating incidents

George Kirkland

•  Continued competitor-leading performance in Upstream earnings-per-barrel and segment ROCE

•  Significant portfolio additions of producing and prospective acreage, exceeding target

•  Production slightly below target, but aided by strong base business results

•  Otherwise industry-leading safety performance adversely impacted by an operating incident

Mike Wirth

•  Downstream earnings short of plan due to unplanned downtime at key refineries

•  Ranked second in earnings-per-barrel in our Downstream segment

•  Ranked second in ROCE among peer group

•  On track for majority of capital projects

Pat Yarrington

•  Outstanding internal controls performance

•  Excellent cash and balance sheet management, as reflected by key financial decisions

•  Very effective relationship development and engagement with the investor and finance communities

Hew Pate

•  Continued reduction in outstanding litigation docket through successful case resolution

•  Outstanding management of international cases and other major litigation matters

•  Effective support of major transactions and commercial activity

Chevron Corporation—2014 Proxy Statement	31

EXECUTIVE COMPENSATION

2013 CIP Results

Mr. Watson received an award of $3,200,000. This amount reflects the amount of his base salary ($1,800,000) multiplied by his CIP Award Target percentage of 150 percent multiplied by the Corporate Performance Rating of 108 percent, resulting in an award of $2,916,000. The remaining $284,000 of Mr. Watson’s award is attributable to the MCC’s and independent Directors’ assessment of his individual performance, as described above.

Mr. Kirkland received an award of $2,200,000. This amount reflects the amount of his base salary ($1,450,000) multiplied by his CIP Award Target percentage of 130 percent multiplied by the Corporate Performance Rating of 108 percent, resulting in an award of $2,035,800. The remaining $164,200 of Mr. Kirkland’s award is attributable to the MCC’s and independent Directors’ assessment of his individual performance, as described above.

Mr. Wirth received an award of $1,222,500. This amount reflects the amount of his base salary ($1,050,000) multiplied by his CIP Award Target percentage of 110 percent multiplied by the Corporate Performance Rating of 108 percent, resulting in an award of $1,247,400. Mr. Wirth’s final award amount of $1,222,500 is attributable to the MCC’s and independent Directors’ assessment of his individual performance, as described above.

Ms. Yarrington received an award of $1,366,200. This amount reflects the amount of her base salary ($1,000,000) multiplied by her CIP Award Target percentage of 110 percent multiplied by the Corporate Performance Rating of 108 percent, resulting in an award of $1,188,000. The remaining $178,200 of Ms. Yarrington’s award is attributable to the MCC’s and independent Directors’ assessment of her individual performance, as described above.

Mr. Pate received an award of $953,400. This amount reflects the amount of his base salary ($825,000) multiplied by his CIP Award Target percentage of 100 percent multiplied by the Corporate Performance Rating of 108 percent, resulting in an award of $891,000. The remaining $62,400 of Mr. Pate’s award is attributable to the MCC’s and independent Directors’ assessmentof his individual performance, as described above.

Long-Term Incentive Plan (LTIP)

The key objective of our LTIP awards is to encourage performance that drives stockholder value over the long term. LTIP awards give our NEOs a meaningful equity stake in the business, an equity stake that vests over time. The amount of an NEO’s LTIP award at grant time is determined by the MCC with input from its independent compensation consultant, using Oil

Industry Peer Group compensation comparisons. The objective is to ensure Chevron is competitive against the Oil Industry Peer Group on total compensation (cash plus equity), after allowing for appropriate distinctions based on size, scale, scope, and job responsibilities. Our LTIP awards typically consist of two equity components:

Component	Weight	How It Works
Stock Options[1]	60%

•  Strike price is equal to the closing stock price on the grant date

•  Vest and become exercisable one-third per year, based on continued service for the first three years, and expire 10 years after the grant date

•  Gain realized depends on the stock price at the exercise date compared with the strike price

•  Actual number of options granted is determined by dividing 60 percent of the value of the NEO’s LTIP award by an estimated Black-Scholes option value

Performance Shares[2]	40%

•  Payout is dependent on Chevron’s total shareholder return (TSR) over a three-year period, compared with our LTIP Performance Share Peer Group (BP, ExxonMobil, Royal Dutch Shell, and Total)

•  Payout can vary from 0 percent to 200 percent of the target number of shares, depending on this relative TSR ranking

•  Payout of 200 percent is earned only if Chevron’s TSR is better than all of our LTIP Performance Share Peer Group

•   Payout of 0 percent is earned if Chevron’s TSR is last relative to all of our LTIP Performance Share Peer Group

•  Actual number of shares granted is determined by dividing 40 percent of the value of the NEO’s LTIP award by Chevron’s 90-day trailing average stock price

•  Payment is made in cash

1	We report the value of each NEO’s 2013 stock option exercises in the “Option Exercises and Stock Vested in Fiscal Year 2013” table in this Proxy Statement.

2	We report the value of each NEO’s 2013 performance share payout in the “Option Exercises and Stock Vested in Fiscal Year 2013” table in this Proxy Statement.

32	Chevron Corporation—2014 Proxy Statement

EXECUTIVE COMPENSATION

From time to time, the Board may approve the grant of restricted stock units for special retention or incentive purposes.

We use LTIP awards because they are directly linked to stockholder returns. To have value, stock options require increases in the Chevron stock price. Performance shares require Chevron to provide greater stockholder returns than our LTIP Performance Share Peer Group (BP, ExxonMobil, Royal Dutch Shell, and Total). Because grants are made each year based on the stock price at that time, executives continue to realize value from these compensation elements only if stockholder returns are sustained over a long period.

The 60/40 split of stock options and performance shares serves a retention objective in that it diversifies grant-recipient compensation risks. Performance shares provide some level of performance incentives even during periods of adverse equity market conditions, provided the Company performs favorably against its peers. Stock options, on the other hand, do not retain value if macroeconomic or industry-specific conditions force an overall decline in equity values, irrespective of individual company performance results.

With stock options and performance shares as key compensation elements, our NEOs are:

•	fully aligned with the economic interests of our stockholders, on both a medium- and longer-term time horizon;

•	significantly leveraged, from an ultimate compensation standpoint, to Chevron stock price performance; and
•	rewarded based on a balance between relative (performance shares) and absolute (stock options) pay-for-performance measures.

The average hold time prior to exercising stock options is approximately six years for our LTIP population, reinforcing the long-term focus of our senior leaders on achieving sustainable, superior performance. Although stock options comprise more than half of the potential value of an individual’s LTIP grant, the MCC does not believe a performance award structure tied solely to equity market valuations is appropriate, given that equity market fluctuations can be driven by macro factors completely unrelated to the energy industry and company performance.

Term of LTIP Awards

A Closer Look at Performance Shares: Why Total Shareholder Return (TSR)?

The MCC believes that TSR is the best overall pay-for-performance measure to align our NEOs’ performance with stockholder interests. TSR is the standard metric for stockholders to use in measuring Company performance because it easily allows for meaningful comparisons of our performance relative to other companies within our same industry, and it also allows for easy comparison with our stockholders’ other investment alternatives. It is objectively determined by third-party market participants independent of the Company’s judgment.

In addition, the MCC believes that Company performance on other measures—operational and financial, as well as short-term and long-term—is ultimately reflected in TSR results. Thus, over time, TSR offers the best indication of sustained performance across a series of important measures. It is also the measure that encourages the Company to adopt strategies and execute against those strategies to sustain its performance against key industry competitors and against the broader market. Finally, TSR as an incentive metric is not vulnerable, as other financial metrics can be, to actions that optimize short-term gains at the expense of long-term value creation.

The value of the performance share payout depends on how our TSR ranks relative to that of our LTIP Performance Share Peer Group over a three-year performance period. TSR combines stock price appreciation and dividends paid to show the total return to stockholders, expressed as an annualized percentage. The calculation assumes that dividends are reinvested in additional shares. The three-year period tracks the average holding period our key institutional investors typically hold a stock (three years).

Depending on our TSR rank compared with that of our LTIP Performance Share Peer Group, the payout is calculated as follows:

Our Relative TSR Rank	Payout as a Percentage of Target
1	200%
2	150%
3	100%
4	50%
5	0%

Performance share payouts reported in the “Option Exercises and Stock Vested in Fiscal Year 2013” table in this Proxy Statement relate to performance shares granted in January 2011. For the three-year performance period ending December 31, 2013, Chevron ranked second in TSR among the five companies in the LTIP Performance Share Peer Group. This resulted in a payout of 150 percent of target.

For awards granted after January 1, 2011, the MCC may, in its discretion, adjust the cash payout of performance shares downward if it determines that business or economic considerations warrant such an adjustment.

Chevron Corporation—2014 Proxy Statement	33

EXECUTIVE COMPENSATION

Performance shares awarded in January 2013 are not eligible for payout (if any) until expiration of the three-year performance period on December 31, 2015.

Additional details about performance share payouts can be found in the footnotes to the “Option Exercises and Stock Vested in Fiscal Year 2013” table in this Proxy Statement.

2013 LTIP Grants

In the “Summary Compensation Table” and the “Grants of Plan-Based Awards in Fiscal Year 2013” table in this Proxy Statement, we report the value and terms of the following LTIP awards granted in early 2013 to each NEO.

•

The CEO. In determining the value of an annual LTIP award for the CEO, the MCC relies upon input from our independent consultant and the compensation comparison data from the Oil Industry Peer Group. The CEO’s grant is based on the size, scope and complexity of our business, as well as Mr. Watson’s performance. The MCC does not, however, fix predetermined targets for award values. In 2013, the MCC recommended, and the independent Directors of the Board approved, an annual LTIP award for Mr. Watson as follows:

Stock Options	Performance Shares	LTIP Value at Grant Date
377,000	47,000	$15.04 MM

•

NEOs other than the CEO. For NEOs other than the CEO, the value of an annual LTIP award is a function of the NEO’s salary grade. At the beginning of the performance year, the MCC sets the annual LTIP award value for each salary grade, which is generally the median of the value of LTIP awards to persons in similar positions at companies in our Oil Industry Peer Group. The MCC does not, however, fix predetermined targets for award values. Mr. Watson makes recommendations to the MCC as to the LTIP awards for each of our other NEOs. In 2013, the

MCC approved annual LTIP awards for each of the NEOs other than the CEO, as follows:

NEO	Stock Options	Performance Shares	LTIP Value at Grant Date
George Kirkland	149,000	21,500	$6.38 MM
Mike Wirth	93,000	12,400	$3.82 MM
Pat Yarrington	103,000	13,500	$4.19 MM
Hew Pate	77,500	10,200	$3.16 MM

All NEOs, including Mr. Watson, have held their stock options approximately 6.4 years on average.

34	Chevron Corporation—2014 Proxy Statement

EXECUTIVE COMPENSATION

Retirement Programs and Other Benefits

NEOs, like all other employees, have retirement programs and other benefits as part of their overall compensation package at Chevron. We believe that these programs and benefits:

•	support our long-term investment cycle;

•	complement our career employment model; and

•	encourage retention and long-term employment.

Retirement Programs

All of our employees, including our NEOs, have access to retirement programs that are designed to allow them to accumulate retirement income. These programs include defined benefit (pension) and defined contribution (401(k) savings) plans, as well as other plans, which allow highly compensated employees to receive the same benefits they would have earned without the IRS limitations on qualified retirement plans under ERISA.

Plan Name	Plan Type	How It Works	What’s Disclosed
Chevron Retirement Plan (CRP)	Qualified Defined Benefit (IRS §401(a))	Participants are eligible for a pension benefit when they leave the Company as long as they meet age, service, and other provisions under the plan.	In the “Summary Compensation Table” and “Pension Benefits Table” in this Proxy Statement, we report the change in pension value in 2013 and the present value of each NEO’s accumulated benefit under the CRP. The increase in pension value is not a current cash payment. It represents the increase in the value of the NEOs’ pensions, which are paid only after retirement.
Chevron Retirement Restoration Plan (RRP)	Non-Qualified Defined Benefit	Provides participants with retirement income that cannot be paid from the CRP due to IRS limits on compensation and benefits.[1]	In the “Pension Benefits Table” and accompanying narrative in this Proxy Statement, we describe how the RRP works and present the current value of each NEO’s accumulated benefit under the RRP.
Employee Savings Investment Plan (ESIP)	Qualified Defined Contribution (IRS §401(k))	Participants who contribute a percentage of their annual compensation (i.e., base salary and CIP award) are eligible for a Company-matching contribution, up to annual IRS limits.[2]	In the footnotes to the “Summary Compensation Table” in this Proxy Statement, we describe Chevron’s contributions to each NEO’s ESIP account.
Employee Savings Investment Plan Restoration Plan (ESIP-RP)	Non-Qualified Defined Contribution	Provides participants with an additional Company-matching contribution that cannot be paid into the ESIP due to IRS limits on compensation and benefits.[3]	In the “Nonqualified Deferred Compensation Table” and accompanying narrative in this Proxy Statement, we describe how the ESIP-RP works and Chevron’s contributions to each NEO’s ESIP-RP account.
Deferred Compensation Plan (DCP)	Non-Qualified Defined Contribution	Participants can defer up to: • 90% of CIP awards and LTIP performance share awards • 40% of base salary above the IRS limit (IRS §401(a)(17)) for payment after retirement or separation from service.	In the “Nonqualified Deferred Compensation Table” in this Proxy Statement, we report the aggregate NEO deferrals and earnings in 2013.
1	Employees whose compensation exceeds the limits established by the IRS for covered compensation and benefit levels. The 2013 IRS annual compensation limit was $255,000.

2

Participants who contribute at least 2% of their annual compensation to the ESIP receive a Company-matching contribution of 8% (or 4% if they contribute 1%). The annual limit for both employer and employee contributions to a qualified defined contribution plan was $51,000 in 2013.

3

Participants who contribute at least 2% of their annual compensation to the Deferred Compensation Plan receive a Company-matching contribution of 8% of their base salary that exceeds the IRS annual compensation limit.

Benefit Programs

The same health and welfare programs, including post-retirement health care, that are broadly available to our employees on U.S. payroll also apply to NEOs, with no other special programs except executive physicals (as described below under Perquisites).

Perquisites

Perquisites for NEOs are limited and consist principally of financial counseling fees, executive physicals, home security, and the aggregate incremental costs to Chevron for personal use of Chevron automobiles and aircraft. The MCC periodically reviews our policies with respect to perquisites. In the “Summary Compensation Table” in this Proxy Statement, we report the value of each NEO’s perquisites for 2013.

Chevron Corporation—2014 Proxy Statement	35

EXECUTIVE COMPENSATION

Compensation Governance

The MCC works very closely with its independent compensation consultant, Exequity LLP, and management to examine pay and performance matters throughout the year, carefully assessing pay based on progress against business plans, individual performance and contributions, as well as Chevron’s performance relative to industry peers. The MCC then applies its judgment to make its decisions. The MCC solicits input from the CEO concerning the performance and compensation of other NEOs. The CEO does not participate in discussions about his own pay; any proposed change to the compensation of the CEO is recommended by the MCC and approved by the independent Directors of the Board.

A complete description of the MCC’s authority and responsibility is provided in its charter, which is available on our website at www.chevron.com and in print upon request.

Best-Practice Features

Embedded in our overall compensation program are additional features that strengthen the links between the interests of our NEOs and stockholders.

WHAT WE DO		WHAT WE DO NOT DO
✓	Stock ownership guidelines, for CEO, five times base salary; Vice Chairman, Executive Vice Presidents, and Chief Financial Officer, four times base salary	✗	No excessive perquisites, all with a specific business rationale
✓	Deferred accounts are inaccessible until a minimum of one year following termination	✗	No individual Supplemental Executive Retirement Plans
✓	Clawback provisions in the CIP, LTIP, DCP, RRP and ESIP-RP for misconduct	✗	No stock option repricing, reloads or exchange without stockholder approval
✓	Over 90 percent of CEO’s pay is at risk	✗	No loans or purchases of Chevron securities on margin
✓	Thorough assessment of performance	✗	No transferability of equity (except in the case of death or a qualifying court order)
✓	Robust succession planning process with Board review twice a year	✗	No stock options granted below fair market value
✓	MCC composed entirely of outside, independent Directors	✗	No hedging in or pledging of Chevron securities
✓	Independent compensation consultant, hired by and reporting directly to the MCC	✗	No change-in-control agreements for NEOs
✓	Negative discretion on performance share payouts for awards granted after January 1, 2011	✗	No tax gross-ups for NEOs
✓	CIP and certain LTIP awards intended to qualify for deduction (i.e., performance- based compensation) under Section 162(m) of Internal Revenue Code	✗	No “golden parachutes” or “golden coffins” for NEOs

Independent Executive Compensation Advice

The MCC retains an independent compensation consultant—Exequity LLP—to assist it with its duties. The MCC has the exclusive right to select, retain, and terminate Exequity, as well as to approve any fees, terms, and other conditions of its service. Exequity, and its lead consultant, reports directly to the MCC, but when directed to do so by the MCC, works cooperatively with Chevron’s management to develop analyses and proposals for the MCC. Exequity provides the following services to the MCC:

•	Education on executive compensation trends within and across industries
•	Development of compensation philosophy and guiding principles and recommendations concerning compensation levels

•	Selection of compensation comparator groups

•	Identification and resolution of technical issues associated with executive compensation plans, including tax, legal, accounting, and securities regulations

Exequity does not provide any services to the Company. The MCC is not aware that any work performed by Exequity raised any conflicts of interest.

36	Chevron Corporation—2014 Proxy Statement

EXECUTIVE COMPENSATION

Stock Ownership Guidelines

We require our NEOs to hold prescribed levels of Chevron common stock, further linking their interests with those of our stockholders.

Position	Ownership Requirements
CEO	Five times base salary
Vice Chairman, Executive Vice Presidents, and Chief Financial Officer	Four times base salary
All other executive officers	Two times base salary

Executives have five years to attain their stock ownership guideline. Based upon our closing stock price on December 31, 2013, our CEO had a stock ownership base-salary multiple of 10.6 times, and all other NEOs met their requirement with an average stock ownership base-salary multiple of 7.5 times. The MCC believes these ownership levels provide adequate focus on our long-term business model.

Employment, Severance, or Change-in-Control Agreements

In general, we do not maintain employment, severance, or change-in-control agreements with our NEOs. Upon retirement or separation from service for other reasons, NEOs are entitled to certain accrued benefits and payments generally afforded other employees. We describe these benefits and payments in the “Pension Benefits Table,” the “Nonqualified Deferred Compensation Table” and the “Potential Payments Upon Termination or Change-in-Control” tables in this Proxy Statement.

In February 2012, Mr. Pate and Chevron mutually terminated his employment agreement described in our 2011 proxy statement in favor of an agreement relating solely to the vesting of Mr. Pate’s outstanding equity awards, if any, if Mr. Pate’s employment is terminated for any reason on or after August 1, 2019. We describe the effect of this agreement in the footnotes to Mr. Pate’s “Potential Payments Upon Termination or Change-in-Control” table in this Proxy Statement.

Compensation Recovery Policies

The CIP, LTIP, Chevron Deferred Compensation Plan for Management Employees, Chevron Retirement Restoration Plan, and Employee Savings Investment Plan-Restoration Plan include provisions permitting us to “claw back” certain amounts of compensation awarded to an NEO at any time after June 2005 if an NEO engages in certain acts of misconduct, including among other things: embezzlement; fraud or theft; disclosure of confidential information or other acts that harm our business, reputation, or employees; misconduct resulting in Chevron having to prepare an accounting restatement; or failure to abide by post-termination agreements respecting confidentiality, noncompetition, or nonsolicitation.

Tax Gross-Ups

We do not pay tax gross-ups to our NEOs.

Tax Deductibility of NEO Compensation

We have designed awards under the CIP and awards under the LTIP (other than awards of restricted stock units or restricted stock that vest solely based on the passage of time) to qualify for deduction under Section 162(m) of the Internal Revenue Code, which permits Chevron to deduct certain compensation paid to our CEO and other three most highly paid executives (excluding the Chief Financial Officer) if compensation in excess of $1 million is performance-based. The performance-based criteria in the CIP were reapproved by stockholders in 2009, and the performance-based criteria in the LTIP was reapproved by stockholders in 2013. The MCC intends to continue seeking a tax deduction for all qualifying compensation within the Section 162(m) limits to the extent that the MCC determines it is in the best interests of Chevron and its stockholders to do so.

Chevron Corporation—2014 Proxy Statement	37

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation of our named executive officers, or “NEOs,” for the fiscal years ending December 31, 2013, December 31, 2012, and December 31, 2011. The primary components of each NEO’s compensation are also described in our “Compensation Discussion and Analysis” in this Proxy Statement.

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
J.S. Watson, Chairman & CEO(7)	2013	$1,770,833	$5,807,790	$9,228,960	$3,200,000	$3,777,809	$231,911	$24,017,303
	2012	$1,670,833	$7,095,660	$9,807,000	$3,480,000	$9,948,194	$225,435	$32,227,122
	2011	$1,570,833	$5,064,680	$7,221,600	$4,000,000	$6,592,206	$277,397	$24,726,716
P.E. Yarrington, Vice President & Chief Financial Officer	2013	$979,583	$1,668,195	$2,521,440	$1,366,200	$1,368,897	$78,825	$7,983,140
	2012	$909,583	$1,827,670	$2,451,750	$1,339,200	$3,785,547	$95,294	$10,409,044
	2011	$842,500	$3,572,160	$2,803,680	$1,425,000	$2,577,459	$67,790	$11,288,589
G.L. Kirkland, Vice Chairman & Executive Vice President, Upstream(7)	2013	$1,435,417	$2,725,775	$3,655,080	$2,200,000	$899,106	$144,656	$11,060,034
	2012	$1,370,833	$2,956,525	$4,086,250	$2,200,000	$8,008,957	$132,153	$18,754,718
	2011	$1,270,833	$2,866,800	$4,035,600	$2,600,000	$5,571,418	$168,112	$16,512,763
M.K. Wirth, Executive Vice President, Downstream & Chemicals	2013	$1,035,417	$1,546,072	$2,278,260	$1,222,500	$178,937	$140,828	$6,402,014
	2012	$986,875	$1,827,670	$2,451,750	$1,260,000	$2,196,949	$115,224	$8,838,468
	2011	$938,958	$3,572,160	$2,803,680	$1,500,000	$2,474,409	$89,583	$11,378,790
R.H. Pate Vice President & General Counsel	2013	$812,167	$1,260,414	$1,897,200	$953,400	$145,100	$82,448	$5,150,729
	2012	$768,750	$1,290,120	$1,821,300	$948,900	$145,851	$101,333	$5,076,254
	2011	$725,875	$3,781,500	$2,017,800	$1,075,000	$132,686	$79,711	$7,812,572
(1)

Reflects actual salary earned during the fiscal year covered. Compensation is reviewed after the end of each year, and salary increases, if any, are generally effective April 1 of the following year. The following table reflects the annual salary rate and effective date for 2013, 2012 and 2011 and the amounts deferred under the Deferred Compensation Plan for Management Employees II (DCP).

Name	Salary Effective Date	Salary	Total Salary Deferred Under the DCP
J.S. Watson	April 2013	$1,800,000	$177,083
	April 2012	$1,700,000	$167,083
	April 2011	$1,600,000	$534,083
P.E. Yarrington	April 2013	$1,000,000	$14,492
	April 2012	$930,000	$13,192
	April 2011	$860,000	$337,000
G.L. Kirkland	April 2013	$1,450,000	$23,608
	April 2012	$1,400,000	$22,417
	April 2011	$1,300,000	$20,517
M.K. Wirth	April 2013	$1,050,000	$15,608
	April 2012	$1,000,000	$14,737
	April 2011	$955,000	$13,879
R.H. Pate	April 2013	$825,000	$97,460
	April 2012	$781,000	$10,375
	April 2011	$739,000	$9,617

We explain the amount of salary in proportion to total compensation in our “Compensation Discussion and Analysis—Pay-for-Performance Framework—Significant Pay at Risk.”

38	Chevron Corporation—2014 Proxy Statement

EXECUTIVE COMPENSATION

(2)

Amounts for each fiscal year reflect the aggregate grant date fair value of performance shares granted under the Long-Term Incentive Plan of Chevron Corporation (LTIP). We calculate the grant date fair value of these awards in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (ASC Topic 718), as described in Note 20, “Stock Options and Other Share-Based Compensation,” to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2013. For purposes of this table only, estimates of forfeitures related to service-based vesting conditions have been disregarded.

For performance shares, the per-share grant date fair value was as follows: $158.08 for the March 2013 grant, $123.57 for the January 2013 grant, $107.51 for the 2012 grant and $95.56 for the 2011 grant. We use a Monte Carlo approach to calculate estimated grant date fair value. To derive estimated grant date fair value per share, this valuation technique simulates total shareholder return (TSR) for the Company and our LTIP Performance Share Peer Group (BP, ExxonMobil, Royal Dutch Shell and Total, with Total replacing ConocoPhillips starting with the 2012 grant) using market data for a period equal to the term of the performance period, correlates the simulated returns within the peer group to estimate a probable payout value, and discounts the probable payout value using a risk-free rate for Treasury bonds having a term equal to the performance period. Performance shares are paid in cash, and the cash payout, if any, is based on market conditions at the end of the performance period and calculated in the manner described in Footnote 2 to the “Option Exercises and Stock Vested in Fiscal Year 2013” table in this Proxy Statement. The material terms of performance shares granted in 2013 are described in the “Grants of Plan-Based Awards in Fiscal Year 2013” and “Outstanding Equity Awards at 2013 Fiscal Year-End” tables in this Proxy Statement.

(3)

Amounts reflect the aggregate grant date fair value for nonstatutory/nonqualified stock options granted under the LTIP. The per-option grant date fair value was as follows: $25.02 for the March 2013 grant, $24.48 for the January 2013 grant, $23.35 for the 2012 grant and $21.24 for the 2011 grant. We calculate the grant date fair value of these options in accordance with ASC Topic 718, as described in Note 20, “Stock Options and Other Share-Based Compensation,” to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2013. For purposes of this table only, estimates of forfeitures related to service-based vesting conditions have been disregarded. The terms of stock options granted in 2013 are described in the “Grants of Plan-Based Awards in Fiscal Year 2013” and “Outstanding Equity Awards at 2013 Fiscal Year-End” tables in this Proxy Statement.

(4)

2013 amounts reflect Chevron Incentive Plan (CIP) awards for the 2013 performance year that were awarded in April 2014. The named executive officers elected to defer portions of their awards to the Deferred Compensation Plan for Management Employees II as follows: Mr. Watson, 25 percent, or $800,000; Ms. Yarrington, 90 percent, or $1,229,580; Mr. Wirth, 90 percent, or $1,100,250; and Mr. Pate, 25 percent, or $238,350. See “Compensation Discussion and Analysis—How Compensation Is Delivered—Chevron Incentive Plan (CIP)” for a detailed description of CIP awards.

(5)

2013 amounts represent the aggregate change in the actuarial present value of the NEO’s pension value for the Chevron Retirement Plan (CRP) and the Chevron Retirement Restoration Plan (RRP) from January 1, 2013, through December 31, 2013, expressed as a lump sum. (The Deferred Compensation Plan for Management Employees and Deferred Compensation Plan for Management Employees II (both, the DCP) and ESIP Restoration Plan (ESIP-RP) do not pay above-market or preferential earnings and are not represented in this table.)

2013 changes in the actuarial present value of an NEO’s pension value are attributable to four factors.

First, increases in highest consecutive 36-month average base salary and CIP awards, or highest average earnings (HAE).

Second, higher interest and discount rate assumptions were used to estimate the value of the benefit. A higher interest rate produces a lower pension value. The lump sum interest rates for determining the actuarial present values of the pension benefit are based on the Pension Protection Act of 2006 lump sum interest rates, and such rates for 2014 are equivalent to a rate that is approximately 1 percent higher than the 2013 rates. In addition, this year’s discount rate, 4.30 percent, is 0.70 percent higher than last year’s discount rate, 3.60 percent.

Third, an additional year of age resulting in a shorter discount period from the assumed retirement age to current age. For all of the NEOs (except for Mr. Kirkland, who attained age 60 in 2010 and for whom the discount no longer applies because there is no period of time from the assumed retirement age to his current age), the discount period from the assumed retirement age to current age was shorter as of December 31, 2013. The result of a shorter discount period to retirement age is an increase in pension values.

Fourth, an additional year of benefit service earned in 2013. All of the NEOs worked for a full year in 2013, and therefore their pension benefits increased because they earned an additional year of benefit service. For Mr. Pate, the impact of an additional year of service is larger relative to the other NEO’s since he has significantly fewer years of service.

The following table provides a breakdown of the percent change in the NEO’s pension values:

		Factors
Name	Total Percent Change in Pension Value, 2012 to 2013	Higher HAE	Higher Interest Rate and Discount Rate Assumptions	One Year Older	One Additional Year of Service
J.S. Watson	15%	18%	–10%	4%	3%
P.E. Yarrington	11%	13%	–9%	4%	3%
G.L. Kirkland	3%	9%	–6%	–2%	2%
M.K. Wirth	2%	5%	–7%	2%	2%
R.H. Pate	41%	12%	–6%	4%	31%

Additional information concerning the present value of benefits accumulated by our NEOs under these defined benefit retirement plans is included in the “Pension Benefits Table” in this Proxy Statement.

(6)

All Other Compensation for 2013 includes the following items but excludes other arrangements that are generally available to our salaried employees on the U.S. payroll and do not discriminate in scope, terms, or operation in favor of our NEOs, such as our relocation, medical, dental, disability, and group life insurance programs.

	J.S. Watson	P.E. Yarrington	G.L. Kirkland	M.K. Wirth	R.H. Pate
ESIP Company Contributions(a)	$20,400	$20,400	$20,400	$20,400	$20,400
ESIP-RP Company Contributions(a)	$121,267	$57,967	$94,433	$62,433	$44,573
Perquisites(b)
Financial Counseling	$25,390	$–	$19,320	$14,880	$14,880
Motor Vehicles	$3,759	$–	$2,872	$–	$–
Corporate Aircraft(c)	$43,381	$–	$–	$41,574	$–
Residential Security(d)	$15,982	$–	$–	$405	$900
Executive Physical	$1,000	$–	$6,899	$678	$1,237
Other (Business Incidentals)	$732	$458	$732	$458	$458
TOTAL, ALL OTHER COMPENSATION	$231,911	$78,825	$144,656	$140,828	$82,448

Chevron Corporation—2014 Proxy Statement	39

EXECUTIVE COMPENSATION

(a)

The Employee Savings Investment Plan (ESIP) is a tax-qualified defined contribution plan open to employees on the U.S. payroll. The Company provides a company matching contribution of 8 percent of annual compensation when an employee contributes 2 percent of annual compensation, or 4 percent if they contribute 1 percent. Employees may also choose to contribute an amount above 2 percent, but none of the amount above 2 percent is matched. The Company match up to IRS limits ($255,000 of income in 2013) is made to the qualified ESIP account. For amounts above the IRS limit, the executive can elect to have 2 percent of base pay directed into the Deferred Compensation Plan, and the Company will match those funds with a contribution to the nonqualified ESIP-RP.

(b)

Items deemed perquisites are valued on the basis of their aggregate incremental cost to the Company. We do not provide tax gross-ups to our NEOs for any perquisites. Except in the case of corporate aircraft and motor vehicles, aggregate incremental cost is the same as actual cost.

(c)

Generally, executives are not allowed to use Company planes for personal use. For security reasons, the CEO has been requested to use a Company plane in most instances of travel. On a very limited basis, the CEO may authorize the personal use of a Company plane by other persons if, for example, it is in relation to and part of a trip that is otherwise business related or it is in connection with a personal emergency. Aggregate incremental cost was determined by multiplying the operating hours attributable to personal use by the average estimated direct operating costs and the addition of crew costs for overnight lodging and meals and other fees, as applicable.

(d)	Reflects actual costs of development and implementation of a security system for Mr. Watson’s residence and home security monitoring and maintenance for Messrs. Wirth and Pate.

(7)	Messrs. Watson and Kirkland are also Directors of the Company, but do not receive any additional compensation for their service.

40	Chevron Corporation—2014 Proxy Statement

EXECUTIVE COMPENSATION

Grants of Plan-Based Awards in Fiscal Year 2013

The following table sets forth information concerning the grants of non-equity and equity incentive plan awards to our named executive officers, or “NEOs,” in 2013. Non-equity incentive plan awards are made under our Chevron Incentive Plan (CIP), and equity incentive plan awards (performance shares and stock option awards) are made under our Long-Term Incentive Plan of Chevron Corporation (LTIP). These awards are also described in our “Compensation Discussion and Analysis” in this Proxy Statement.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)(4)	Grant Date Fair Value of Stock and Option Awards(5)
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
J.S. Watson(6)	CIP		–	$2,700,000	–	–	–	–	–	–	–
	Perf Shares	1/30/2013	–	–	–	11,750	47,000	94,000	–	–	$5,807,790
	Options	1/30/2013	–	–	–	–	–	–	377,000	$116.45	$9,228,960
P.E. Yarrington	CIP		–	$1,100,000	–	–	–	–	–	–	–
	Perf Shares	1/30/2013	–	–	–	3,375	13,500	27,000	–	–	$1,668,195
	Options	1/30/2013	–	–	–	–	–	–	103,000	$116.45	$2,521,440
G.L. Kirkland(6)	CIP		–	$1,885,000	–	–	–	–	–	–	–
	Perf Shares	3/27/2013	–	–	–	500	2,000	4,000	–	–	$316,160
	Perf Shares	1/30/2013	–	–	–	4,875	19,500	39,000	–	–	$2,409,615
	Options	3/27/2013	–	–	–	–	–	–	14,000	$120.19	$350,280
	Options	1/30/2013	–	–	–	–	–	–	135,000	$116.45	$3,304,800
M.K. Wirth(6)	CIP		–	$1,155,000	–	–	–	–	–	–	–
	Perf Shares	3/27/2013	–	–	–	100	400	800	–	–	$63,232
	Perf Shares	1/30/2013	–	–	–	3,000	12,000	24,000	–	–	$1,482,840
	Options	3/27/2013	–	–	–	–	–	–	3,000	$120.19	$75,060
	Options	1/30/2013	–	–	–	–	–	–	90,000	$116.45	$2,203,200
R.H. Pate	CIP		–	$825,000	–	–	–	–	–	–	–
	Perf Shares	1/30/2013	–	–	–	2,550	10,200	20,400	–	–	$1,260,414
	Options	1/30/2013	–	–	–	–	–	–	77,500	$116.45	$1,897,200
(1)

The CIP is an annual incentive plan that pays a cash award for performance and is paid in April following the performance year. See our “Compensation Discussion and Analysis—How Compensation Is Delivered—Chevron Incentive Plan (CIP)” for a detailed description of CIP awards, including the criteria to be applied in determining the amounts payable. “Target” is the percentage of the NEO’s base salary set by the Management Compensation Committee prior to the beginning of the performance year. Actual 2013 performance-year awards are shown in the “Summary Compensation Table” in the “Non-Equity Incentive Plan Compensation” column. Under the CIP, there is no threshold or maximum award.

(2)

Reflects performance share awards issued under the LTIP. See our “Compensation Discussion and Analysis—How Compensation Is Delivered—Long-Term Incentive Plan (LTIP)” for a detailed description of performance share awards, including the criteria to be applied in determining the amounts payable. “Target” is the number of performance shares awarded in 2013. If there is a payout, “threshold” represents the lowest possible payout (25 percent of the grant), and “Maximum” reflects the highest possible payout (200 percent of the grant). Performance shares are paid in cash, and the payout, if any, will occur at the end of the three-year performance period (January 2013 through December 2015) and is calculated in the manner described in Footnote 2 to the “Option Exercises and Stock Vested in Fiscal Year 2013” table in this Proxy Statement. The material terms of performance shares granted in 2013 are also described in the “Outstanding Equity Awards at 2013 Fiscal Year-End” table in this Proxy Statement. Performance share awards do not accrue dividends or dividend equivalents.

(3)

Reflects nonstatutory/nonqualified stock options granted under the LTIP. See our “Compensation Discussion and Analysis—How Compensation Is Delivered—Long-Term Incentive Plan (LTIP)” for a description of stock option awards. Options have a 10-year term and vest 33.33 percent at each anniversary of the date of grant over three years. The material terms of stock options granted in 2013 are also described in the “Outstanding Equity Awards at 2013 Fiscal Year-End” table in this Proxy Statement. Stock option awards do not accrue dividends or dividend equivalents.

(4)	The exercise price is the closing price of Chevron common stock on the grant date.

(5)

We calculate the grant date fair value of each award in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (ASC Topic 718) and as described in Footnotes 2 and 3 to the “Summary Compensation Table” in this Proxy Statement.

(6)

For Mr. Watson, reflects the corrected number of performance shares and stock options granted in January 2013 to correct an administrative error in calculating the number of performance shares and stock options awarded, as explained in Chevron’s Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission on April 2, 2013. The correction reduced the grant date fair value of these awards. For Messrs. Kirkland and Wirth, reflects supplemental awards of performance shares and stock options in March 2013 to correct an administrative error in calculating the number of performance shares and stock options awarded in January 2013, as explained in Chevron’s Current Report on Form 8-K, filed on April 2, 2013. These corrections delivered the grant value the independent Directors of the Board intended to deliver with the January 2013 awards.

Chevron Corporation—2014 Proxy Statement	41

EXECUTIVE COMPENSATION

Outstanding Equity Awards at 2013 Fiscal Year-End

The following table sets forth information concerning the outstanding equity incentive awards at December 31, 2013, for each of our named executive officers, or “NEOs.”

	Option Awards						Stock Awards
Name	Grant Date of Option Awards	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
J.S. Watson	1/30/2013		377,000	(3)	$116.45	1/30/2023	–		–	113,000	(4)	$28,229,660
	1/25/2012	140,000	280,000	(5)	$107.73	1/25/2022
	1/26/2011	226,666	113,334	(6)	$94.64	1/26/2021
	1/27/2010	340,000			$73.70	1/27/2020
	3/25/2009	170,000			$69.70	3/25/2019
	3/26/2008	112,000			$84.96	3/26/2018
	3/28/2007	125,000			$74.08	3/28/2017
P.E. Yarrington	1/30/2013		103,000	(3)	$116.45	1/30/2023	7,999	(7)	$999,112	30,500	(8)	$7,619,510
	1/25/2012	35,000	70,000	(5)	$107.73	1/25/2022
	1/26/2011	88,000	44,000	(6)	$94.64	1/26/2021
	1/27/2010	135,000			$73.70	1/27/2020
	3/25/2009	130,000			$69.70	3/25/2019
	3/26/2008	39,000			$84.96	3/26/2018
	3/28/2007	44,000			$74.08	3/28/2017
	3/23/2006	38,000			$56.63	3/23/2016
G.L. Kirkland	3/27/2013		14,000	(9)	$120.19	3/27/2023	–		–	49,000	(10)	$12,241,180
	1/30/2013		135,000	(3)	$116.45	1/30/2023
	1/25/2012	58,333	116,667	(5)	$107.73	1/25/2022
	1/26/2011	126,666	63,334	(6)	$94.64	1/26/2021
	1/27/2010	190,000			$73.70	1/27/2020
	3/25/2009	170,000			$69.70	3/25/2019
	3/26/2008	112,000			$84.96	3/26/2018
M.K. Wirth	3/27/2013		3,000	(9)	$120.19	3/27/2023	7,999	(11)	$999,112	29,400	(12)	$7,344,708
	1/30/2013		90,000	(3)	$116.45	1/30/2023
	1/25/2012	35,000	70,000	(5)	$107.73	1/25/2022
	1/26/2011	88,000	44,000	(6)	$94.64	1/26/2021
	1/27/2010	135,000			$73.70	1/27/2020
	3/25/2009	130,000			$69.70	3/25/2019
	3/26/2008	112,000			$84.96	3/26/2018
	3/28/2007	125,000			$74.08	3/28/2017
	3/23/2006	75,000			$56.63	3/23/2016
R.H. Pate	1/30/2013		77,500	(3)	$116.45	1/30/2023	23,996	(13)	$2,997,335	22,200	(14)	$5,546,004
	1/25/2012	26,000	52,000	(5)	$107.73	1/25/2022
	1/26/2011	63,333	31,667	(6)	$94.64	1/26/2021
	1/27/2010	102,000			$73.70	1/27/2020
(1)	Market value is based upon number of restricted stock units (RSUs) that have not vested multiplied by $124.91, which was the closing price of Chevron common stock on 12/31/13.
(2)

Represents estimated payout value of performance shares and is based upon the number of performance shares multiplied by the assumed performance modifier of 200 percent multiplied by $124.91, the closing price of Chevron common stock on 12/31/13. The performance modifier for the most recent payout was 150 percent, which exceeded the threshold. Accordingly, the estimated payout value is based upon 200 percent performance modifier, the next-highest performance modifier that exceeds the previous fiscal year’s performance modifier. The estimated payout value may not necessarily reflect the final payout, which will be calculated in the manner described in Footnote 2 to the “Option Exercises and Stock Vested in Fiscal Year 2013” table in this Proxy Statement.

(3)	Stock options vest at the rate of 33.33 percent per year, with the vesting dates of 1/30/14, 1/30/15 and 1/30/16.
(4)	Represents performance shares that vest at the end of the applicable three-year performance period; 66,000 shares vest on 12/31/14, and 47,000 shares vest on 12/31/15.
(5)	Stock options vest at the rate of 33.33 percent per year, with the vesting dates of 1/25/13, 1/25/14 and 1/25/15.
(6)	Stock options vest at the rate of 33.33 percent per year, with the vesting dates of 1/26/12, 1/26/13 and 1/26/14.
(7)

Represents unvested portion of 15,000 RSUs granted on 12/6/11 and subsequent dividend equivalents credited as additional RSUs. Fifty percent vested on 12/6/13, and 50 percent will vest on 12/6/15 if Ms. Yarrington is employed through the vesting date.

(8)	Represents performance shares that vest at the end of the applicable three-year performance period; 17,000 shares vest on 12/31/14, and 13,500 shares vest on 12/31/15.
(9)	Stock options vest at the rate of 33.33 percent per year, with the vesting dates of 3/27/14, 3/27/15 and 3/27/16.
(10)	Represents performance shares that vest at the end of the applicable three-year performance period; 27,500 shares vest on 12/31/14, and 21,500 shares vest on 12/31/15.
(11)

Represents unvested portion of 15,000 RSUs granted on 12/6/2011 and subsequent dividend equivalents credited as additional RSUs. Fifty percent vested on 12/6/13, and 50 percent will vest on 12/6/15 if Mr. Wirth is employed through the vesting date.

(12)	Represents performance shares that vest at the end of the applicable three-year performance period; 17,000 shares vest on 12/31/14, and 12,400 shares vest on 12/31/15.
(13)

Represents unvested portion of 22,500 RSUs granted on 12/6/11 and subsequent dividend equivalents credited as additional RSUs, 30 percent of which will vest on 12/6/14, 30 percent on 12/6/16 and 40 percent on 12/6/18 if Mr. Pate is employed through the respective vesting dates.

(14)	Represents performance shares that vest at the end of the applicable three-year performance period; 12,000 shares vest on 12/31/14, and 10,200 shares vest on 12/31/15.

42	Chevron Corporation—2014 Proxy Statement

EXECUTIVE COMPENSATION

Option Exercises and Stock Vested in Fiscal Year 2013

The following table sets forth information concerning the cash value realized by each of our named executive officers, or “NEOs,” upon exercise of options or vesting of restricted stock units and performance share awards in 2013.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(2)
J.S. Watson	–	$–	79,500	$9,737,955
P.E. Yarrington	40,000	$2,669,768	39,434	$4,836,678	(3)
G.L. Kirkland	125,000	$6,310,388	45,000	$5,512,050
M.K. Wirth	40,000	$2,729,600	53,634	$6,486,718	(3)
R.H. Pate	–	$–	22,500	$2,756,025

(1)

Value realized upon exercise was determined by multiplying the number of stock options exercised by the difference between the weighted average fair market value of Chevron common stock on the exercise date and the exercise price of the stock options.

Name	Shares Acquired on Exercise	Grant Date	Exercise Price	Exercise Date	Weighted Average Fair Market Value on Exercise Date	Value Realized on Exercise
P.E. Yarrington	40,000	6/29/2005	$56.76	5/03/2013	$123.5042	$2,669,768
G.L. Kirkland	125,000	3/28/2007	$74.08	5/20/2013	$124.5631	$6,310,388
M.K. Wirth	40,000	6/29/2005	$56.76	5/21/2013	$125.0000	$2,729,600

(2)	Represents the cash value of vested restricted stock units and/or performance shares granted in 2011 for the performance period January 2011 through December 2013.

RSUs

RSUs are valued by multiplying the number of units vested (including dividend equivalents credited as additional RSUs, if any) by the closing price of Chevron common stock on the vesting date, or, if the New York Stock Exchange is not open on the vesting date, by the closing price on the last date prior to the vesting date that the New York Stock Exchange is open. The following RSU grants vested in 2013:

Name	Shares Acquired on Vesting	Grant Date	Vest Date	Closing Price Used to Value Shares	Value Realized on Vesting
P.E. Yarrington	7,934	12/06/2011	12/06/2013	$122.29	$978,243
M.K. Wirth	14,200	1/27/2010	1/27/2013	$116.20	$1,650,040
M.K. Wirth	7,934	12/06/2011	12/06/2013	$122.29	$978,243

All RSUs were paid out in cash. For Ms. Yarrington and Mr. Wirth, the value of their vested 12/6/2011 grants also includes a cash payment of $7,994 for the 12/10/2013 dividends and fractional shares that were accrued and payable after the 12/6/2013 vesting date.

Performance Shares

We calculate the cash value of performance share payouts as follows:

First, we calculate our total shareholder return (TSR) and the TSR of our LTIP Performance Share Peer Group (BP, ExxonMobil, Royal Dutch Shell and ConocoPhillips/Phillips 66*) for the three-year performance period. We calculate TSR for the three-year performance period as follows:

TSR =	(20-day average ending stock price (–) 20-day average beginning stock price (+) reinvested dividend value)
20-day average beginning stock price

“Ending” refers to the last 20 days and “Beginning” refers to the first 20 days of the performance period that the New York Stock Exchange is open. In each instance we use closing prices to calculate the 20-day average.

*ConocoPhillips was split into ConocoPhillips and Phillips 66 in 2012, and their three-year TSR ranking was modeled based on a unified ConocoPhillips by adding the price of one share of ConocoPhillips to half a share of Phillips 66. This reflects the structure of the spin-off: integrated ConocoPhillips stockholders received half a share of Phillips 66 for every one share of ConocoPhillips. For 2012 and future awards, we have replaced ConocoPhillips/Phillips 66 with Total. The results are expressed as an annualized average compound rate of return.

Second, we rank our TSR against the TSR of our LTIP Performance Share Peer Group (BP, ExxonMobil, Royal Dutch Shell and ConocoPhillips/Phillips 66) to determine the performance modifier applicable to the awards. Our rank then determines what the performance modifier will be, as follows:

Our Rank	1st	2nd	3rd	4th	5th
Performance Modifier	200%	150%	100%	50%	–%

For example, if we rank first in TSR as compared with our LTIP Performance Share Peer Group (BP, ExxonMobil, Royal Dutch Shell and ConocoPhillips/Phillips 66), then the performance modifier would be 200 percent. Under the rules of the Long-Term Incentive Plan of Chevron Corporation (LTIP) relating to performance shares, in the event our measured TSR is within 1 percent of the nearest competitor(s), the results will be considered a tie, and the performance modifier will be the average of the tied ranks. For example, if Chevron ranks fifth in TSR and ties with the TSR of the company that ranks fourth, it will result in a modifier of 25 percent (the average of 50 percent and 0 percent).

Chevron Corporation—2014 Proxy Statement	43

EXECUTIVE COMPENSATION

Third, we determine the cash value and payout of the performance share award, as follows:

Number of Performance Shares Granted	x	Performance Modifier	x	20-Day Trailing Average Price of Chevron Common Stock at the End of the Performance Period	=	Cash Value/Payout

For awards of performance shares made in 2011, the three-year performance period ended December 2013. Chevron ranked second in TSR among our LTIP Performance Share Peer Group (BP, ExxonMobil, Royal Dutch Shell and ConocoPhillips/Phillips 66). Accordingly, the performance share value vested in 2013 for 2011 awards was calculated as follows:

	Shares Granted	x	Modifier	=	Shares Acquired on Vesting	x	20-Day Trailing Average Price	=	Cash Value/ Payout
J.S. Watson	53,000		150%		79,500		$122.49		$9,737,955
P.E. Yarrington	21,000		150%		31,500		$122.49		$3,858,435
G.L. Kirkland	30,000		150%		45,000		$122.49		$5,512,050
M.K. Wirth	21,000		150%		31,500		$122.49		$3,858,435
R.H. Pate	15,000		150%		22,500		$122.49		$2,756,025

(3)

Ms. Yarrington and Mr. Wirth elected to defer 90 percent, or $3,472,592, of their 2011 performance share grant to the Deferred Compensation Plan for Management Employees II (DCP). Provisions of the DCP and Ms. Yarrington’s and Mr. Wirth’s distribution elections are described in the footnotes to the “Nonqualified Deferred Compensation Table” in this Proxy Statement.

44	Chevron Corporation—2014 Proxy Statement

EXECUTIVE COMPENSATION

Pension Benefits Table

The following table sets forth information concerning the present value of benefits accumulated by our named executive officers, or “NEOs,” under our defined benefit retirement plans, or pension plans.

Name	Plan Name	Number of Years Credited Service(1)	Present Value of Accumulated Benefit(2)	Payments During Last Fiscal Year
J.S. Watson	Chevron Retirement Plan	32	$1,331,308	$–
	Chevron Retirement Restoration Plan		$28,000,147
P.E. Yarrington	Chevron Retirement Plan	32	$1,444,802	$–
	Chevron Retirement Restoration Plan		$11,953,523
G.L. Kirkland	Chevron Retirement Plan	38	$1,943,982	$–
	Chevron Retirement Restoration Plan		$28,863,167
M.K. Wirth	Chevron Retirement Plan	28	$935,429	$–
	Chevron Retirement Restoration Plan		$8,183,664
R. H. Pate	Chevron Retirement Plan	4	$88,566	$–
	Chevron Retirement Restoration Plan		$412,599
(1)

Credited service is computed as of the same pension plan measurement date used for financial statement reporting purposes with respect to Chevron’s audited 2013 financial statements and is generally the period that an employee is a participant in the plan for which he or she is an eligible employee and receives pay from a participating company. It is not Chevron’s policy to grant extra years of credited service to participants. However, credited service may include similar service with certain companies acquired in the past by Chevron. Mr. Kirkland’s years of credited service include six years of service with Caltex, the former joint venture between Chevron and Texaco, prior to the 2001 merger. His benefit includes an additional 0.3 percent for this foreign service. Credited service does not include service prior to July 1, 1986, if employees were under age 25. Ms. Yarrington and Messrs. Watson, Kirkland, and Wirth have such pre–July 1, 1986, age 25 service. Their actual years of service are as follows: Mr. Watson, 33 years; Ms. Yarrington, 33 years; Mr. Kirkland, 40 years; and Mr. Wirth, 31 years.

(2)

Reflects the present value of the accumulated benefit as of December 31, 2013, computed as of the same pension plan measurement date used for financial statement reporting purposes with respect to Chevron’s audited 2013 financial statements. A present value of the benefit is determined at the earliest age when participants may retire without any benefit reduction due to age (age 60, or current age if older, for the NEOs), using service and compensation as of December 31, 2013. This present value is then discounted with interest to the date used for financial reporting purposes. Except for the assumption that the retirement age is the earliest retirement without a benefit reduction due to age, the assumptions used to compute the present value of accumulated benefits are the assumptions described in Note 21, “Employee Benefit Plans,” to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2013. These assumptions include the discount rate of 4.30 percent as of December 31, 2013. This rate reflects the rate at which benefits could be effectively settled and is equal to the equivalent single rate resulting from yield curve analysis as described in Note 21. The present values reflect the lump sum forms of payment based on the lump sum interest rate assumptions used for financial reporting purposes on December 31, 2013, which are representative of the Pension Protection Act of 2006 lump sum interest rates. The present value of Mr. Pate’s accumulated benefit has been calculated assuming that he has attained the required five years of vesting and eligibility service as of December 31, 2013. Mr. Pate will not be vested in the Chevron Retirement Plan or the Retirement Restoration Plan benefit until August 3, 2014.

See Footnote 5 to the “Summary Compensation Table” in this Proxy Statement for a description of the factors related to the change in the present value of the pension benefit.

Our NEOs are eligible for a pension after retirement and participate in both the Chevron Retirement Plan (CRP) (a defined-benefit pension plan that is intended to be tax-qualified under Internal Revenue Code section 401(a)) and the Chevron Retirement Restoration Plan (RRP) (an unfunded, nonqualified defined-benefit pension plan). The RRP is designed to provide benefits comparable with those provided by the CRP but that cannot be paid from the CRP because of Internal Revenue Code limitations on benefits and earnings.

For employees hired prior to January 1, 2008, including Ms. Yarrington and Messrs. Watson, Kirkland, and Wirth, the age 65 retirement benefits are calculated as follows:

Highest average base salary and CIP awards for 36 consecutive months, not limited by Internal Revenue Code(1)	x	Benefit Accrual Service used by the CRP	x	1.6%	–	Social Security offset used by the CRP	=	Total retirement benefit, expressed as a single life annuity

Highest average base salary and CIP awards for 36 consecutive months, as limited by Internal Revenue Code(2)	x	Benefit Accrual Service used by the CRP	x	1.6%	–	Social Security offset used by the CRP	=	Total CRP benefit after IRS limitations, expressed as a single life annuity

Total retirement benefit	–	Total CRP benefit					=	Total RRP benefit, expressed as a single life annuity

The age 65 retirement benefits for employees hired prior to January 1, 2008, are reduced by early retirement discount factors of zero percent per year above age 60 and five percent per year from age 60 to age 50 and are actuarially reduced below age 50 as prescribed by the plans.

Chevron Corporation—2014 Proxy Statement	45

EXECUTIVE COMPENSATION

For employees hired after December 31, 2007, including Mr. Pate, the age 65 retirement benefits are calculated as follows:

Highest five-year average base salary and CIP awards, not limited by Internal Revenue Code(1)	x	Actual number of years of Benefit Accrual Service: before age 60 x 11% PLUS after age 60 x 14%	=	Total retirement benefit, expressed as a lump sum

Highest five-year average base salary and CIP awards, as limited by Internal Revenue Code(2)	x	Actual number of years of Benefit Accrual Service: before age 60 x 11% PLUS after age 60 x 14%	=	Total CRP benefit after IRS limitations, expressed as a lump sum

Total retirement benefit	–	Total CRP benefit	=	Total RRP benefit, expressed as a lump sum
(1)

“CIP” refers to Chevron Incentive Plan. On December 31, 2013, the applicable average was: Mr. Watson, $5,168,333; Ms. Yarrington, $2,184,733; Mr. Kirkland, $3,679,167; Mr. Wirth, $2,325,833; and Mr. Pate, $1,440,268.

(2)

“CIP” refers to Chevron Incentive Plan. On December 31, 2013, the applicable average, after reflecting the Internal Revenue Code compensation limitation, was $250,000 for Ms. Yarrington and Messrs. Watson, Kirkland, and Wirth and $247,075 for Mr. Pate.

For employees hired after December 31, 2007, the amount of the benefit is reduced by 4.5 percent annual compound interest if payment commences prior to age 60.

A participant is eligible for an early retirement benefit if he or she is vested on the date employment ends. Generally, a participant is vested after completing five years of service. All NEOs except Mr. Pate are eligible for an early retirement benefit, calculated as described above. Mr. Pate will be eligible for an early retirement benefit on August 3, 2014.

The benefit under the CRP is initially calculated as a single life annuity for participants hired before January 1, 2008. For participants hired after December 31, 2007, the benefit is initially calculated as a lump sum. In either case, all retirees can elect to have their benefits paid in the form of a single life annuity or lump sum. Joint and survivor annuity, life and term-certain annuity, and uniform income annuity options are also available under the CRP. The equivalent of optional forms of annuity payment are calculated by multiplying the early retirement benefit by actuarial factors, based on age, in effect on the benefit calculation date. The Internal Revenue Code applicable interest rate and applicable mortality table are used for converting from one form of benefit to an actuarially equivalent optional form of benefit. Employees can elect to have their CRP benefit commence prior to normal retirement age, which is age 65, but no earlier than when employment ends. CRP participants do not make distribution elections until or following separation from service.

The RRP may be paid one year following separation from service. Retirees may elect to receive the RRP lump sum equivalent in a single payment or in up to 10 annual installments.

Our NEOs made the following RRP distribution elections:

Name	# of Annual Installments Elected	Time of First Payment
J.S. Watson	1	First January that is at least one year following separation from service
P.E. Yarrington	1	First quarter that is at least one year following separation from service
G.L. Kirkland	5	First quarter that is at least one year following separation from service
M.K. Wirth	1	First quarter that is at least one year following separation from service
R.H. Pate	1	First quarter that is at least one year following separation from service

46	Chevron Corporation—2014 Proxy Statement

EXECUTIVE COMPENSATION

Nonqualified Deferred Compensation Table

The following table sets forth information concerning the value of each named executive officer’s, or “NEO’s,” compensation deferred pursuant to our Deferred Compensation Plan for Management Employees and our Deferred Compensation Plan for Management Employees II (both, the DCP) and our Employee Savings Investment Restoration Plan (ESIP-RP).(1)

Name	Executive Contributions in the Last Fiscal Year(2)	Registrant Contributions in the Last Fiscal Year(3)	Aggregate Earnings in the Last Fiscal Year(4)	Aggregate Withdrawals/ Distributions(5)	Aggregate Balance at Last Fiscal Year-End(6)
J.S. Watson	$177,083	$121,267	$1,575,514	$–	$8,686,420
P.E. Yarrington	$4,274,201	$57,967	$2,477,650	$–	$20,467,598
G.L. Kirkland	$23,608	$94,433	$261,428	$–	$1,711,121
M.K. Wirth	$15,608	$62,433	$327,229	$–	$2,127,193
R.H. Pate	$97,460	$44,573	$49,549	$–	$361,016
(1)

The DCP is an unfunded and nonqualified defined contribution plan that permits NEOs to defer up to 90 percent of Chevron Incentive Plan (CIP) awards and Long-Term Incentive Plan of Chevron Corporation (LTIP) performance share awards and up to 40 percent of salary. The DCP is intended to qualify as an unfunded pension plan maintained by an employer for a select group of management or highly compensated employees within the meaning of the Employee Retirement Income and Security Act.

DCP deferrals accrue earnings based upon an NEO’s selection of investments from 18 different funds that are designated by the Management Compensation Committee of the Board of Directors and that are also available in the Employee Savings Investment Plan, Chevron’s tax-qualified defined contribution plan open to employees on the U.S. payroll. DCP funds and their annual rates of return, as of December 31, 2013, were:

Chevron Common Stock Fund	19.24%
American Funds EuroPacific Growth Fund Class R-6	20.58%
Artisan Mid Cap Fund Investor Class	37.39%
Artisan Small Cap Value Fund Investor Class	27.49%
Vanguard Balanced Index Fund Institutional Shares	18.11%
Vanguard Developed Markets Index Fund Institutional Plus Shares	22.02%
Dodge & Cox Income Separate Account	0.73%
Vanguard Extended Market Index Fund Institutional Plus Shares	38.43%
Vanguard Institutional Index Fund Institutional Plus Shares	32.37%
Vanguard Institutional Total Stock Market Index Fund Institutional Plus Shares	33.63%
Neuberger Berman Genesis Fund Institutional Class	37.23%
Vanguard Prime Money Market Fund Institutional Shares	0.06%
Vanguard PRIMECAP Fund Admiral Shares	39.86%
Vanguard Short-Term Bond Index Fund Institutional Plus Shares	0.22%
SSgA U.S. Inflation Protected Bond Index Fund Class C	-8.70%
Vanguard Total Bond Market Index Fund Institutional Plus Shares	-2.12%
Vanguard Total World Stock Index Fund Institutional Shares	23.00%
Vanguard Windsor II Fund Admiral Shares	30.80%

NEOs may transfer into and out of funds daily, except that they may not make opposite-way transfers within 60 days. NEOs and other insiders may only transact in the Chevron Common Stock Fund during a 20-business day period that begins on the first business day that is at least 24 hours after the public release of quarterly and annual earnings (an “Insider Trading Window”). Deferrals for NEOs and other insiders who elect that their deferrals be tracked with reference to Chevron common stock are, upon deferral, tracked with reference to the Vanguard Federal Money Market Fund. At the close of the Insider Trading Window, the balance of the Vanguard Federal Money Market Fund is transferred to the Chevron Common Stock Fund. The 2013 annual rate of return for the Vanguard Federal Money Market Fund was 0.02 percent.

DCP payments are made after the end of employment in up to 10 annual installments. Amounts tracked in Chevron common stock are paid in stock, and all other amounts are paid in cash. Participants may elect payment to commence as early as the quarter that is 12 months following separation from service. The DCP was amended for post-2004 deferrals in accordance with Section 409A of the Internal Revenue Code. As a result, NEOs may make different elections for pre-2005 and post-2004 deferrals. If a plan participant engages in misconduct, DCP balances related to awards made under the LTIP or the CIP on or after June 29, 2005, may be forfeited.

The ESIP-RP is a nonqualified defined contribution restoration plan that provides for the Company contribution that would have been paid into the ESIP but for the fact that the NEO’s base salary exceeded the Internal Revenue Code 401(a)(17) limit ($255,000 in 2013). A minimum 2 percent deferral of base pay over the tax code’s annual compensation limit is required in order to receive a Company contribution in the ESIP-RP. Contributions are tracked in phantom Chevron common stock units. Participants receive phantom dividends on these units, based on the dividend rate as is earned on Chevron common stock. Plan balances may be forfeited if a participant engages in misconduct. Accounts are paid out in cash, commencing as early as the quarter that is 12 months following separation from service, in up to 10 or 15 annual installments.

Chevron Corporation—2014 Proxy Statement	47

EXECUTIVE COMPENSATION

Below are the payment elections made by each of the NEOs with respect to their DCP and ESIP-RP plan balances:

Name	Plan	# of Annual Installments Elected	Time of First Payment
J.S. Watson	DCP	1	First January that is at least one year following separation from service
	ESIP-RP	1	First January that is at least one year following separation from service
P.E. Yarrington	DCP	1	First quarter that is at least one year following separation from service
	ESIP-RP	1	First quarter that is at least one year following separation from service
G.L. Kirkland	DCP	3	First quarter that is at least one year following separation from service
	ESIP-RP pre-2005	5	First quarter that is at least one year following separation from service
	ESIP-RP post-2004	3	First quarter that is at least one year following separation from service
M.K. Wirth	DCP	1	First quarter that is at least one year following separation from service
	ESIP-RP	1	First quarter that is at least one year following separation from service
R.H. Pate	DCP	1	First quarter that is at least one year following separation from service
	ESIP-RP	1	First quarter that is at least one year following separation from service

(2)

Reflects salary deferrals for each NEO into the DCP in 2013. These amounts are also included in the “Salary” column that is reported in the “Summary Compensation Table” in this Proxy Statement, and quantified as “Total Salary Deferred Under the DCP” in Footnote 1 to that table. For Ms. Yarrington, the amount reported also includes deferral of $1,205,280 of her 2012 CIP award (received in April 2013) and $3,054,429 of her 2010 LTIP performance share award payout (received in January 2013).

(3)	Represents ESIP-RP contributions by the Company for 2013. These amounts are also reflected in the “All Other Compensation” column in the “Summary Compensation Table” in this Proxy Statement.

(4)

Represents the difference between DCP and ESIP-RP balances at December 31, 2013, and December 31, 2012, less CIP, LTIP and salary deferrals in the DCP and Company contributions in the ESIP-RP. 2013 earnings in the DCP and ESIP-RP were as follows:

Name	DCP Earnings	ESIP-RP Earnings
J.S. Watson	$1,311,759	$263,755
P.E. Yarrington	$2,366,259	$111,391
G.L. Kirkland	$28,641	$232,787
M.K. Wirth	$227,966	$99,263
R.H. Pate	$21,388	$28,161
(5)	In-service withdrawals are not permitted from the DCP or the ESIP-RP.

(6)	Represents DCP and ESIP-RP balances as of December 31, 2013, as follows:

Name	DCP Balance	ESIP-RP Balance
J.S. Watson	$6,960,547	$1,725,873
P.E. Yarrington	$19,731,905	$735,693
G.L. Kirkland	$196,370	$1,514,751
M.K. Wirth	$1,463,485	$663,708
R.H. Pate	$151,360	$209,656

These balances include amounts reported in this Proxy Statement and in prior proxy statements for: (i) NEO deferrals of salary reported as “Salary Deferred” in the footnotes to the “Summary Compensation Table”; (ii) Chevron’s ESIP-RP (and predecessor plans) contributions reported as “All Other Compensation” in the “Summary Compensation Table”; (iii) NEO deferrals of CIP awards reported in footnotes to the “Summary Compensation Table” and the “Nonqualified Deferred Compensation Table”; and (iv) NEO deferrals of LTIP performance share awards reported in footnotes to the “Option Exercises and Stock Vested Table” and the “Nonqualified Deferred Compensation Table,” as follows:

Name	Salary Deferred Amounts Previously Reported	ESIP-RP Amounts Previously Reported	CIP Amounts Previously Reported	LTIP Amounts Previously Reported
J.S. Watson	$948,090	$765,901	$–	$–
P.E. Yarrington	$958,434	$238,084	$4,539,420	$7,324,767
G.L. Kirkland	$130,517	$617,483	$–	$–
M.K. Wirth	$57,257	$229,033	$–	$–
R.H. Pate	$126,175	$159,436	$–	$–

Deferrals of the 2013 CIP awards and the LTIP performance shares for the 2011–2013 performance period are not reflected in the DCP balance at December 31, 2013, as they were not deferred until the underlying awards were settled in 2014. They were reported in footnotes to the “Summary Compensation Table” and the “Option Exercises and Stock Vested in Fiscal Year 2013” table in this Proxy Statement, as follows:

Name	CIP Amounts Previously Reported and Credited to the DCP in 2014	LTIP Amounts Previously Reported and Credited to the DCP in 2014
J.S. Watson	$800,000	$–
P.E. Yarrington	$1,229,580	$3,472,592
G.L. Kirkland	$–	$–
M.K. Wirth	$1,100,250	$3,472,592
R.H. Pate	$238,350	$–

48	Chevron Corporation—2014 Proxy Statement

EXECUTIVE COMPENSATION

Potential Payments Upon Termination or Change-in-Control

Our named executive officers, or “NEOs,” do not have employment contracts or other agreements or arrangements that provide for enhanced severance, special guaranteed payments, or other benefits upon retirement, termination, or change-in-control, except for Mr. Pate, whose arrangement is described below and in our “Compensation Discussion and Analysis—Compensation Governance—Employment, Severance, or Change-in-Control Agreements” in this Proxy Statement. In addition, in the event of a change-in-control our NEOs are not eligible for accelerated vesting of outstanding equity awards under the Long-Term Incentive Plan of Chevron Corporation (LTIP). However, upon termination in the circumstances described below, our NEOs are entitled to accrued and vested interests (and in some cases deemed vesting of unvested interests) in their outstanding equity awards, retirement plan benefits, and certain limited perquisites.

Termination for reasons other than cause may result in full or partial vesting of equity grants. Full or partial vesting, if any, is a function of the sum of an NEO’s age plus his or her time in service and the reasons for termination. Our policy of full or partial vesting for outstanding equity grants based on an NEO’s age and time in service is a reflection of our belief that our equity and benefit programs should be based upon a career employment model designed to encourage retention and long-term employment. Many of our business decisions have long-term horizons and, to ensure our executives have a vested interest in our future profitability, such programs enable executives with long service to continue to share in our success. The terms and effect of full or partial vesting of outstanding but unvested equity grants is illustrated by the following table.

Termination Circumstance	Effect of Termination on Stock Options	Effect of Termination on Performance Shares
Employed less than one year after grant date, and termination without misconduct	Forfeit 100% of grant.
Employed for at least one year after grant date and on termination date, and termination without misconduct, either: • have at least 90 points (sum of age and service) or • are at least age 65	Vest 100% of grant.
	Remaining term to exercise vested stock options.	Award will be based on and paid at the end of the full performance period(s).
Total amount of grant deemed vested is calculated as follows:
Employed for at least one year after grant date and on termination date, and termination without misconduct, either: • have at least 75 points (sum of age and service) or • are at least age 60	Total number of options subject to the grant multiplied by Number of whole months from the grant date to the termination date, up to a maximum of 36 months divided by 36 months.	Number of performance shares granted multiplied by Number of whole months from the performance period start date to the termination date, up to a maximum of 36 months divided by 36 months.

Exercisable options shall be reduced by the number of options previously exercised.
	The lesser of five years from termination or remaining term to exercise.	Award will be based on and paid at the end of the full performance period(s).
Other termination	Forfeit all unvested options. The lesser of 180 days from termination or remaining term to exercise vested stock options.	Forfeit all outstanding awards.
Misconduct	Forfeit all outstanding grants, whether vested or unvested.	Forfeit all outstanding awards.

In the tables that follow, we have assumed that each NEO terminated his or her employment on December 31, 2013. Amounts reported do not include the value of vested and unexercised stock options reported in the “Outstanding Equity Awards at 2013 Fiscal Year End” table or accrued retirement and other benefits reported in the “Pension Benefits Table” and

“Nonqualified Deferred Compensation Table” in this Proxy Statement, as well as benefits that would be available generally to all or substantially all salaried employees on the U.S. payroll and do not discriminate in scope, terms or operations in favor of our NEOs, such as accrued vacation, group life insurance, and post-retirement health care.

Chevron Corporation—2014 Proxy Statement	49

EXECUTIVE COMPENSATION

John S. Watson

Benefits and Payments Upon Termination	Termination for Any Reason Other Than Death, Disability or Misconduct(1)	Termination Due to Disability	Termination Due to Death	Termination for Misconduct(2)
Compensation:
Base Salary	$–	$–	$–	$–
Chevron Incentive Plan	$–	$–	$–	$–
Severance	$–	$–	$–	$–
Long-Term Incentives—unvested but deemed vested upon termination:(3)
Stock Options	$8,241,020	$8,241,020	$8,241,020	$–
Restricted Stock Units	$–	$–	$–	$–
Performance Shares	$8,244,060	$8,244,060	$8,244,060	$–
Benefits and Perquisites:(4)
Office and Secretarial Services(5)	$200,000	$200,000	$–	$–
TOTAL:	$16,685,080	$16,685,080	$16,485,080	$–
(1)

Includes normal or early retirement and voluntary or involuntary (other than for misconduct) termination, including termination following a change-in-control. We do not maintain separate change-in-control programs for our NEOs.

(2)

Termination for misconduct results in cancellation of all outstanding LTIP grants, vested or unvested. For grants during or after 2005 that have been exercised, the Board has the ability to claw back any gains, as described in our “Compensation Discussion and Analysis—Compensation Governance—Compensation Recovery Policies” in this Proxy Statement.

(3)

Reflects values of deemed vested options and performance shares under the LTIP. Whether an otherwise unvested option or performance share is deemed vested upon termination is based on the number of points (sum of age and number of years of service) at the time of termination. Mr. Watson has more than 90 points, which results in deemed vesting of all unvested LTIP grants held at least one year from the date of grant, or the remaining one-third of the 2011 stock option grant, the remaining two-thirds of the 2012 stock option grant and 100 percent of the 2012 performance share grant. The 2013 stock option and performance share grants would have been forfeited upon a 12/31/2013 termination.

Stock option values are calculated based on the difference between $124.91, the 12/31/13 closing price of Chevron common stock, and the option exercise price as reported in the “Outstanding Equity Awards at 2013 Fiscal Year-End” table in this Proxy Statement, multiplied by the deemed vested options. The value of previously vested options is calculated in a similar manner. The deemed vested options may be exercised within the remaining term and expire on the 10th anniversary of the grant date.

Performance share values are calculated based on $124.91, the 12/31/13 closing price of Chevron common stock, and a performance modifier of 100 percent. For a description of how we calculate the payout value of performance shares and the effect of the performance modifier, see Footnote 2 to the “Option Exercises and Stock Vested in Fiscal Year 2013” table in this Proxy Statement. The estimated payout value may not necessarily reflect the final payout. A lump sum cash payment is made at the end of the performance period.

(4)

Mr. Watson is eligible to receive early retirement benefits from the Chevron Retirement Plan and payment from the Chevron Retirement Restoration Plan upon separation from service. His distribution elections and the present value of his accumulated benefits are disclosed in the “Pension Benefits Table,” in this Proxy Statement.

Mr. Watson is also eligible to receive payment from the ESIP Restoration Plan and from the Deferred Compensation Plan upon separation from service. His distribution elections and the aggregate balance as of 12/31/13 are disclosed in the “Nonqualified Deferred Compensation Table” in this Proxy Statement.

(5)	Former Chairmen and Vice Chairmen of the Board of Directors are provided with post-retirement office and secretarial services.

50	Chevron Corporation—2014 Proxy Statement

EXECUTIVE COMPENSATION

Patricia E. Yarrington

Benefits and Payments Upon Termination	Termination for Any Reason Other Than Death, Disability or Misconduct(1)	Termination Due to Disability	Termination Due to Death	Termination for Misconduct(2)
Compensation:
Base Salary	$–	$–	$–	$–
Chevron Incentive Plan	$–	$–	$–	$–
Severance	$–	$–	$–	$–
Long-Term Incentives—unvested but deemed vested upon termination:(3)
Stock Options	$2,534,480	$2,534,480	$2,534,480	$–
Restricted Stock Units	$–	$–	$–	$–
Performance Shares	$2,123,470	$2,123,470	$2,123,470	$–
Benefits(4)
TOTAL	$4,657,950	$4,657,950	$4,657,950	$–
(1)

Includes normal or early retirement and voluntary or involuntary (other than for misconduct) termination, including termination following a change-in-control. We do not maintain separate change-in-control programs for our NEOs.

(2)

Termination for misconduct results in cancellation of all outstanding LTIP grants, vested or unvested. For grants during or after 2005 that have been exercised, the Board has the ability to claw back any gains, as described in our “Compensation Discussion and Analysis—Compensation Governance—Compensation Recovery Policies,” in this Proxy Statement.

(3)

Reflects values of deemed vested options and performance shares under the LTIP. Whether an otherwise unvested option or performance share is deemed vested upon termination is based on the number of points (sum of age and number of years of service) at the time of termination. Ms. Yarrington has more than 90 points, which results in deemed vesting of all unvested LTIP grants held at least one year from the date of grant, or the remaining one-third of the 2011 stock option grant, the remaining two-thirds of the 2012 stock option grant and 100 percent of the 2012 performance share grant. The 2013 stock option and performance share grants would have been forfeited upon a 12/31/2013 termination.

Stock option values are calculated based on the difference between $124.91, the 12/31/13 closing price of Chevron common stock, and the option exercise price as reported in the “Outstanding Equity Awards at 2013 Fiscal Year-End” table in this Proxy Statement, multiplied by the deemed vested options. The value of previously vested options is calculated in a similar manner. The deemed vested options may be exercised within the remaining term and expire on the 10th anniversary of the grant date.

Performance share values are calculated based on $124.91, the 12/31/13 closing price of Chevron common stock, and a performance modifier of 100 percent. For a description of how we calculate the payout value of performance shares and the effect of the performance modifier, see Footnote 2 to the “Option Exercises and Stock Vested in Fiscal Year 2013” table in this Proxy Statement. The estimated payout value may not necessarily reflect the final payout. A lump sum cash payment is made at the end of the performance period.

Ms. Yarrington’s remaining restricted stock units would have been forfeited if her employment had terminated on December 31, 2013.

(4)

Ms. Yarrington is eligible to receive early retirement benefits from the Chevron Retirement Plan and payment from the Chevron Retirement Restoration Plan upon separation from service. Her distribution elections and the present value of her accumulated benefits are disclosed in the “Pension Benefits Table” in this Proxy Statement.

Ms. Yarrington is also eligible to receive payment from the ESIP-RP and from the Deferred Compensation Plan upon separation from service. Her distribution elections and the aggregate balance as of 12/31/2013 are disclosed in the “Nonqualified Deferred Compensation Table” in this Proxy Statement.

Chevron Corporation—2014 Proxy Statement	51

EXECUTIVE COMPENSATION

George L. Kirkland

Benefits and Payments Upon Termination	Termination for Any Reason Other Than Death, Disability or Misconduct(1)	Termination Due to Disability	Termination Due to Death	Termination for Misconduct(2)
Compensation:
Base Salary	$–	$–	$–	$–
Chevron Incentive Plan	$–	$–	$–	$–
Severance	$–	$–	$–	$–
Long-Term Incentives—unvested but deemed vested upon termination:(3)
Stock Options	$3,921,459	$3,921,459	$3,921,459	$–
Restricted Stock Units	$–	$–	$–	$–
Performance Shares	$3,435,025	$3,435,025	$3,435,025	$–
Benefits and Perquisites:(4)
Office and Secretarial Services(5)	$200,000	$200,000	$–	$–
TOTAL	$7,556,484	$7,556,484	$7,356,484	$–
(1)

Includes normal or early retirement and voluntary or involuntary (other than for misconduct) termination, including termination following a change-in-control. We do not maintain separate change-in-control programs for our NEOs.

(2)

Termination for misconduct results in cancellation of all outstanding LTIP grants, vested or unvested. For grants during or after 2005 that have been exercised, the Board has the ability to claw back any gains, as described in our “Compensation Discussion and Analysis—Compensation Governance—Compensation Recovery Policies,” in this Proxy Statement.

(3)

Reflects values of deemed vested options and performance shares under the LTIP. Whether an otherwise unvested option or performance share is deemed vested upon termination is based on the number of points (sum of age and number of years of service) at the time of termination. Mr. Kirkland has more than 90 points, which results in deemed vesting of all unvested LTIP grants held at least one year from the date of grant, or the remaining one-third of the 2011 stock option grant, the remaining two-thirds of the 2012 stock option grant and 100 percent of the 2012 performance share grant. The 2013 stock option and performance share grants would have been forfeited upon a 12/31/2013 termination.

Stock option values are calculated based on the difference between $124.91, the 12/31/13 closing price of Chevron common stock, and the option exercise price as reported in the “Outstanding Equity Awards at 2013 Fiscal Year-End” table in this Proxy Statement, multiplied by the deemed vested options. The value of previously vested options is calculated in a similar manner. The deemed vested options may be exercised within the remaining term and expire on the 10th anniversary of the grant date.

Performance share values are calculated based on $124.91, the 12/31/13 closing price of Chevron common stock, and a performance modifier of 100 percent. For a description of how we calculate the payout value of performance shares and the effect of the performance modifier, see Footnote 2 to the “Option Exercises and Stock Vested in Fiscal Year 2013” table in this Proxy Statement. The estimated payout value may not necessarily reflect the final payout. A lump sum cash payment is made at the end of the performance period.

(4)

Mr. Kirkland is eligible to receive early retirement benefits from the Chevron Retirement Plan and the Chevron Retirement Restoration Plan upon separation from service. His distribution elections and the present value of his accumulated benefits are disclosed in the “Pension Benefits Table” in this Proxy Statement.

Mr. Kirkland is also eligible to receive payment from the ESIP-RP and from the Deferred Compensation Plan upon separation from service. His distribution elections and the aggregate balance as of 12/31/13 are disclosed in the “Nonqualified Deferred Compensation Table” in this Proxy Statement.

(5)	Former Chairmen and Vice Chairmen of the Board of Directors are provided with post-retirement office and secretarial services.

52	Chevron Corporation—2014 Proxy Statement

EXECUTIVE COMPENSATION

Michael K. Wirth

Benefits and Payments Upon Termination	Termination for Any Reason Other Than Death, Disability or Misconduct(1)	Termination Due to Disability	Termination Due to Death	Termination for Misconduct(2)
Compensation:
Base Salary	$–	$–	$–	$–
Chevron Incentive Plan	$–	$–	$–	$–
Severance	$–	$–	$–	$–
Long-Term Incentives—unvested but deemed vested upon termination:(3)
Stock Options	$1,772,066	$1,772,066	$1,772,066	$–
Restricted Stock Units	$–	$–	$–	$–
Performance Shares	$1,415,605	$1,415,605	$1,415,605	$–
Benefits(4)
TOTAL	$3,187,671	$3,187,671	$3,187,671	$–
(1)

Includes normal or early retirement and voluntary or involuntary (other than for misconduct) termination, including termination following a change-in-control. We do not maintain separate change-in-control programs for our NEOs.

(2)

Termination for misconduct results in cancellation of all outstanding LTIP grants, vested or unvested. For grants during or after 2005 that have been exercised, the Board has the ability to claw back any gains, as described in our “Compensation Discussion and Analysis—Compensation Governance—Compensation Recovery Policies” in this Proxy Statement.

(3)

Reflects values of deemed vested options and performance shares under the LTIP. Whether an otherwise unvested option or performance share is deemed vested upon termination is based on the number of points (sum of age and number of years of service) at the time of termination. Mr. Wirth has more than 75 points but less than 90 points, which results in pro-rata vesting of all unvested LTIP grants held at least one year from the date of grant. Mr. Wirth’s stock options held at least one year vest based on the number of whole months from the grant date to 12/31/13. Eleven thirty-sixths of his 2011 and 2012 grant are deemed vested. The remainder of the unvested options, including the entire 2013 grant, is forfeited.

Stock option values are calculated based on the difference between $124.91, the 12/31/2013 closing price of Chevron common stock, and the option exercise price as reported in the “Outstanding Equity Awards at 2013 Fiscal Year-End” table in this Proxy Statement, multiplied by the deemed vested options. The value of previously vested options is calculated in a similar manner. The deemed vested stock options may be exercised within the lesser of five years from termination or the remaining term of the option.

Performance shares held at least one year vest based on the number of whole months from the performance period start date to 12/31/13. Two-thirds of Mr. Wirth’s 2012 grant is deemed vested. The remainder of the unvested shares, including the entire 2013 grant, is forfeited. Values are calculated based on $124.91, the 12/31/13 closing price of Chevron common stock, and a performance modifier of 100 percent. For a description of how we calculate the payout value of performance shares and the effect of the performance modifier, see Footnote 2 to the “Option Exercises and Stock Vested in Fiscal Year 2013” table in this Proxy Statement. The estimated payout value may not necessarily reflect the final payout. A lump sum cash payment is made at the end of the performance period.

Mr. Wirth’s remaining restricted stock units would have been forfeited if his employment had terminated on December 31, 2013.

(4)

Mr. Wirth is eligible to receive early retirement benefits from the Chevron Retirement Plan and the Chevron Retirement Restoration Plan upon separation from service. His distribution elections and the present value of his accumulated benefits are disclosed in the “Pension Benefits Table” in this Proxy Statement.

Mr. Wirth is also eligible to receive payment from the ESIP-RP and from the Deferred Compensation Plan upon separation from service. His distribution elections and aggregate balance as of 12/31/13 are disclosed in the “Nonqualified Deferred Compensation Table” in this Proxy Statement.

Chevron Corporation—2014 Proxy Statement	53

EXECUTIVE COMPENSATION

R. Hewitt Pate

Benefits and Payments Upon Termination	Termination for Any Reason Other Than Death, Disability or Misconduct(1)	Termination Due to Disability	Termination Due to Death	Termination for Misconduct(2)
Compensation:
Base Salary	$–	$–	$–	$–
Chevron Incentive Plan	$–	$–	$–	$–
Severance	$–	$–	$–	$–
Long-Term Incentives—unvested but deemed vested upon termination:(3)
Stock Options	$–	$–	$–	$–
Restricted Stock Units	$–	$–	$–	$–
Performance Shares	$–	$–	$–	$–
Benefits(4)
TOTAL	$–	$–	$–	$–
(1)

Includes normal or early retirement and voluntary or involuntary (other than for misconduct) termination, including termination following a change-in-control. We do not maintain separate change-in-control programs for our NEOs.

(2)

Termination for misconduct results in cancellation of all outstanding LTIP grants, vested or unvested. For grants during or after 2005 that have been exercised, the Board has the ability to claw back any gains, as described in our “Compensation Discussion and Analysis—Compensation Governance—Compensation Recovery Policies” in this Proxy Statement.

(3)

Reflects values of deemed vested options and performance shares under the LTIP. Whether an otherwise unvested option or performance share is deemed vested upon termination is based on the number of points (sum of age and number of years of service) at the time of termination. Mr. Pate has less than 75 points, which would have resulted in forfeiture of unvested stock options and performance shares upon a December 31, 2013, termination. Mr. Pate’s restricted stock units would have been forfeited upon a December 31, 2013, termination.

In February 2012, Mr. Pate and Chevron mutually terminated his employment agreement described in our 2011 Proxy Statement in favor of an agreement relating solely to the vesting of Mr. Pate’s outstanding equity awards, if any, if Mr. Pate’s employment is terminated for any reason on or after August 1, 2019. If Mr. Pate’s employment is terminated on or after that date, Mr. Pate will be subject to the termination provisions of the LTIP as if he had 75 points (the sum of age and years of service), which would result in the deemed pro-rata vesting of stock options and performance shares held at least one year from the date of grant.

(4)

Mr. Pate will not be vested in the Chevron Retirement Plan or the Chevron Retirement Restoration Plan if he terminates within five years of his August 3, 2009, employment start date. His distribution elections and the present value of his accumulated benefits are disclosed in the “Pension Benefits Table” in this Proxy Statement.

Mr. Pate is eligible to receive payment from the ESIP-RP and from the Deferred Compensation Plan upon separation from service. His distribution elections and aggregate balance as of 12/31/13 are disclosed in the “Nonqualified Deferred Compensation Table” in this Proxy Statement.

54	Chevron Corporation—2014 Proxy Statement

Equity Compensation Plan Information

The following table provides certain information as of December 31, 2013, with respect to Chevron’s equity compensation plans.

Plan Category(1)	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plan (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (2)	75,625,562	(3)	$88.58	(4)	143,216,995	(5)
Equity compensation plans not approved by security holders (6)	576,815	(7)	–	(8)	–	(9)
TOTAL	76,202,377		$88.58	(4)	143,216,995
(1)

The table does not include information for employee benefit plans of Chevron and subsidiaries intended to meet the tax qualification requirements of section 401(a) of the Internal Revenue Code and certain foreign employee benefit plans that are similar to section 401(a) plans or information for equity compensation plans assumed by Chevron in mergers and securities outstanding thereunder at December 31, 2013. The number of shares to be issued upon exercise of outstanding options, warrants, and rights under plans assumed in mergers and outstanding at December 31, 2013, was 331,096, and the weighted-average exercise price (excluding restricted stock units and other rights for which there is no exercise price) was $46.63. The weighted average remaining term of the stock options is 1.92 years. No further grants or awards can be made under these assumed plans.

(2)

Consists of two plans: the Long Term Incentive Plan of Chevron Corporation (LTIP) and the Chevron Corporation Nonemployee Directors’ Equity Compensation and Deferral Plan (Directors’ Plan). Stock options and restricted stock units may be awarded under the LTIP and shares may be issued under the subplans of the LTIP for certain non-U.S. locations. Restricted stock, restricted stock units, and retainer stock options may be awarded under the Directors’ Plan.

(3)

Consists of 75,389,173 shares subject to stock options (granted under the LTIP or the Directors’ Plan), and 236,389 shares subject to restricted stock units and stock units under the Directors’ Plan. Does not include grants that are payable in cash only, such as performance shares, stock appreciation rights, and some restricted stock units granted under the LTIP.

(4)	The price reflects the weighted average exercise price of stock options under both the LTIP and the Directors’ Plan. The weighted average remaining term of the stock options is 6.13 years.

(5)

An amended and restated LTIP was approved by the stockholders on May, 29, 2013. The maximum number of shares that can be issued under the amended and restated LTIP is 260,000,000. The LTIP has 143,012,607 securities that remain available for issuance pursuant to awards. An aggregate of 2,129,373 shares issued under the employee stock purchase plans for non-U.S. locations were counted against the limit. Awards granted under the LTIP that are settled in cash or that are deferred under the Deferred Compensation Plan for Management Employees or Deferred Compensation Plan for Management Employees II (both, the DCP) will not deplete the maximum number of shares that can be issued under the plan. The maximum number of shares that can be issued under the Directors’ Plan is 800,000. The Directors’ Plan has 204,388 shares that remain available for issuance pursuant to awards.

(6)	Consists of the DCP, which is described in the “Nonqualified Deferred Compensation Table” and related footnotes.

(7)	Reflects number of Chevron Common Stock Fund units allocated to participant accounts in the DCP as of December 31, 2013.

(8)	There is no exercise price for outstanding rights under the DCP.

(9)

Current provisions of the DCP do not provide for a limitation on the number of shares available under the plan. The total actual distributions under the DCP were 53,247 shares in 2013, 54,183 shares in 2012 and 149,551 shares in 2011.

Chevron Corporation—2014 Proxy Statement	55

Stock Ownership Information

Security Ownership of Certain Beneficial Owners and Management

The following table shows the ownership interest in Chevron common stock as of March 5, 2014, for (i) three holders of more than five percent of our outstanding common stock; (ii) each nonemployee Director and each of our named executive officers; and (iii) all nonemployee Directors and executive officers as a group. As of that date, there were 1,905,746,727 shares of Chevron common stock outstanding.

Name (“+” denotes a nonemployee Director)	Shares Beneficially Owned(1)	Stock Units(2)	Total	Percent of Class
BlackRock, Inc.(3)	116,591,986	–	116,591,986	6.10%
State Street Corporation(4)	103,316,479	–	103,316,479	5.40%
The Vanguard Group(5)	103,631,196	–	103,631,196	5.38%
Linnet F. Deily+	15,866	4,911	20,777	*
Robert E. Denham+	9,581	42,007	51,588	*
Alice P. Gast+	867	1,808	2,675	*
Enrique Hernandez, Jr.+	27,695	14,003	41,698	*
Jon M. Huntsman, Jr.+	–	687	687	*
George Kirkland	923,920	766	924,686	*
Charles W. Moorman IV+	499	5,622	6,121	*
Hew Pate	299,078	–	299,078	*
Kevin W. Sharer+	–	26,522	26,522	*
John G. Stumpf+	16,369	1,808	18,177	*
Ronald D. Sugar+	2,088	36,238	38,326	*
Carl Ware+	6,697	34,649	41,346	*
John Watson	1,592,519	38,742	1,631,261	*
Mike Wirth	843,952	5,095	849,047	*
Pat Yarrington	637,900	25,280	663,180	*
Non-employee Directors and executive officers as a group (19 persons)	5,345,986	263,551	5,609,537	*
*	Less than 1%.

(1)

Amounts shown include shares that may be acquired upon exercise of stock options that are currently exercisable or will become exercisable within 60 days of March 5, 2014, as follows: 1,456 shares for Ms. Deily, 26,475 shares for Mr. Hernandez, Jr., 825,332 shares for Mr. Kirkland, 274,833 shares for Mr. Pate, 1,492,666 shares for Mr. Watson, 810,000 shares for Mr. Wirth, 622,333 shares for Ms. Yarrington and 914,498 shares for all other executive officers not named in the table. For executive officers, the amounts shown include shares held in trust under the Employee Savings Investment Plan. For nonemployee Directors, the amounts shown include shares of restricted stock awarded under the Chevron Corporation Nonemployee Directors’ Equity Compensation and Deferral Plan (NED Plan).

(2)

Stock units do not carry voting rights and may not be sold. They do, however, represent the equivalent of economic ownership of Chevron common stock, since the value of each unit is measured by the price of Chevron common stock. For nonemployee Directors, these are stock units and restricted stock units awarded under the NED Plan, as well as stock units representing deferral of annual cash retainer that may ultimately be paid in shares of Chevron common stock. For executive officers, these include stock units deferred under the Chevron Deferred Compensation Plan for Management Employees and/or the Chevron Deferred Compensation Plan for Management Employees II that may ultimately be paid in shares of Chevron common stock.

(3)

Based on information set forth in a Schedule 13G/A filed with the U.S. Securities and Exchange Commission on February 4, 2014, by BlackRock Inc., 40 East 52nd Street, New York, NY, 10022. BlackRock reports that as of that date it and its subsidiaries listed on Exhibit A of the Schedule 13G/A have sole voting power for 96,379,836 shares, shared voting power for 13,673 shares, sole dispositive power for 116,578,313 shares, and shared dispositive power for 13,673 shares reported.

(4)

Based on information set forth in a Schedule 13G filed with the U.S. Securities and Exchange Commission on February 3, 2014, by State Street Corporation, State Street Financial Center, One Lincoln Street, Boston, MA, 02111. State Street reports that as of that date it and its subsidiaries listed on Exhibit 1 of the Schedule 13G have shared voting and dispositive power for all shares reported.

(5)

Based on information set forth in a Schedule 13G filed with the U.S. Securities and Exchange Commission on February 12, 2014, by The Vanguard Group—23-1945930, 100 Vanguard Blvd., Malvern, PA, 19355. Vanguard reports that as of that date it and its subsidiaries listed on Appendix A of the Schedule 13G have sole voting power for 3,139,964 shares, sole dispositive power for 100,699,641 shares, and shared dispositive power for 2,931,555 shares reported.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires Directors and certain officers to file with the U.S. Securities and Exchange Commission reports of initial ownership and changes in ownership of Chevron equity securities. Based solely on a review of the reports furnished to Chevron, we believe that during 2013 all of our Directors and officers timely filed all reports they were required to file under Section 16(a) except Ms. Deily, for whom we filed one late report covering two transactions.

56	Chevron Corporation—2014 Proxy Statement

Board Proposal to Approve, on an Advisory Basis, Named Executive Officer Compensation (Item 3 on the Proxy Card)

As required by Section 14A of the Securities Exchange Act of 1934, as amended, stockholders are entitled to a nonbinding vote on the compensation of our named executive officers (sometimes referred to as “say on pay”). At the 2011 Annual Meeting, the Board of Directors recommended and stockholders approved holding this advisory vote on an annual basis. Accordingly, you are being asked to vote on the following resolution at the 2014 Annual Meeting:

“Resolved, that the stockholders APPROVE, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure in this Proxy Statement.”

Your Board recommends that you vote FOR this resolution because it believes that our compensation programs support our business model and the following key objectives and philosophies, described in detail in our “Compensation Discussion and Analysis” in this Proxy Statement:

•	structuring our compensation programs in a manner that ensures strong alignment of the interests of our stockholders, the Company, and our employees and executives;

•	paying for performance;

•	structuring our compensation programs to reward career employees;

•	paying competitively, across all salary grades and across all geographies;

•	applying compensation program rules in a manner that is internally consistent; and

•

being metrics-driven and properly balanced in our emphasis on short-term and long-term objectives and our use of measures based on absolute performance, relative performance against industry peers, historical performance, and progress on key business initiatives.

We encourage stockholders to read the “Compensation Discussion and Analysis,” the accompanying compensation tables, and the related narrative disclosure in this Proxy Statement.

Vote Required

This proposal is approved if the number of shares voted FOR exceeds the number of shares voted AGAINST. Any shares not voted on this proposal (whether by abstention or otherwise) will have no impact on this proposal. If you are a street name stockholder and do note vote your shares, your bank, broker, or other holder of record cannot vote your shares at its discretion on this proposal.

This vote is nonbinding. The Board and the Management Compensation Committee, which is composed solely of independent Directors, expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.

Your Board’s Recommendation

Your Board unanimously recommends that you vote FOR the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in the “Compensation Discussion and Analysis,” the accompanying compensation tables, and the related narrative disclosure in this Proxy Statement.

Chevron Corporation—2014 Proxy Statement	57

Stockholder Proposals

2014 Qualifying Stockholder Proposals

Your Board welcomes dialogue on the topics presented in the stockholder proposals on the following pages. Chevron strives to communicate proactively and transparently on these and other issues of interest to the Company and its stockholders. Some of the following stockholder proposals may contain assertions about Chevron that we believe are incorrect. Your Board has not attempted to refute all such assertions. However, your Board has considered each proposal and recommended a vote based on the specific reasons set forth in each Board response.

We received a number of proposals requesting specific reports. As a general principle, your Board opposes developing specially requested reports because producing them is a poor use of Chevron’s resources when the issues are addressed sufficiently through existing communications. Moreover, your Board believes that stockholders benefit from reading about these issues in the context of Chevron’s other activities rather than in isolation. Many of the issues raised in the following stockholder proposals are discussed in Chevron’s Corporate Responsibility Report, our Annual Report, and this Proxy Statement. Additional information on Chevron’s corporate governance and corporate social responsibility philosophies and initiatives is available on our website at www.chevron.com.

Your Board urges stockholders to read this Proxy Statement, the Annual Report, and the Corporate Responsibility Report, as well as the other information presented on Chevron’s website.

Article VII of Chevron’s Restated Certificate of Incorporation precludes taking actions on any proposals or other items of business that have not been included in the Notice of 2014 Annual Meeting of Stockholders and this Proxy Statement, unless the Board decides to waive this restriction.

We will provide the name, address, and share ownership of the stockholder who submitted a qualifying proposal upon a stockholder’s request.

Vote Required

Stockholder proposals are approved if the number of shares voted FOR exceeds the number of shares voted AGAINST. Any shares not voted on these proposals (whether by abstention or otherwise) will have no impact on these proposals. If you are a street name stockholder and do not vote your shares, your bank, broker, or other holder of record cannot vote your shares at its discretion on these proposals.

Your Board’s Recommendation

Your Board unanimously recommends that you vote AGAINST each of the stockholder proposals on the following pages.

58	Chevron Corporation—2014 Proxy Statement

STOCKHOLDER PROPOSALS

Statement Regarding The Ecuador Litigation

Some of this year’s stockholder proposals refer to the Ecuador litigation involving Chevron. Your Board will address each of these proposals individually, but believes stockholders will benefit from a general statement about the handling of the Ecuador litigation and its relation to stockholder proposals.

Your Board believes that the Ecuador litigation and related actions against Chevron are a fraudulent and extortionate scheme. Protecting Chevron’s reputation and its stockholders’ interests requires the Company to defend itself. Stockholders should be aware that several assertions or suggestions with respect to the Ecuador litigation made in support of the stockholder proposals are misleading or contrary to the facts.

In this regard, stockholders should be aware that on March 4, 2014, Judge Lewis A. Kaplan of the United States District Court for the Southern District of New York entered judgment for Chevron in the Company’s Racketeer Influenced and Corrupt Organizations Act (RICO) case relating to the Ecuadorian judgment and the attempt to extort the Company based on that judgment, Chevron Corp. v. Donziger et al., Case No. 11-cv-0691. The court’s decision followed a six-week trial. In a nearly 500-page opinion, the court found that defendant Steven Donziger—the lead American lawyer for the Lago Agrio plaintiffs (LAPs)—and his team of U.S. and Ecuadorian lawyers obtained the Ecuadorian judgment against Chevron “by corrupt means,” and in the process Donziger violated U.S. federal laws prohibiting attempted extortion, wire fraud, money laundering, witness tampering, and obstruction of justice, as well as the Foreign Corrupt Practices Act. As the court summarized its factual findings:

“[Donziger] and the Ecuadorian lawyers he led corrupted the Lago Agrio case. They submitted fraudulent evidence. They coerced one judge, first to use a court-appointed, supposedly impartial, ‘global expert’ to make an overall damages assessment and, then, to appoint to that important role a man whom Donziger hand-picked and paid to ‘totally play ball’ with the LAPs. They then paid a Colorado consulting firm secretly to write all or most of the global expert’s report, falsely presented the report as the work of the court-appointed and supposedly impartial expert, and told half-truths or worse to U.S. courts in attempts to prevent exposure of that and other wrongdoing. Ultimately, the LAP team wrote the Lago Agrio court’s Judgment themselves and promised $500,000 to the Ecuadorian judge to rule in their favor and sign their judgment. If ever there were a case warranting equitable relief with respect to a judgment procured by fraud, this is it.”

The court entered judgment for Chevron and imposed an injunction and other equitable relief designed to ensure that “the defendants here may not be allowed to benefit from [the Ecuadorian judgment] in any way.”

In addition to the RICO trial, numerous other courts have found that the proceedings in Ecuador have been tainted by fraud. See, for example, Chevron Corp. v. Champ (W.D.N.C. Aug. 30, 2010) (“While this court is unfamiliar with the practices of the Ecuadorian judicial system, the court must believe that the concept of fraud is universal, and that what has blatantly occurred in this matter would in fact be considered fraud by any court. If such conduct does not amount to fraud in a particular country, then that country has larger problems than an oil spill.”); In re Chevron Corp. (S.D. Fla. June 12, 2012) (“[M]ounds of evidence...suggest[ ] that the judgment [obtained in Ecuador was]...ghostwritten [and includes] verbatim passages that were taken from various pieces of the [plaintiffs’] lawyers’ internal, unfiled, work product.”).

Stockholders should also be aware that the fraudulent Ecuadorian proceedings against Chevron are barred by releases granted by national and local authorities in Ecuador to Texaco Petroleum Company (“TexPet”) following completion of an agreed remediation program in Ecuador in the 1990’s. In arbitral proceedings against the Republic of Ecuador initiated under the terms of the Bilateral Investment Treaty between the Republic of Ecuador and the United States, a unanimous tribunal issued a First Partial Award ruling in favor of Chevron and its subsidiary, TexPet. The tribunal held that the Settlement and Release Agreements released TexPet and its affiliates of any liability for all public interest or collective environmental claims. In further proceedings, Chevron will present evidence demonstrating that the claims advanced in the fraudulent Ecuadorian litigation are public interest or collective claims.

Your Board carefully reviews the status and conduct of the Ecuador litigation on an ongoing basis. We expect Chevron’s management to defend the Company vigorously in this matter because we believe that the Ecuador court’s judgment against the Company is illegitimate and the product of fraud on the part of the LAPs’ lawyers and some members of the Ecuador judiciary. This is why the Company vigorously prosecuted fraud and racketeering claims against the LAPs’ lawyers and other parties in federal court in New York. The Company has repeatedly stated that it would welcome constructive discussions about this litigation with the government of Ecuador, the only party that can move this matter toward a cooperative resolution, which it can do by living up to its obligations under the settlement agreement entered into when TexPet completed its share of environmental remediation in Ecuador during the 1990s.

Your Board believes that Chevron has an obligation to defend itself against meritless claims that can compromise stockholder value. It is the clearly stated intent of the LAPs and their allies to harm the Company and the value of stockholders’ shares to pressure the Company to settle the litigation. We do not believe that the interests of the vast majority of the Company’s stockholders are well served when a small group of stockholders (or nonstockholders working through their stockholder allies) attempt to pressure the Company into settling litigation or paying judgments that are the product of fraud and bribery.

For these reasons, and given the significant interest in these matters, Chevron strives to be transparent in communicating to its stockholders and the public its views on the Ecuador and related litigation and the conduct of the LAPs’ lawyers and their supporters. Chevron has provided substantial information on these matters in our required and voluntary disclosures, including Chevron’s quarterly and annual U.S. Securities and Exchange Commission reports, and on our website. At www.chevron.com/ecuador, stockholders and the public can find background materials, press releases, media articles, legal filings, scientific reports, videos and other information. We encourage all stockholders to familiarize themselves with these materials.

Chevron Corporation—2014 Proxy Statement	59

STOCKHOLDER PROPOSALS

Stockholder Proposal Regarding Corporate Charitable Contributions Disclosure

(Item 4 on the Proxy Card)

Whereas, charitable contributions should enhance the image of our Company in the eyes of the public. Increased disclosure of these contributions would serve to create greater goodwill for our Company. It would also allow the public to better voice their opinion on our corporate giving strategy. Inevitably, some organizations might be viewed more favorably than others. This could be useful in guiding our Company’s philanthropic decision making in the future. Corporate giving should ultimately enhance shareholder value.

Resolved: That the shareholders request the Company to list the recipients of corporate charitable contributions or merchandise vouchers of $5,000 or more on the Company website.

Supporting Statement

Current disclosure is insufficient to allow the Company’s Board and shareholders to evaluate the proper use of corporate assets by outside organizations and how those assets should be used. Chevron uses funds directly for many causes that show us in a good light:

•	turning decommissioned oil platforms into artificial reefs in Louisiana

•	efforts to reduce flaring in Kazakhstan

•	showing that economic development and conservation can exist, and the people benefit from it

•	a general commitment to health and education in the countries where we operate

Our charitable contributions should also reflect the Company’s values and can gain or cost us good will. If we mention the Anti Cruelty Society, we might get the support of those who like to find homes for companion animals. If we support the Marine Mammal Center, we may get the good will of those who like dolphins and other sea life. If we support the Girl Scouts, we might get the favor of former members. Some activities are more controversial. Our corporate support of LBGT groups is a cause for concern among some Christian, Jewish and Muslim groups. Our corporate contributions to Planned Parenthood have drawn down upon our Company a boycott by the prominent group Life Decisions International.

Corporate charitable gifts come from the fruit of all of our employees’ labor and belong to all of the shareholders. Fuller disclosure would provide enhanced feedback opportunities from which our Company could make more fruitful decisions. Unlike personal giving, which can be done anonymously, corporate philanthropy should be quite visible to better serve the interests of the shareholders.

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STOCKHOLDER PROPOSALS

Board of Directors’ Response

Your Board recommends a vote AGAINST this proposal because the Board believes that providing the requested disclosure would incur unnecessary expense without providing meaningful benefit to stockholders.

Investing in communities is one of Chevron’s core values and supports Chevron’s vision to be the global energy company most admired for its people, partnership, and performance. Chevron’s social investment program aims to foster economic stability and improve the quality of life in the communities where it works.

In support of local business objectives and community needs, Chevron’s social investment extends to thousands of diverse organizations, operating in the broad array of communities where we work and live. In the past seven years, Chevron has invested nearly $1.2 billion in partnerships and programs in support of local communities, with a focus in the areas of health, education, and economic development. We are proud to communicate our major social investment activity through press releases and on our website at www.chevron.com/corporateresponsibility. Highlights of our past and current investments include:

•

More than $77 million since 2008 to build capacity and deliver lasting gains in the fight against devastating diseases such as HIV/AIDS, tuberculosis, malaria, and sickle cell anemia, including $60 million to the Global Fund.

•

More than $100 million since 2010 in the United States alone to support education programs focused on K-12 and university-level Science, Technology, Engineering, and Math (STEM) initiatives, including more than $13 million to Donors Choose through our Fuel Your School Program, $10 million to Eagles for Education, and more than $5 million to Project Lead the Way.

•	More than $110 million since 2010 in support of major economic development initiatives in areas of operation such as Nigeria, western Pennsylvania, Kazakhstan and Richmond, California, including a $50 million five-year commitment to the Niger Delta Partnership Initiative.

You can learn more about Chevron’s social and corporate responsibility investments and partnerships at www.chevron.com/corporateresponsibility.

Given that Chevron has substantial business activities in more than 30 countries across the world and has matched employee and retiree contributions to more than 15,000 nonprofit organizations, the effort to maintain a complete and up-to-date website list of social investments over $5,000 would be substantial and unnecessarily burdensome. The proposed cataloging and disclosure of all of these investments in order to facilitate feedback would not be an efficient or appropriate use of the Company’s resources, particularly given that many of Chevron’s major social investment initiatives are already discussed on www.chevron.com.

Our social investment program is driven by our business interests and the societal needs where we operate. Chevron does not support favoring specific political perspectives or points of view in the determination of our social investments. Chevron’s senior management oversees the social investment program, with periodic reviews by the Board’s Public Policy Committee. This Committee is also responsible for recommending to the Board policies, programs, and practices concerning corporate support of charitable organizations. We believe this approach will continue to result in social investment activity that is in the best interests of our stockholders.

Given the size and scope of Chevron’s social investment programs and the strong governance surrounding Chevron’s corporate giving, the Board believes the requested disclosure is unnecessary and inefficient and would provide little benefit to stockholders.

Therefore, your Board unanimously recommends that you vote AGAINST this proposal.

Chevron Corporation—2014 Proxy Statement	61

STOCKHOLDER PROPOSALS

Stockholder Proposal Regarding Lobbying Disclosure

(Item 5 on the Proxy Card)

Whereas, corporate lobbying exposes our company to risks that could adversely affect the company’s stated goals, objectives, and ultimately shareholder value, and

Whereas, we rely on the information provided by our company to evaluate goals and, therefore, have a strong interest in full disclosure of our company’s lobbying to evaluate whether it is consistent with our company’s expressed goals and in the best interests of stockholders and long-term value;

Resolved, the stockholders of Chevron Corp. (“Chevron”) request that the Board authorize the preparation of a report, updated annually, disclosing:

1.	Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.

2.	Payments by Chevron used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.

3.	Chevron’s membership in and payments to any tax-exempt organization that writes and endorses model legislation.
4.	Description of management’s and the Board’s decision making process and oversight for making payments described in sections 2 and 3 above.

For purposes of this proposal, a “grassroots lobbying communication” is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. “Indirect lobbying” is lobbying engaged in by a trade association or other organization of which Chevron is a member.

Both “direct and indirect lobbying” and “grassroots lobbying communications” include efforts at the local, state and federal levels.

The report shall be presented to the Audit Committee or other relevant oversight committees and posted on Chevron’s website.

Supporting Statement

As stockholders, we encourage transparency and accountability in our company’s use of corporate funds to influence legislation and regulation. Chevron is listed as a member of American Petroleum Institute, which spent more than $7 million lobbying in 2012. In 2012, Chevron made a $1 million political contribution to the Chamber of Commerce, which is characterized as “by far the most muscular business lobby group in Washington” (“Chamber of Secrets,” Economist, April 21, 2012) and has spent over $1 billion on lobbying since 1998. Chevron does not disclose its memberships in, or payments to, trade associations, or the portions of such amounts used for lobbying.

Chevron spent more than $19 million in 2011 and 2012 on direct federal lobbying activities (opensecrets.org). This figure does not include Chevron’s lobbying expenditures to influence legislation in states. Chevron does not disclose its membership in or contributions to tax-exempt organizations that write and endorse model legislation, such as the American Legislative Exchange Council (ALEC) (“Corporations’ ties to voter ID laws” San Francisco Chronicle, August 26, 2012). At least 50 companies have publicly left ALEC because their business objectives and values did not align with ALEC’s activities, including Entergy and EnergySolutions.

We urge stockholders to vote for this proposal.

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STOCKHOLDER PROPOSALS

Board of Directors’ Response

Your Board recommends a vote AGAINST this proposal because the Board believes that a special report beyond Chevron’s current voluntary and mandatory disclosures would be unnecessary and an inefficient use of Chevron’s resources. Chevron already discloses to the public extensive information about its political contributions and lobbying activities. In many cases, this disclosure goes beyond what is required by law. At Chevron’s 2012 and 2013 annual meetings, an average of 76 percent of votes cast opposed this proposal.

Energy—its production and consumption—is one of the most important public policy issues today, both domestically and internationally. Public policy decisions in this and related areas can significantly affect Chevron’s operations, strategy, and stockholder value. Accordingly, Chevron exercises its fundamental right and responsibility to participate in the political process and to further the interests of the Company and protect stockholder value by making political contributions, engaging in lobbying, and participating in various business and policy organizations that advocate positions designed to support free markets and fair legislation and regulations that pertain to the energy industry. Chevron is committed to adhering to the highest ethical standards when engaging in political activities and to complying with the letter and spirit of all laws and regulations governing lobbying activities and disclosure.

Chevron agrees that transparency and accountability are important aspects of corporate political activity. That is why Chevron extensively discloses the nature of its political activities. At www.chevron.com/investors/corporategovernance/businessconductethics/politicalcontributions, you can find:

i.	Information about Chevron’s political contributions and lobbying philosophy and oversight mechanisms;

ii.

Chevron’s most recent annual Corporate Political Contributions report and Chevron Employees Political Action Committee (CEPAC) Contributions report. Itemized in each report are contributions to all candidates, organizations, committees and ballot measures that received contributions designated specifically for political involvement;

iii.

Chevron’s prior-year federal quarterly lobbying reports and a link to the federal lobbying disclosure website, which contains current and previous year’s reports (http://disclosures.house.gov/ld/ldsearch.aspx). These reports disclose total corporate expenditures related to lobbying and issues lobbied. The Company’s lobbying activities in the United States are strictly regulated by federal, state and local lobbying laws. Each governing jurisdiction determines its own regulation regarding lobbying compliance and also establishes the policies and guidelines associated with reporting and disclosure; and

iv.

Links to the federal lobbying contributions search website, which contains the details of Chevron’s current and previous years’ contributions and prior-year California quarterly lobbying reports, and to the Federal Election Commission website, which contains current and previous years’ reports for CEPAC.

Chevron’s political activities are subject to thorough review and oversight. All corporate political contributions are centrally controlled, budgeted and reviewed for compliance with the law. Once each contribution has been made, it is reported as required by law in the applicable jurisdiction where the contribution is made. The Board’s Public Policy Committee annually reviews the policies, procedures and expenditures for Chevron’s political activities, including political contributions and direct and indirect lobbying. In addition, Chevron’s employees are required to complete political and lobbying compliance training.

Your Board is confident that the Company’s political activities are aligned with its stockholders’ long-term interests. The Board encourages you to review the reports and other materials described above and on Chevron’s website and judge for yourself whether Chevron’s efforts and your interests are aligned. Given the current extensive disclosure described above, the Board believes the preparation and publication of the report called for in this proposal is unnecessary.

Therefore, your Board unanimously recommends that you vote AGAINST this proposal.

Chevron Corporation—2014 Proxy Statement	63

STOCKHOLDER PROPOSALS

Stockholder Proposal Regarding Report on Shale Energy Operations

(Item 6 on the Proxy Card)

Whereas, Extracting oil and gas from shale formations, using horizontal drilling and hydraulic fracturing technology, is a controversial public issue. Leaks, spills, explosions and community impacts have led to bans and moratoria in the US and around the globe, putting the industry’s social license to operate at risk. Of particular concern are risks to local water resources.

Measurement and disclosure of best management practices and impacts is the primary means by which investors can gauge how companies are managing risks and rewards of their operations. The Department of Energy’s Shale Gas Production Subcommittee recommended in 2011 that companies “adopt a more visible commitment to using quantitative measures as a means of achieving best practice and demonstrating to the public that there is continuous improvement in reducing the environmental impact of shale gas production.” (emphasis in original).

The 2011 report, “Extracting the Facts: An Investor Guide to Disclosing Risks from Hydraulic Fracturing Operations,” articulates investor expectations for best management practices and key performance in these areas. It has been publicly supported by investors on three continents representing $1.3 trillion in assets under management and by various companies.

Chevron is among the top 10 natural gas producers in the United States, yet fails to quantify the impacts of its hydraulic fracturing operations on air, water, land, and communities to shareholders. Chevron’s “Operational Excellence Management System” provides a general framework for all company operations but contains no language specific to shale energy operations, although Chevron’s CEO has publicly acknowledged the need to address concerns specific to hydraulic fracturing operations. The absence of systematic reporting using quantifiable metrics makes it difficult for investors to evaluate company risk management practices and identify performance trends on this controversial issue.

Therefore be it resolved, that: Shareholders request the Board of Directors to report to shareholders via quantitative indicators by September 30, 2014, and annually thereafter, the results of company policies and practices, above and beyond regulatory requirements, to minimize the adverse water resource and community impacts from the company’s hydraulic fracturing operations associated with shale formations. Such reports should be prepared at reasonable cost, omitting confidential information.

Supporting Statement

Proponents suggest the reports include a breakdown by geographic region, such as each shale play in which the company engages in substantial extraction operations, addressing at a minimum:

•	Quantity of fresh water used for shale operations by region, including source;

•	Percentage of recycled water used by region;

•	Systematic post-drilling groundwater quality assessments;
•	Percentage of drilling residuals managed in closed-loop systems;

•	Goals to eliminate the use of open pits for storage of drilling fluid and flowback water, with updates on progress;

•	A system for managing naturally occurring radioactive materials; and

•	A systematic approach to assessing and managing community and human rights impacts, including quantifying numbers and categories of community complaints of alleged impacts, and portion resolved.

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STOCKHOLDER PROPOSALS

Board of Directors’ Response

Your Board recommends a vote AGAINST this proposal because Chevron has in place well-developed risk management systems in its natural gas from shale development operations that help ensure water is sourced, used, managed, and protected. We also maintain a strong commitment to stakeholder engagement and disclosure that supports these operations and addresses public concerns. Activities to develop natural gas from shale are regulated and reported at the local, state, and federal level, and the production of a special report would be duplicative of Chevron’s current extensive reporting and would not result in meaningful additional information. At Chevron’s three most recent annual meetings, an average of 67 percent of votes cast opposed this proposal.

As part of its broad oversight responsibilities, your Board frequently reviews Chevron’s shale gas development efforts and the risks associated with this line of business. Your Board understands that communities have concerns surrounding the development of natural gas from shale. For Chevron’s employees, communities, and environment, the only acceptable development is safe, clean, and responsible development.

To promote safe and environmentally sound operations wherever it operates, Chevron follows an Operational Excellence Management System, available at www.chevron.com/about/operationalexcellence, that prescribes rigorous assessments, audits and reviews to identify and reduce health, environment, and safety risks. Chevron’s global shale operations practices are focused on complying with local, state, and federal regulations and laws, protecting groundwater, managing water use, preserving air quality, improving access to information, and engaging the communities where it operates.

Chevron minimizes adverse water resource and community impacts by:

•

Designing and maintaining wells to protect groundwater. Chevron’s wells in the northeastern United States have up to eight layers of steel casing and cement forming a barrier between the wellbore and surrounding formations. In the Marcellus region, we conduct pre-drill water tests on water wells within 3,000 feet of the wellhead, and we conduct well tests over the life of the well to verify long-term integrity.

•

Reducing freshwater use. In Chevron’s northeastern United States operations we have reduced freshwater use by 50 percent and are reusing essentially all flowback and produced water. We have also developed patent-pending technology to treat and reuse produced water on-site. This reduces freshwater consumption as well as the need for water trucking, transfer and disposal. Since 2011, Chevron has recycled more than 8 million barrels of water.

•	Utilizing centralized water facilities and pipelines and reducing truck traffic and emissions.

•	Eliminating open water pits by developing patent-pending water tanks and reducing temporary well pad sites from 20 acres to 10 acres.

•

Improving public access to information on natural gas development and supporting disclosure of chemicals used in hydraulic fracturing. Water and sand constitute more than 99 percent of fracturing fluid, and Chevron voluntarily discloses the chemicals used in all of its natural gas from shale operations in the United States at www.FracFocus.org.

•

Engaging and consulting with the communities in which Chevron operates. Chevron has established Community Advisory Councils and a regularly monitored community hotline so that its neighbors in the northeastern United States can voice their concerns.

In addition, Chevron’s Environmental, Social and Health Impact Assessment process requires that for new capital projects business units evaluate and manage potentially significant environmental, social, and health impacts during planning, construction, operation, and decommissioning. Chevron also collaborates with its industry peers and constructively engages communities and local, state, and national governments to help develop guidelines and recommended practices that ensure responsible natural gas from shale development by all operators. For example, Chevron is a strategic partner of the Center for Sustainable Shale Development (www.sustainableshale.org), a nonprofit organization dedicated to continuous improvement and innovative practices in natural gas from shale development through performance standards and third-party certification.

Finally, Chevron publishes information about how it mitigates regulatory, legal, reputational, and financial risks in a number of communications and regulatory filings. Chevron’s Corporate Responsibility Report includes additional examples and data on how Chevron protects the environment. This report and others, such as “Natural Gas and the New American Economy and Partnering in the Marcellus” and “Fact Sheet on Gas in the Northeastern U.S.,” are available at www.chevron.com/shale.

Given Chevron’s well-developed risk management systems and stakeholder transparency efforts, your Board believes that the proposed special report would unnecessarily duplicate existing efforts.

Therefore, your Board unanimously recommends that you vote AGAINST this proposal.

Chevron Corporation—2014 Proxy Statement	65

STOCKHOLDER PROPOSALS

Stockholder Proposal to Designate an Independent Chairman

(Item 7 on the Proxy Card)

Resolved: The shareholders of Company (“Company”) request the Board of Directors to adopt a policy, and amend the bylaws as necessary, to require the Chair of the Board of Directors to be an independent member of the Board. This independence requirement shall apply prospectively so as not to violate any Company contractual obligation at the time this resolution is adopted. The policy should provide that if the Board determines that a Chair who was independent when selected is no longer independent, the Board shall select a new Chair who satisfies the requirements of the policy within 60 days of this determination. Compliance with this policy is waived if no independent director is available and willing to serve as Chair.

Supporting Statement

Chevron faces many environmental, legal, and governance issues, the most pressing of which is the ongoing legal efforts to enforce the $9.5 billion judgment in Ecuador against the company for oil pollution. Events leading to the $9.5 billion Ecuadorian judgment and subsequent enforcement actions in Argentina, Brazil, and Canada have raised investor concerns about the cost—in reputation, market position and shareholder value—of inadequate board oversight of the Chevron executive team’s management of the Ecuadorian case.

Chevron management has acknowledged the serious risk to the company from enforcement of the $9.5 billion Ecuadorian judgment. Chevron Deputy Controller, Rex Mitchell, has testified that such legal actions to “seek seizures anywhere around the world and generate maximum publicity for such acts would cause significant, irreparable damage to Chevron’s business reputation and business relationships.”

Investors have requested the Securities and Exchange Commission (SEC) to investigate whether Chevron is violating securities laws by repeatedly making misrepresentations and material omissions regarding the risks to shareholder of the $9.5 billion Ecuadorian judgment.

We believe that independent board leadership is required given management’s serious legal missteps—including moving the case from New York to Ecuador—and its unprecedented use of subpoenas against shareholders who have questioned management’s legal strategy.

An independent Chair provides an important layer of checks and balances to improve board oversight. In June 2012, GMI Ratings found additional practical considerations that would support the separation of the positions of CEO and Chair. In “The Costs of a Combined Chair/CEO,” GMI Ratings found that companies with a combined CEO and Chair:

•	Pay more in compensation, since those serving in both positions typically are paid more than even the combined cost of a CEO and a separate Chair.

•	Appear to present a greater risk of environmental, social, governance and accounting risk to companies.

•	Appear to present a greater risk to shareholders and provide lower stock returns over the long term.

Shareholder discontent with the current board structure is evidenced by the results of Chevron’s 2012 shareholder meeting at which 38% of shareholders voted in favor of the resolution to separate the positions of CEO and Board Chair with the support of the proxy advisory firms, Glass Lewis and ISS.

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STOCKHOLDER PROPOSALS

Board of Directors’ Response

Your Board recommends a vote AGAINST this proposal because the Board believes that stockholder interests are best served when Directors have the flexibility to determine the best person to serve as Chairman, whether that person is an independent Director or the CEO. At Chevron’s 2012, 2008, and 2007 annual meetings, at which this proposal was last considered, an average of 70 percent of votes cast opposed this proposal.

As required by Chevron’s By-Laws, your Board elects the Board Chairman annually and, as part of this election, reviews whether to combine or separate the positions of Chairman and CEO. The Board thus has great flexibility to exercise its business judgment on behalf of stockholders and to choose the optimal leadership for the Board depending upon Chevron’s particular needs and circumstances. Implementing this proposal would deprive the Board of its ability to organize and structure its functions in a manner that is most effective and in the best interests of stockholders at any given time.

Right now, your Directors believe that Chevron and its stockholders benefit from the unity of leadership and companywide strategic alignment associated with combining the positions of Chairman and CEO. These benefits are demonstrated, in part, by Chevron’s strong financial performance and competitive returns to investors over the past five years, with total shareholder return exceeding 14 percent for the five-year period through December 31, 2013—more than 2.5 percent ahead of the nearest peer competitor.

Your Board does recognize the importance of independent oversight of the CEO and management, and it has instituted structures and practices to enhance such oversight. At each Board meeting, the independent Directors meet in executive session following which the independent Lead Director provides feedback to the Chairman. Annually, the independent Directors conduct a review of the CEO’s performance. In addition, the independent Directors annually elect a Lead Director from among themselves, whose responsibilities are to:

•	chair all meetings of the Board in the Chairman’s absence, including executive sessions;
•	serve as liaison between the Chairman and the independent Directors;

•	consult with the Chairman on and approve meeting agendas, schedules, and information sent to the Board;

•	consult with the Chairman on other matters pertinent to Chevron and the Board;

•	call meetings of the independent Directors; and

•	if requested by major stockholders, be available as appropriate for consultation and direct communication.

A fixed policy requiring a separation of the roles of Chairman and CEO is also unnecessary because of Chevron’s strong corporate governance practices, including: a strong independent Lead Director function, a declassified Board, a majority vote requirement in uncontested elections of Directors, annual election of the Chairman by the Board, an overwhelming majority of independent Directors, regular executive sessions for independent Directors, independent Director access to senior management and publicly available Corporate Governance Guidelines. This proposal erroneously implies that there is a positive correlation between long-term Company performance and separating the roles of Chairman and CEO. Most reputable studies that have examined this question have failed to find any such correlation.

Finally, although the proposal purports to concern itself with an independent Board Chairman, the supporting statement suggests that the proposal is really a vehicle to discuss the Ecuador litigation and related actions against Chevron. Your Board encourages all stockholders to review the Board’s position on these matters by reading the Board’s “Statement Regarding The Ecuador Litigation” on page 59 of this Proxy Statement.

Given strong independent Board oversight of the CEO and management and the Company’s corporate governance practices, including a very effective independent Lead Director, your Board does not believe that a fixed policy requiring an independent Chairman is in the best interests of stockholders.

Therefore, your Board unanimously recommends that you vote AGAINST this proposal.

Chevron Corporation—2014 Proxy Statement	67

STOCKHOLDER PROPOSALS

Stockholder Proposal Regarding Special Meetings

(Item 8 on the Proxy Card)

Resolved: Shareowners request that the Board of Chevron Corporation (“Chevron” or “Company”) take all possible steps to amend Company bylaws and appropriate governing documents to give holders of 10% of outstanding common stock the power to call a special shareowners meeting. To the fullest extent permitted by law, such bylaw text in regard to calling a special meeting will not contain any exceptions or exclusion conditions that apply only to shareowners but not to management or the Board.

Supporting Statement

This Proposal does not alter the Board’s power to itself call special meetings; rather, it grants shareowners the ability to consider important matters which may arise between annual meetings. In 2013 this Proposal garnered 32.6%, representing $78.6 billion in stock.

We believe that management has mishandled a number of issues in ways that significantly increase risk to shareholders. Therefore, shareholders would benefit from greater access to special meetings as circumstances require.

When Chevron acquired Texaco in 2001, it acquired significant legal, financial, and reputational liabilities that stemmed from oil pollution of the water and lands of communities in the Ecuadorian Amazon. For twenty years the affected communities brought suit against Texaco (and later Chevron). Their case reached its final conclusion in November 2013 when the Ecuadorian National Court (equivalent to the U.S. Supreme Court) confirmed a judgment against Chevron, of $9.5 billion.

This decision makes possible the seizure of Chevron assets worldwide, and Ecuadorian plaintiffs have already initiated legal action in Argentina, Brazil, and Canada to seize Company assets.

Chevron’s Deputy Controller, Rex Mitchell, testified under oath that enforcement of the multi-billion dollar Ecuadorian judgment could cause “irreparable injury to [Chevron’s] business reputation and business relationships.”

However, Chevron has reported these risks in neither public filings nor statements to shareholders. As a result, investors requested that the U.S. Securities and Exchange Commission investigate whether Chevron violated securities laws by these misrepresentations or material omissions regarding the $9.5 billion Ecuadoran judgment.

Instead of negotiating an expedient, fair, and comprehensive settlement with Ecuador, Chevron persisted in an unsuccessful legal challenge and also subpoenaed and harassed shareholders who questioned the Company’s actions—at an estimated expenditure rate of $6.9 million per month over the past 12 years.

Additionally, substantial liabilities may result from other Company operations. Regarding Chevron’s Myanmar/Burma project (acquired in the Unocal merger of 2005), the IMF reported that the Burmese government diverted billions of dollar of revenue from the Chevron partnership away from the national budget. These billions may instead have landed in the private accounts of individuals whom the U.S. Government has suspected of crimes against humanity.

Because John Watson, current Chevron CEO, oversaw both the Texaco and Unocal mergers (and is thus a significantly responsible party), it is clear that greater shareholder protections are warranted.

Therefore, please vote FOR this common-sense governance reform that offers shareholders the critical right to address substantive concerns in a timely way.

68	Chevron Corporation—2014 Proxy Statement

STOCKHOLDER PROPOSALS

Board of Directors’ Response

Your Board recommends a vote AGAINST this proposal because stockholders have consistently supported Chevron’s current By-Law regarding special meetings and the Board continues to believe this By-Law is in the stockholders’ best interests and provides appropriate and reasonable limitations on the right to call special meetings. In 2010, stockholders representing approximately 80 percent of Chevron’s common stock outstanding approved an amendment to Chevron’s By-Laws that permits stockholders owning 15 percent of Chevron’s common stock outstanding to call for special meetings. At Chevron’s 2013 and 2012 annual meetings, an average of 68 percent of votes cast opposed this stockholder proposal to reduce the special meetings threshold to 10 percent.

Your Board continues to believe that Chevron’s 15 percent threshold to hold a special meeting provides stockholders assurance that a reasonable number of stockholders consider a matter important enough to merit a special meeting. Preparing for and holding special meetings is, like annual meetings, time-consuming and expensive. The 15 percent threshold helps avoid waste of Chevron and stockholder resources on addressing narrow or special interests.

In addition to a lower threshold, the proposal would permit a special meeting without any appropriate and reasonable limitations. Chevron’s By-Laws currently contain two important limitations. A special meeting cannot be called if (i) the Board has already called or will call an annual meeting of stockholders for the same purposes specified in the special meeting request or (ii) an annual or special meeting was held not more than 12 months before the request for a special meeting was received and included the purpose specified in the special meeting request. Given the time and cost associated with special meetings, your Board believes that these are appropriate and reasonable limitations. Moreover, the issues raised by the proponents in support of this proposal already are consistently discussed at Chevron’s annual meetings.

Stockholders can be assured that their right to be apprised of and vote on significant matters is protected not only by their existing right to call for special meetings and participate in Chevron’s annual meetings, but also by state law and other regulations. Chevron is incorporated in Delaware, which requires that major corporate actions, such as a merger or a sale of all or substantially all of Chevron’s assets, be approved by stockholders. Chevron is also listed on the New York Stock Exchange (NYSE), and the NYSE requires, among other things, that listed companies obtain stockholder approval for equity compensation plans and significant issuances of securities to related parties or when such issuances represent more than 20 percent of an issuer’s voting power.

Finally, although the proposal purports to concern itself with special meetings, the supporting statement suggests that the proposal is really a vehicle to discuss the Ecuador litigation and related actions against Chevron and Chevron’s interests in Myanmar. In the case of Ecuador, your Board encourages all stockholders to review the Board’s position on these matters by reading the Board’s “Statement Regarding The Ecuador Litigation” on page 59 of this Proxy Statement. In the case of Myanmar, to support further reform in Myanmar, the U.S. government has restored full diplomatic relations and eased financial and investment sanctions. More information can be found on Chevron’s website at www.chevron.com/globalissues/humanrights and in your Board’s response to the stockholder proposal regarding Country Selection Guidelines, Item 10 in this Proxy Statement.

Your Board believes that the 2010 stockholder vote to establish a 15 percent threshold for special meetings should be respected. The By-Law then approved by stockholders responds to the essence of the proposal.

Therefore, your Board unanimously recommends that you vote AGAINST this proposal.

Chevron Corporation—2014 Proxy Statement	69

STOCKHOLDER PROPOSALS

Stockholder Proposal Regarding Independent Director with Environmental Expertise

(Item 9 on the Proxy Card)

Environmental expertise is critical to the success of companies in the energy industry because of the significant environmental issues associated with their operations. Shareholders, lenders, host country governments and regulators, and affected communities are focused on these impacts. A company’s inability to demonstrate that policies and practices are in line with internationally accepted environmental standards can lead to difficulties in raising new capital and obtaining the necessary licences from regulators.

Chevron has been repeatedly cited for allegedly harmful environmental practices:

•

In November, 2013, Ecuador’s highest court, upholding a 2011 judgement, found Chevron liable for $9.5 billion in damages arising from widespread contamination of Amazonian land and water resources by Texaco between 1964 and 1992.

•

A serious oil spill off the coast of Brazil caused the Brazilian government to suspend Chevron’s off-shore oil exploration in November, 2011. In 2013, the company agreed to pay fines of $17.3 million and $128 million in compensatory expenses in settlement of charges made by Brazilian authorities.

•	Chevron is accused of polluting land and water resources by its Niger Delta operations, and seriously damaging the local fishing economy through the dredging of waterways.

We believe that Chevron would benefit by addressing the environmental impact of its business at the most strategic level by appointing an environmental specialist to the board. An authoritative figure with acknowledged expertise and standing could perform a valuable role for by enabling Chevron to more effectively address the environmental issues inherent in its business. It would also help ensure that the highest levels of attention focus on the development of environmental standards for new projects.

Therefore, Be It Resolved: Shareholders request that, as elected board directors’ terms of office expire, at least one candidate is recommended who:

•

has a high level of expertise and experience in environmental matters relevant to hydrocarbon exploration and production and is widely recognized in the business and environmental communities as an authority in such field, as reasonably determined by the company’s board, and

•	will qualify, subject to exceptions in extraordinary circumstances explicitly specified by the board, as an independent director.*

*	For these purposes, a director shall not be considered “independent” if, during the last three years, he or she –

•	was, or is affiliated with a company that was an advisor or consultant to the Company;

•	was employed by or had a personal service contract(s) with the Company or its senior management;

•	was affiliated with a company or non-profit entity that received the greater of $2 million or 2% of its gross annual revenues from the Company;

•	had a business relationship with the Company worth at least $100,000 annually;

•	has been employed by a public company at which an executive officer of the Company serves as a director;

•	had a relationship of the sorts described herein with any affiliate of the Company; and

•	was a spouse, parent, child, sibling or in-law of any person described above.

70	Chevron Corporation—2014 Proxy Statement

STOCKHOLDER PROPOSALS

Board of Directors’ Response

Your Board recommends a vote AGAINST this proposal because the Board believes that its current membership possesses significant environmental experience and that each Board member should possess a broad range of skills, qualifications, and attributes. At Chevron’s four most recent annual meetings an average of 76 percent of votes cast opposed this proposal.

This Proxy Statement and Chevron’s Corporate Governance Guidelines (available at www.chevron.com/investors/corporategovernance/governanceguidelines) discuss Chevron’s Board membership criteria. These criteria include environmental expertise or experience in the list of skills that are desirable when identifying candidates for the Board. Your Board currently includes a number of independent Directors with significant environmental experience, including Ms. Deily, Ms. Gast, and Messrs. Denham, Huntsman, Sugar, and Ware. You can learn more about these Directors’ experience by reviewing their biographies in this Proxy Statement or at www.chevron.com/about/leadership/boardofdirectors.

In addition to individual experience, your Board has access to extensive internal and external expertise on environmental matters. Your Board frequently reviews environmental matters and is briefed by professionals whose primary focus is on environmental protection and stewardship in connection with Chevron’s operations and products. During 2013, the Board received 10 such reports or presentations. Environmental professionals within Chevron have expertise at the facility, strategic, business unit, and operating company levels, and Chevron routinely accesses external resources to keep apprised of best practices and technology advances.

This proposal would require that in an uncontested election at least one Board seat be set aside for an “environmental specialist,” presumably a Director with at least the implied responsibility on the Board for environmental matters. Your Board does not believe that setting aside a Board seat for such a special-purpose Director is a good corporate governance practice. Boards make decisions as a group, with collective responsibility. All of your Directors have fiduciary duties to Chevron and its stockholders that oblige them to educate themselves and make decisions on an informed and deliberative basis. Given the broad range of issues related to Chevron’s operations, your Board needs Directors who can integrate knowledge about a variety of subjects, often at the same time and affecting the same issue.

Chevron strongly disagrees with the allegations on which the proposal is premised. Chevron is committed to seeing that all projects and products are developed in an environmentally sound manner and that its operations and products continue to reduce their environmental impacts. To ensure Chevron’s operations are environmentally sound, Chevron has established rigorous standards for protecting the environment everywhere it operates. Chevron’s Operational Excellence Management System (OEMS) and Environmental, Social and Health Impact Assessment process help Chevron to identify, analyze and manage social, environmental, health, and safety issues, including environmental stewardship. These are regularly reviewed by the Board and management to ensure compliance with the Company’s rigorous standards and are described in Chevron’s annual Corporate Responsibility Report and available on Chevron’s website at www.chevron.com/corporateresponsibility. Lloyd’s Register Quality Assurance, Inc. (LRQA) has provided assurance that OEMS design meets the requirements of ISO14001 environmental management standard and Occupational Health and Safety Assessment Series 18001 and that as of 2009 is fully implemented. In 2012, LRQA concluded that Chevron’s OEMS is effectively driving continued improvement.

These standards and processes have helped Chevron drive strong environmental performance. For example, Chevron:

•	is a leader among its peers in spill prevention;

•	has invested billions of dollars since 2003 to reduce its equity greenhouse gas emissions from flaring and venting by 38 percent;

•	has an environmental management company dedicated to environmental stewardship of Chevron’s legacy sites of operation;

•	spends approximately $1 billion annually on environmental matters; and

•	supports biodiversity and protection by sponsoring and supporting numerous flora and fauna conservation projects around the world.

Finally, with respect to the references to the Ecuador litigation and related actions against Chevron contained in this proposal, your Board encourages all stockholders to read the Board’s “Statement Regarding The Ecuador Litigation” on page 59 of this Proxy Statement.

Your Board already includes members with broad experience in environmental issues, and does not believe that it would be in the best interests of stockholders or be appropriate to select a Director exclusively on the basis of a single criterion or area of expertise.

Therefore, your Board unanimously recommends that you vote AGAINST this proposal.

Chevron Corporation—2014 Proxy Statement	71

STOCKHOLDER PROPOSALS

Stockholder Proposal Regarding Country Selection Guidelines

(Item 10 on the Proxy Card)

Whereas: Chevron, in partnership with Total, the Petroleum Authority of Thailand, and Myanmar Oil and Gas Enterprise (MOGE), holds equity in one of Burma’s largest investment projects: The Yadana gas-field and pipeline that transports gas to Thailand, generating billions of dollars for the Burmese regime;

Following the Burmese military’s multiple crackdowns on and imprisonment of pro-democracy and human rights activists, Chevron has faced negative publicity, consumer boycotts, and operational risks concerning its investment in Burma;

Human rights organizations have documented egregious human rights abuses by Burmese troops employed to secure the pipeline area, including forcible relocation of villagers and use of forced labor;

In March 2005, Unocal settled a case for a reported multi-million dollar amount in which it was claimed that Unocal was complicit in human rights abuses by Burmese troops hired by the Yadana project to provide security;

By purchasing Unocal, Chevron acquired Unocal’s investment in Burma including its legal, moral, and political liabilities;

Nobel Peace Prize Laureate Aung San Suu Kyi, leader of the National League for Democracy, stated in June 2012, that MOGE “The Myanmar Oil and Gas Enterprise (MOGE)…with which all foreign participation in the energy sector takes place through joint venture arrangements, lacks both transparency and accountability at present.” She further stated: “Other countries could help by not allowing their own companies to partner MOGE unless it was signed up to such codes”;

According to a 2009 International Monetary Fund report, Burma’s rulers added revenues from natural gas exports to the budget at the 30-year-old official exchange rate, causing the gas money to account for under one percent of budget revenue in 2007-08 instead of 57 percent if valued at market rates;

In July 2012, U.S. lawmakers, including Sens. John McCain and Joseph Lieberman, called on the U.S. Administration to retain bans on U.S. companies working with MOGE. “We share Aung San Suu Kyi’s concerns that MOGE’s operations lack transparency, that it remains overly influenced by the Burmese military, and that the large amounts of foreign investment flowing into MOGE are not sufficiently accountable to the Burmese people or its parliament,” the senators stated;

In 2012, Chevron sponsored oil and gas industry conferences in Burma and is reported to be exploring new investments in the country;

Chevron does business in other countries with controversial human rights records: Angola, Kazakhstan, and Nigeria;

Be it Resolved: The shareholders request the Board to make available by the 2015 annual meeting a report, omitting proprietary information and at reasonable cost, on Chevron’s criteria for (i) investment in; (ii) continued operations in; and, (iii) withdrawal from specific high-risk countries.

Supporting Statement

We believe Chevron’s current country selection process is opaque, leaving unclear how Chevron determines whether to invest in or withdraw from countries where:

•	the government has engaged in ongoing, systematic human rights violations;
•	there is a call for economic sanctions by human rights and democracy advocates; and,

•	Chevron’s presence exposes it to government sanctions, negative publicity, and consumer boycotts.

72	Chevron Corporation—2014 Proxy Statement

STOCKHOLDER PROPOSALS

Board of Directors’ Response

Your Board recommends a vote AGAINST this proposal because Chevron has in place rigorous policies and processes to identify and manage in-country issues and risks and already reports on them. At Chevron’s six most recent annual meetings an average of 78 percent of votes cast opposed this proposal.

In order to find, produce, and provide energy supplies, Chevron must be willing to make long-term commitments to go where energy resources may exist. This may require conducting business in countries with cultural, economic, social, and political institutions and practices that are very different from those in the United States. The long-term costs and value of building, maintaining and operating wells, pipelines, refineries, and distribution channels in any particular country are substantial, and it is not practical for Chevron to start or stop operations or abandon its assets every time a country’s government or political conditions change. For example, Chevron has maintained operations in South Africa since 1911, Nigeria since 1913, Australia since 1918, Indonesia since 1925, Colombia since 1926 and Canada since 1935. In these and other countries, governments and political situations have periodically changed during the course of Chevron’s investments.

In Myanmar, Chevron holds a minority, nonoperating interest in the Yadana Project. Myanmar has experienced dramatic political changes in 2012, leading the United States to restore full diplomatic relations, ease financial and investment sanctions, and make the first-ever U.S. presidential visit to the country. In 2013, the European Union lifted the last of its trade, economic, and individual sanctions against Myanmar, and the World Bank resumed lending to the country. These changes have the potential to significantly advance Myanmar’s development and present opportunities to collaborate with new organizations in country.

Independent of these developments in Myanmar, the Yadana Project has already contributed substantively to local socioeconomic development through various programs. Chevron and Yadana Project operating partner Total SA have trained and hired 95 percent of the project’s workforce locally and provided free health care and immunizations, as well as access to education and economic support. CDA Collaborative Learning Projects, a U.S. nonprofit organization that has been visiting the pipeline area since 2002, publishes independent reports that are available at www.CDAinc.com. As one indication of the project’s positive impact, Aung San Suu Kyi, a member of Myanmar’s Parliament and Nobel Peace Prize laureate, referred to Total, the operator of the Yadana Project, as a “responsible investor” in Myanmar.

Myanmar illustrates that Chevron has been able to exercise a positive influence in its host countries. Chevron has provided sustainable economic opportunities through active community engagement initiatives and by working with communities to improve health care, advance educational goals, create jobs, and strengthen civil society. In 2013 alone, Chevron allocated approximately $100 million in social investment spending for the four countries specifically cited in this proposal.

In addition to exercising a positive influence in the countries where we operate, Chevron operates legally and in accordance with the values outlined in The Chevron Way. These values are implemented through numerous policies and processes, including Chevron’s Business Conduct and Ethics Code, Operational Excellence Management System (OEMS), Environmental, Social and Health Impact Assessment, and Human Rights Policy. Chevron’s policies reaffirm its commitment to conducting global operations consistent with the intent of the United Nations Universal Declaration of Human Rights, the International Labour Organization Declaration on Fundamental Principles and Rights at Work, and the Voluntary Principles on Security and Human Rights. All employees are required to comply with these policies. Chevron’s consistent approach to operating around the world is discussed in greater detail in “Global Operations, One Approach,” available at www.chevron.com/corporateresponsibility/approach.

These policies and processes help Chevron to identify, analyze and manage security, social, environmental, health, and safety issues incident to its operations and major capital projects; reinforce its commitment to respect human rights; and set strict compliance policies for foreign corrupt practices and anticorruption laws. Lloyd’s Register Quality Assurance, Inc. (LRQA), has provided assurance that OEMS design meets the requirements of ISO 14001 environmental management standard and Occupational Health and Safety Assessment Series 18001 and that as of 2009 is fully implemented. In 2012, LRQA concluded that Chevron’s OEMS is effectively driving continued improvement.

The proposed report would not improve Chevron’s current procedures for managing and evaluating in-country issues and risks, which are described in Chevron’s annual Corporate Responsibility Report and on Chevron’s website at www.chevron.com.

Therefore, your Board unanimously recommends that you vote AGAINST this proposal.

Chevron Corporation—2014 Proxy Statement	73

Additional Information

Notice and Access

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 28, 2014:

The Notice of 2014 Annual Meeting, 2014 Proxy Statement, and 2013 Annual Report are available at www.proxyvote.com.

This year, we are again furnishing proxy materials over the Internet to a number of our stockholders under the U.S. Securities and Exchange Commission’s notice and access rules. Many of our stockholders will receive a Notice Regarding the Availability of Proxy Materials in the mail instead of a paper copy of this Proxy Statement, a proxy card or voting instruction card, and our 2013 Annual Report. We believe that this process will conserve natural resources and reduce the costs of printing and distributing our proxy materials.

The Notice contains instructions on how to access our proxy materials and vote over the Internet at www.proxyvote.com and how stockholders can receive a paper copy of our proxy materials, including this Proxy Statement, a proxy card or voting instruction card, and our 2013 Annual Report. At www.proxyvote.com stockholders can also request to receive future proxy materials in printed form by mail or electronically by email.

All stockholders who do not receive a Notice will receive a paper copy of the proxy materials by mail unless they have previously elected to receive proxy materials by email. We remind stockholders who receive a Notice that the Notice is not itself a proxy card and should not be returned with voting instructions.

Method and Cost of Soliciting and Tabulating Votes

Chevron will bear the costs of soliciting proxies and tabulating your votes. Proxies may be solicited by mail, Notice and Access (described in “Notice and Access,” above), email, telephone, or other means. Chevron has retained Broadridge Financial Solutions, Inc., to assist in distributing these proxy materials. Georgeson Inc. will act as our proxy solicitor in soliciting votes at an estimated cost of $27,000 plus additional fees for telephone and other solicitation of proxies, if needed, and its reasonable out-of-pocket expenses. Chevron employees may solicit your votes without additional compensation.

Chevron will reimburse banks, brokers, and other holders of record for reasonable, out-of-pocket expenses for forwarding these proxy materials to you, according to certain regulatory fee schedules. We estimate that this reimbursement will cost Chevron approximately $2 million. The actual amount will depend on variables such as the number of proxy packages mailed, the number of stockholders receiving electronic delivery, and postage costs. See “Email Delivery of Future Proxy Materials” in this section for information on how you can help reduce printing and mailing costs.

Broadridge Financial Solutions, Inc., will be the proxy tabulator, and IVS Associates, Inc., will act as the Inspector of Election.

Householding Information

We have adopted a procedure approved by the U.S. Securities and Exchange Commission called “householding.” Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of the Annual Report and Proxy Statement or Notice Regarding the Availability of Proxy Materials. This procedure will reduce our printing costs and postage fees.

If you or another stockholder of record with whom you share an address are receiving multiple copies of the Annual Report and Proxy Statement or Notice Regarding the Availability of Proxy Materials, you can request to receive a single copy of these materials in the future by calling Broadridge Financial Solutions, Inc., toll-free at 1-800-542-1061 or by writing to Broadridge

Financial Solutions, Inc., Attn: Householding Department, 51 Mercedes Way, Edgewood, NY 11717. If you or another stockholder of record with whom you share an address wish to receive a separate Annual Report and Proxy Statement or Notice Regarding the Availability of Proxy Materials, we will promptly deliver it to you if you request it by contacting Broadridge Financial Solutions, Inc., in the same manner as described above.

Stockholders who participate in householding will continue to receive separate proxy cards. Householding will not affect your dividend check mailings.

If you are a street name stockholder, you can request householding by contacting your bank, broker, or other holder of record through which you hold your shares.

74	Chevron Corporation—2014 Proxy Statement

ADDITIONAL INFORMATION

Email Delivery of Future Proxy Materials

You can elect to receive future proxy materials by email, which will save us the cost of producing and mailing documents to you. If you choose to receive future proxy materials by email, you will receive an email with instructions containing a link to the website where those materials are available as well as a link to the proxy voting website.

Stockholders of Record	Street Name Stockholders
You may enroll in the email delivery service by going directly to www.icsdelivery.com/cvx.	Please check the information provided in the proxy materials mailed to you by your bank, broker, or other holder of record concerning the availability of this service.
You may revoke your email delivery election at this site at any time and request a paper copy of the proxy materials.

Stockholder of Record Account Maintenance

Chevron engages a transfer agent, Computershare, to assist the Company in maintaining the accounts of individuals and entities that hold Chevron common stock in their own name on the records of the Company, sometimes referred to as “stockholders of record” or “registered stockholders.” All communications concerning accounts of stockholders of record, including name and address changes and inquiries about the requirements to transfer shares and similar matters, can be handled by calling Chevron Stockholder Services’ toll-free number, 1-800-368-8357, or by contacting Computershare through its website at www.computershare.com/investor. You can also address correspondence to Computershare at P.O. Box 30170, College Station, TX 77842-3170, or, if by overnight delivery, 211 Quality Circle, Suite 210, College Station, TX 77845.

When you access your account through the Computershare Investor Centre website, you can view your current balance, access your account history, obtain current and historical common stock prices, and purchase and sell Chevron shares through the Computershare Investment Plan. For stockholders who do not have a Computershare Investor Centre account, you may be able to create a unique user ID, by answering a series of questions, including a first-time user authentication process and creating a custom site seal. If you already have an existing Investor Centre account, you will need your user ID and password.

The Computershare Investment Plan allows interested investors to purchase and sell shares of Chevron common stock and enroll in dividend reinvestment. Directions and deadlines for the purchase of shares, including payment via electronic funds transfer or check, can be found on the Stockholder Services section of our website at www.chevron.com/investors/stockholderservices/stockpurchasedividends. Additional information can be found in the Computershare Plan Brochure available on Computershare’s website at www.computershare.com/investor.

If you are a street name stockholder, you may contact your bank, broker, or other holder of record with questions concerning your account.

Submission of Stockholder Proposals for 2015 Annual Meeting

If a stockholder wishes to present a proposal for action at the 2015 Annual Meeting, the proponent and the proposal must comply with the stockholder proposal submission rules of the U.S. Securities and Exchange Commission. Proposals must be received by the Corporate Secretary and Chief Governance Officer no later than December 11, 2014. Proposals received after that date will not be included in the Proxy Statement or acted upon at the 2015 Annual Meeting. We urge stockholders to submit proposals by overnight mail addressed to Chevron Corporation, Attn: Corporate Secretary and Chief Governance

Officer, 6001 Bollinger Canyon Road, San Ramon, CA 94583-2324 or by email to corpgov@chevron.com.

Article VII of Chevron’s Restated Certificate of Incorporation precludes taking actions on any proposals or other items of business that have not been included in the Notice of 2015 Annual Meeting of Stockholders and 2015 Proxy Statement delivered in advance of the 2015 Annual Meeting unless the Board decides to waive this restriction.

Chevron Corporation—2014 Proxy Statement	75

ADDITIONAL INFORMATION

Attending the Annual Meeting

Directions

The Annual Meeting will be held on Wednesday, May 28, 2014, at the Permian Basin Petroleum Museum, 1500 Interstate 20 West, Midland, Texas 79701. The meeting will begin promptly at 8:00 a.m. CDT.

Rules for Admission

We will observe the following rules for admission to the Annual Meeting:

•	Only stockholders or their legal proxy holders may attend the Annual Meeting.

•	Due to space constraints and other security considerations, we are not able to admit the guests of either stockholders or their legal proxy holders.

•	Seating is available on a first-come basis.

•	All persons wishing to attend must present a form of government-issued photo identification.

•

If you are a stockholder of record, you must present one of the following items: (i) the admission ticket that is attached to your proxy card delivered as part of your proxy materials, (ii) a copy of your Computershare account statement indicating your ownership of Chevron common stock, (iii) the Notice Regarding the Availability of Proxy Materials, if you received one, or (iv) an admission ticket provided by Chevron’s Corporate Governance Department (see below). If you arrive without any of these items, we will admit you only if we are able to verify that you are a stockholder.

•

If you are a street name stockholder, you must present one of the following items: (i) the voting instruction form provided by your broker or other holder of record as part of your proxy materials, (ii) a copy of a recent bank or brokerage account statement indicating your ownership of Chevron common stock, (iii) the Notice Regarding the Availability of Proxy Materials, if you received one, or (iv) an admission ticket provided by Chevron’s Corporate Governance Department (see below).

•

If you are not a stockholder but attending as proxy for a stockholder, you must present (i) a valid legal proxy, or (ii) an admission ticket provided by Chevron’s Corporate Governance Department (see below). If you plan to attend as proxy for a stockholder of record, you must present a valid legal proxy from the stockholder of record to you. If you plan to attend as proxy for a street name stockholder, you must present a valid legal proxy from the stockholder of record (i.e., the bank, broker, or other holder of record) to the street name stockholder that is assignable and a valid legal proxy from the street name stockholder to you. Stockholders may appoint only one proxy holder to attend on their behalf.

To Expedite Your Admission You May Obtain an Admission Ticket

From Chevron’s Corporate Governance Department

If you would like to expedite your admission to the Annual Meeting, you may obtain an admission ticket in advance of the meeting by emailing Chevron’s Corporate Governance Department at corpgov@chevron.com. When submitting your request, please include proof of ownership of Chevron common stock or a valid legal proxy in conformance with the rules of admission described above. Please remember that if you attend the Annual Meeting with an admission ticket, you must still present a form of government-issued photo identification to be admitted.

If you do not have access to email or have other questions about the admission process, you may call Christopher A. Butner, Assistant Secretary, at (925) 842-1000.

Prohibited Items

Cameras, recording equipment, electronic devices (including cell phones, tablets, laptops, etc.), purses, bags, briefcases, and packages will NOT be allowed into the Annual Meeting, other than for Company purposes. A checkroom or station for such items will be provided. We also reserve the right to deny admission to any person carrying any item that may pose a threat to the physical safety of stockholders or other meeting participants. Attendees will be asked to pass through a security screening device prior to entering the Annual Meeting. We regret any inconvenience this may cause you, and we appreciate your cooperation.

76	Chevron Corporation—2014 Proxy Statement

ADDITIONAL INFORMATION

More Information About Chevron

Chevron strives to be transparent and comprehensive in disclosing information about all of its operations. Your Board encourages you to reference www.chevron.com as your primary source of information about the Company and its operations.

About Chevron
Corporate Website	www.chevron.com
Chevron Way	www.chevron.com/about/chevronway
Operational Excellence	www.chevron.com/about/operationalexcellence
Business Conduct & Ethics	www.chevron.com/investors/corporategovernance/businessconductethics
Our Businesses	www.chevron.com/about/ourbusiness
Products & Services	www.chevron.com/productsservices
Energy Sources	www.chevron.com/deliveringenergy
Senior Management	www.chevron.com/about/leadership/corporateofficers
News	www.chevron.com/news
Board of Directors and Governance Documents
Board of Directors	www.chevron.com/about/leadership/boardofdirectors
Board Committee Structure	www.chevron.com/investors/corporategovernance/committeemembers
Committee Charters	www.chevron.com/investors/corporategovernance/committeecharters
Contact the Board	www.chevron.com/investors/corporategovernance/contactboard
Corporate Governance Guidelines	www.chevron.com/investors/corporategovernance/governanceguidelines
By-Laws	www.chevron.com/documents/pdf/chevronbylaws.pdf
Certificate of Incorporation	www.chevron.com/documents/pdf/certificateofincorporation.pdf
Political and Environmental Disclosures
Corporate Responsibility	www.chevron.com/corporateresponsibility
Global Operations, One Approach	www.chevron.com/documents/pdf/GlobalOperationsApproach.pdf
Global Issues	www.chevron.com/globalissues
Climate Change
Human Rights
Energy Efficiency
Environment
Renewable Energy & Emerging Technology
Political Contributions and Lobbying	www.chevron.com/investors/corporategovernance/businessconductethics/politicalcontributions
Financial Reporting
Investor Relations	http://investor.chevron.com
Annual Report	www.chevron.com/annualreport/2013
Stockholder Services	www.chevron.com/investors/stockholderservices
Financial Information	www.chevron.com/investors/financialinformation
Other Updates
Ecuador Lawsuit	www.chevron.com/ecuador
Gorgon and Wheatsone	www.chevron.com/countries/australia/businessportfolio/projectprogress

Chevron Corporation—2014 Proxy Statement	77

Appendix A	Reconciliation of Non-GAAP Financial Measures Referenced in The Compensation Discussion and Analysis

Reconciliation of Chevron’s Adjusted Earnings	Total Chevron Corporation
	2013	2012	2011	2010	2009	2008
Adjusted Earnings[1] ($ Million)	$21,523	$23,779	$26,395	$18,799	$9,643	$23,381
Adjustment Items:
Asset Impairments and Revaluations	(100)	–	–	–	(100)	(400)
Asset Dispositions[2]	–	2,400	500	400	940	950
Tax Adjustments	–	–	–	–	–	–
Environmental Remediation Provisions	–	–	–	–	–	–
Restructurings and Reorganizations	–	–	–	(175)	–	–
Litigation Provisions	–	–	–	–	–	–
Total Special Items	(100)	2,400	500	225	840	550
Cumulative Effect of Changes in Accounting Principles	–	–	–	–	–	–
Reported Earnings ($ Million)	$21,423	$26,179	$26,895	$19,024	$10,483	$23,931
Average Capital Employed[3] ($ Million)	$160,450	$141,179	$124,810	$110,181	$99,547	$90,271
(1)	Adjusted Earnings = Reported Earnings less adjustments for certain nonrecurring items noted above. Earnings of competitors are adjusted on a consistent basis as Chevron to exclude certain nonrecurring items based on publicly available information.
(2)	Does not include dispositions immaterial to our business.
(3)	Capital Employed is the sum of Chevron Corporation stockholders’ equity, total debt and noncontrolling interests. Average capital employed is computed by averaging the sum of capital employed at the beginning and end of the year.

Reconciliation of Chevron’s Adjusted Earnings	Total Upstream
	2013	2012	2011	2010	2009	2008
Adjusted Earnings[1] ($ Million)	$20,809	$21,788	$24,786	$17,677	$10,632	$21,619
Adjustment Items:
Asset Impairments and Revaluations	–	–	–	–	(100)	(400)
Asset Dispositions[2]	–	2,000	–	–	400	950
Tax Adjustments	–	–	–	–	–	–
Environmental Remediation Provisions	–	–	–	–	–	–
Restructurings and Reorganizations	–	–	–	–	–	–
Litigation Provisions	–	–	–	–	–	–
Total Special Items	–	2,000	–	–	300	550
Cumulative Effect of Changes in Accounting Principles	–	–	–	–	–	–
Reported Earnings ($ Million)	$20,809	$23,788	$24,786	$17,677	$10,932	$22,169
Net Production Volume[3] (MBOED)[4]	2,510	2,512	2,576	2,674	2,617	2,443
Reported Earnings per BOE[5]	$22.72	$25.87	$26.36	$18.11	$11.44	$24.79
Adjusted Earnings per BOE[5]	$22.72	$23.70	$26.36	$18.11	$11.13	$24.18
(1)	Adjusted Earnings = Reported Earnings less adjustments for certain nonrecurring items noted above. Earnings of competitors are adjusted on a consistent basis as Chevron to exclude certain nonrecurring items based on publicly available information.
(2)	Does not include dispositions immaterial to our business.
(3)	Excludes own-use fuel (natural gas consumed in operations).
(4)	Thousands of Barrels of Oil Equivalent Per Day.
(5)	Barrels of Oil Equivalent.

Chevron Corporation—2014 Proxy Statement	A-1

Reconciliation of Chevron’s Adjusted Earnings	Total Downstream, Including Chemicals
	2013	2012	2011	2010	2009	2008
Adjusted Earnings[1] ($ Million)	$2,237	$3,899	$3,091	$2,228	$(67)	$3,152
Adjustment Items:
Asset Impairments and Revaluations	–	–	–	–	–	–
Asset Dispositions[2]	–	400	500	400	540	–
Tax Adjustments	–	–	–	–	–	–
Environmental Remediation Provisions	–	–	–	–	–	–
Restructurings and Reorganizations	–	–	–	(150)	–	–
Litigation Provisions	–	–	–	–	–	–
Total Special Items	–	400	500	250	540	–
Cumulative Effect of Changes in Accounting Principles	–	–	–	–	–	–
Reported Earnings ($ Million)	$2,237	$4,299	$3,591	$2,478	$473	$3,152
(1)	Adjusted Earnings = Reported Earnings less adjustments for certain nonrecurring items noted above. Earnings of competitors are adjusted on a consistent basis as Chevron to exclude certain nonrecurring items based on publicly available information.
(2)	Does not include dispositions immaterial to our business.

Reconciliation of Chevron’s Adjusted Earnings	Total Downstream, Excluding Chemicals
	2013	2012	2011	2010	2009	2008
Adjusted Earnings[1] ($ Million)	$1,234	$3,047	$2,383	$1,737	$(314)	$3,026
Adjustment Items:
Asset Impairments and Revaluations	–	–	–	–	–	–
Asset Dispositions[2]	–	400	500	400	540	–
Tax Adjustments	–	–	–	–	–	–
Environmental Remediation Provisions	–	–	–	–	–	–
Restructurings and Reorganizations	–	–	–	(150)	–	–
Litigation Provisions	–	–	–	–	–	–
Total Special Items	–	400	500	250	540	–
Cumulative Effect of Changes in Accounting Principles	–	–	–	–	–	–
Reported Earnings ($ Million)	$1,234	$3,447	$2,883	$1,987	$226	$3,026
Volumes (MBD)[3]	2,711	2,765	2,949	3,113	3,254	3,429
Reported Earnings per Barrel	$1.25	$3.41	$2.68	$1.75	$0.19	$2.41
Adjusted Earnings per Barrel	$1.25	$3.01	$2.21	$1.53	$(0.26)	$2.41
(1)	Adjusted Earnings = Reported Earnings less adjustments for certain nonrecurring items noted above. Earnings of competitors are adjusted on a consistent basis as Chevron to exclude certain nonrecurring items based on publicly available information.
(2)	Does not include dispositions immaterial to our business.
(3)	Thousands of Barrels Per Day.

A-2	Chevron Corporation—2014 Proxy Statement

About Chevron

Who We Are

Chevron is one of the world’s leading integrated energy companies. Our success is driven by our people and their commitment to get results the right way—by operating responsibly, executing with excellence, applying innovative technologies and capturing new opportunities for profitable growth. We are involved in virtually every facet of the energy industry. We explore for, produce and transport crude oil and natural gas; refine, market and distribute transportation fuels and lubricants; manufacture and sell petrochemical products; generate power and produce geothermal energy; provide renewable energy and energy efficiency solutions; and develop the energy resources of the future, including conducting advanced biofuels research.

At Chevron, we are relentlessly focused on producing safe, reliable energy now and for the future. How are we doing it? By applying the energy we have most in abundance: Human Energy.

The Chevron Way

The Chevron Way explains who we are, what we do, what we believe and what we plan to accomplish. It establishes a common understanding not only for those of us who work here, but for all who interact with us. At the heart of The Chevron Way is our vision… to be the global energy company most admired for its people, partnership and performance.

Using your smartphone, scan the QR codes below to learn more about Human Energy and The Chevron Way:

CHEVRON CORPORATION 6001 BOLLINGER CANYON ROAD SAN RAMON, CA 94583-2324 ATTN: CORPORATE GOVERNANCE DEPARTMENT

VOTE BY TELEPHONE OR INTERNET OR MAIL

24 Hours a Day, 7 Days a Week

VOTE BY INTERNET - www.proxyvote.com or, from a smartphone, scan the QR Barcode above.

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date or on the applicable Voting Plan cutoff date. Have your proxy card in hand when you access the website and then follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date or on the applicable Voting Plan cutoff date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Chevron Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Chevron Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	M67108-P47886-Z62457	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

CHEVRON CORPORATION
	If you wish to vote in accordance with the Board of Directors’ recommendations, you need only sign, date, and return this proxy card.
	Your Board recommends you vote FOR the election of the following Board Nominees for Director 1a through 1l:			For	Against	Abstain

	1a.	L. F. Deily		☐	☐	☐
	1b.	R. E. Denham		☐	☐	☐	Your Board recommends you vote AGAINST stockholder proposals 4, 5, 6, 7, 8, 9 and 10:			For	Against	Abstain

	1c.	A. P. Gast		☐	☐	☐	4.	Charitable Contributions Disclosure		☐	☐	☐

	1d.	E. Hernandez, Jr.		☐	☐	☐	5.	Lobbying Disclosure		☐	☐	☐

	1e.	J. M. Huntsman, Jr.		☐	☐	☐	6.	Shale Energy Operations		☐	☐	☐

	1f.	G. L. Kirkland		☐	☐	☐	7.	Independent Chairman		☐	☐	☐

	1g.	C. W. Moorman		☐	☐	☐	8.	Special Meetings		☐	☐	☐

	1h.	K. W. Sharer		☐	☐	☐	9.	Independent Director with Environmental Expertise		☐	☐	☐

	1i.	J. G. Stumpf		☐	☐	☐	10.	Country Selection Guidelines		☐	☐	☐

	1j.	R. D. Sugar		☐	☐	☐

	1k.	C. Ware		☐	☐	☐

	1l.	J. S. Watson		☐	☐	☐

Your Board recommends you vote FOR Board proposals 2 and 3:				For	Against	Abstain

2.	Ratification of Appointment of Independent Registered Public Accounting Firm			☐	☐	☐				Yes	No

3.	Advisory Vote to Approve Named Executive Officer Compensation			☐	☐	☐	Please indicate if you plan to attend this meeting.			☐	☐

Signature [PLEASE SIGN WITHIN BOX]			Date				Signature (Joint Owners)		Date

Dear Stockholder:

The lower portion of this form is your proxy for Chevron Corporation’s 2014 Annual Meeting of Stockholders. It is important that you vote. You may vote by telephone, Internet, or mail. If you wish to vote by telephone or Internet, instructions are printed on the reverse side of this form. If you wish to vote by mail, please mark, sign, date, and return the proxy card (the reverse portion of this form) using the enclosed postage-paid envelope or return it to Chevron Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. You must sign, date, and return the proxy card for your vote to be counted.

The upper portion of this form is your meeting admission ticket. I invite you to attend the meeting at the Permian Basin Petroleum Museum, 1500 Interstate 20 West, Midland, Texas 79701. Only stockholders or their legal proxy holders may attend the meeting. Due to space constraints and other security considerations, we are not able to admit the guests of either stockholders or their legal proxy holders. Seating is available on a first-come basis. To be admitted, please bring this ticket and a government-issued photo identification with you to the meeting.

Sincerely,
Lydia I. Beebe
Corporate Secretary and Chief Governance Officer

Annual Meeting of Stockholders
•	Meeting Date:	Wednesday, May 28, 2014
•	Meeting Time:	8:00 a.m., CDT (doors open at 7:30 a.m.)
•	Meeting Location:	Permian Basin Petroleum Museum
1500 Interstate 20 West
Midland, Texas 79701
Directions to the Annual Meeting location are provided in the 2014 Proxy Statement.

Note: Cameras, recording equipment, electronic devices (including cell phones, tablets, laptops, etc.), purses, bags, briefcases, or packages will NOT be allowed into the Annual Meeting, other than for Company purposes. A checkroom or station for such items will be provided. We also reserve the right to deny admission to any person carrying any item that may pose a threat to the physical safety of stockholders or other meeting participants. Attendees will be asked to pass through a security screening device prior to entering the Annual Meeting. We regret any inconvenience this may cause you, and we appreciate your cooperation.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on Wednesday, May 28, 2014: The Notice of the 2014 Annual Meeting, 2014 Proxy Statement, and 2013 Annual Report are available at www.proxyvote.com.

M67109-P47886-Z62457

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CHEVRON CORPORATION

The undersigned stockholder of Chevron Corporation hereby appoints John S. Watson, R. Hewitt Pate, and Lydia I. Beebe, and each of them, proxy holders of the undersigned, each with full power of substitution, to represent and to vote all the shares of Chevron Corporation common stock held of record by the undersigned on Wednesday, April 2, 2014 at Chevron Corporation’s Annual Meeting of Stockholders, to be held on Wednesday, May 28, 2014, and any adjournment or postponement thereof. The proxy holders will vote as directed by the undersigned. If the undersigned signs, dates, and returns this proxy card but gives no directions, the proxy holders will vote in accordance with the Board’s recommendations. The proxy holders will vote in accordance with their discretion on such other matters as may properly come before the meeting and any adjournment or postponement thereof, including, without limitation, any proposal to adjourn the meeting to a later time and place for the purpose of soliciting additional proxies, unless the undersigned strikes out this sentence.

If shares of Chevron Corporation common stock are issued to or held for the account of the undersigned under employee stock or retirement benefit plans and voting rights are attached to such shares (a “Voting Plan”), the undersigned hereby directs the respective fiduciary of each applicable Voting Plan to vote all shares of Chevron Corporation common stock held in the undersigned’s name and/or account under such Voting Plan in accordance with the instructions given herein, at Chevron Corporation’s Annual Meeting of Stockholders and any adjournment or postponement thereof, on all matters properly coming before the meeting, including but not limited to the matters set forth on the reverse side. If the undersigned has shares in a Voting Plan and does not vote those shares, the Voting Plan fiduciary may or may not vote the shares, in accordance with the terms of the Voting Plan. All votes of Voting Plan shares must be received by the respective fiduciary by 11:59 P.M., EDT, Thursday, May 22, 2014, or other Voting Plan cutoff date determined by the Voting Plan fiduciary, in order to be counted. Voting Plan shares may not be voted at the meeting.

Your telephone or Internet vote authorizes the named proxy holders and/or the respective Voting Plan fiduciary to vote the shares in the same manner as if you marked, signed, and returned your proxy form.

If you vote your proxy via telephone or Internet, you do not need to mail back your proxy card.

If you do not vote by telephone or Internet, please mark, sign, and date this proxy card on the reverse side and return it using the enclosed postage-paid envelope or return it to Chevron Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.